Filed Pursuant to Rule 424(b)(5)
Registration No. 333-232952
CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed maximum aggregate offering price	Amount of registration fee(2)
Common Stock, par value $0.01 per share	51,750,000(1)	$10.10	$522,675,000.00	$57,023.84
(1)	Includes 6,750,000 shares of common stock, par value $0.01 per share, that may be purchased by the underwriters upon exercise of the underwriters’ option to purchase additional shares.
(2)	Calculated in accordance with Rule 456(b) and 457(r) of the Securities Act of 1933, as amended.

Prospectus Supplement
(To Prospectus dated August 1, 2019)
45,000,000 Shares

New Residential Investment Corp.
Common Stock
We are offering 45,000,000 shares of our common stock, $0.01 par value per share by this prospectus supplement and the accompanying prospectus.
This offering is intended to be part of our financing for the proposed acquisition of Caliber Home Loans Inc. (“Caliber”) and will be consummated prior to the closing of the Caliber Acquisition (as defined below). This offering of common stock is not contingent on the consummation of the Caliber Acquisition, and the closing of the Caliber Acquisition is not contingent on the consummation of this offering, and, as a result, it is possible that this offering occurs and the Caliber Acquisition does not occur and vice versa. We cannot assure you that the Caliber Acquisition will be consummated on the terms described herein or the time frame contemplated herein, if at all.
Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “NRZ.” On April 13, 2021, the last reported sale price of our common stock was $10.93 per share.
Investing in our common stock involves a high degree of risk. Before making a decision to invest in our common stock, you should read the discussion of material risks of investing in our common stock in “Risk Factors” beginning on page S-13 of this prospectus supplement and in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2020, which has been filed with the Securities and Exchange Commission (the “SEC”) and is incorporated by reference in this prospectus supplement and the accompanying prospectus.
Neither the SEC nor any state or other securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
	Per Share	Total
Public offering price	$10.10	$454,500,000
Underwriting discount(1)	$0.202	$9,090,000
Proceeds, before expenses, to us	$9.898	$445,410,000
(1)
One of our directors and one of our employees have agreed, severally and not jointly, to purchase an aggregate of 125,000 shares of our common stock from the underwriters in this offering at the public offering price, and the underwriters will not be entitled to any underwriting discounts and commissions in respect of such purchase.

We have granted the underwriters an option to purchase up to an additional 6,750,000 shares of our common stock at the public offering price, less the underwriting discount, within 30 days after the date of this prospectus supplement.
Delivery of the shares of our common stock will be made on or about April 19, 2021.
Joint Book-Running Managers
Citigroup	Goldman Sachs & Co. LLC	BofA Securities	J.P. Morgan	RBC Capital Markets
Co-Managers
BTIG	Keefe, Bruyette & Woods A Stifel Company	Piper Sandler	Raymond James	Wedbush Securities
The date of this prospectus supplement is April 14, 2021.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated herein and therein by reference. We have not, and the underwriters have not, authorized anyone to provide you with additional or different information. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where the offers and sales are permitted. The information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate only as of the date of this prospectus supplement or the accompanying prospectus or the date of the document incorporated by reference, as the case may be, regardless of the time of delivery of this prospectus supplement or of any sale of shares of our common stock.
All references to “we,” “our,” “us,” “the Company” and “New Residential” in this prospectus supplement and the accompanying prospectus mean New Residential Investment Corp. and its consolidated subsidiaries, except where it is made clear that the term means only the parent company.

Prospectus Supplement
Prospectus
S-i

INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus, information that we file with the SEC prior to the completion of this offering. This permits us to disclose important information to you by referring to these filed documents. Any information referenced in this way is considered to be a part of this prospectus supplement and the accompanying prospectus and any such information filed by us with the SEC subsequent to the date of this prospectus supplement (but prior to the completion of this offering) will automatically be deemed to update and supersede this information. We incorporate by reference the following documents which we have already filed with the SEC, except that any information which is furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K (including financial statements or exhibits relating thereto furnished pursuant to Item 9.01) and not filed shall not be deemed incorporated by reference herein:
•	Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 16, 2021;
•	Current Report on Form 8-K, filed with the SEC on April 14, 2021;
•
The portions of our Definitive Proxy Statement on Schedule 14A for our 2021 Annual Meeting of Stockholders, filed on April 9, 2021, which are incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2020.

•
The description of our Common Stock set forth in our Registration Statement on Form 10, as amended, filed on April 29, 2013, including any amendment or report filed for the purpose of updating such description (including the “Description of Securities Registered under Section 12 of the Exchange Act” included as Exhibit 4.24 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed on February 16, 2021).

Whenever after the date of this prospectus supplement (but prior to the completion of this offering) we file reports or documents under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, those reports and documents will be deemed to be a part of this prospectus supplement and the accompanying prospectus from the time they are filed (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules). Any statement made in this prospectus supplement or the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.
We will provide without charge, upon written or oral request, a copy of any or all of the documents which are incorporated by reference into this prospectus supplement and the accompanying prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus form a part. Requests should be directed to New Residential Investment Corp., 1345 Avenue of the Americas, 45th Floor, New York, New York 10105, Attention: Investor Relations (telephone number (212) 479-3150 and email address ir@newresi.com). Our SEC filings are also available free of charge at our website (www.newresi.com). The information on or accessible through our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus.
S-ii

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which statements involve substantial risks and uncertainties. Such forward-looking statements relate to, among other things, the operating performance of our investments, the stability of our earnings, our financing needs and the size and attractiveness of market opportunities. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue” or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, contain projections of results of operations, cash flows or financial condition or state other forward-looking information. Our ability to predict results or the actual outcome of future plans or strategies is inherently limited. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. These forward-looking statements involve risks, uncertainties and other factors that may cause our actual results in future periods to differ materially from forecasted results. As set forth more fully under the heading “Risk Factors” contained in Part I, Item IA in our Annual Report on Form 10-K for the year ended December 31, 2020, in this prospectus supplement and in any of our subsequent reports filed with the SEC and incorporated by reference herein, factors that could have a material adverse effect on our operations and future prospects include, but are not limited to:
•
the uncertainty and economic impact of the ongoing coronavirus (“COVID-19”) pandemic and of responsive measures implemented by various governmental authorities, businesses and other third parties, as well as the ultimate impact on us, our operations and personnel;

•	our ability to successfully execute our business and investment strategy;
•	our ability to deploy capital accretively and the timing of such deployment;
•	reductions in the value of, cash flows received from, or liquidity surrounding, our investments, which are based on various assumptions that could differ materially from actual results;
•	our reliance on, and counterparty concentration and default risks in, the servicers and subservicers we engage (“Servicing Partners”) and other third parties;
•	the impact of current or future legal proceedings and regulatory investigations and inquiries involving us, our Servicing Partners or other business partners;
•
the risks related to our origination and servicing operations, including, but not limited to, compliance with applicable laws, regulations and other requirements, significant increases in delinquencies for the loans, compliance with the terms of related servicing agreements, financing related servicer advances and the origination business, expenses related to servicing high risk loans, unrecovered or delayed recovery of servicing advances, foreclosure rates, servicer ratings, and termination of government mortgage refinancing programs;

•	our ability to obtain and maintain financing arrangements on terms favorable to us or at all, particularly in light of the current disruption in the financial markets;
•	changes in general economic conditions, in our industry and in the commercial finance and real estate markets, including the impact on the value of our assets or the performance of our investments;
•	the relative spreads between the yield on the assets in which we invest and the cost of financing;
•	impairments in the value of the collateral underlying our investments and the relation of any such impairments to the value of our securities or loans;
•	risks associated with our indebtedness, including our senior unsecured notes, and related restrictive covenants and non-recourse long-term financing structures;
•	adverse changes in the financing markets we access affecting our ability to finance our investments on attractive terms, or at all;
S-iii

•
changing risk assessments by lenders that potentially lead to increased margin calls, not extending our secured financing agreements or other financings in accordance with their current terms or not entering into new financings with us;

•	changes in interest rates and/or credit spreads, as well as the success of any hedging strategy we may undertake in relation to such changes;
•
the impact that risks associated with subprime mortgage loans and consumer loans, as well as deficiencies in servicing and foreclosure practices, may have on the value of our mortgage servicing rights (“MSRs”), excess mortgage servicing rights (“Excess MSRs”), servicer advance investments, residential mortgage-backed securities (“residential MBS” or “RMBS”), residential mortgage loans and consumer loan portfolios;

•
the risks that default and recovery rates on our MSRs, Excess MSRs, servicer advance investments servicer advance receivables, RMBS, residential mortgage loans and consumer loans deteriorate compared to our underwriting estimates;

•	changes in prepayment rates on the loans underlying certain of our assets, including, but not limited to, our MSRs or Excess MSRs;
•	the risk that projected recapture rates on the loan pools underlying our MSRs or Excess MSRs are not achieved;
•	servicer advances may not be recoverable or may take longer to recover than we expect, which could cause us to fail to achieve our targeted return on our Servicer Advance Investments or MSRs;
•	cybersecurity incidents and technology disruptions or failures;
•	our dependence on counterparties and vendors to provide certain services, which subjects us to various risks;
•	our ability to maintain our exclusion from registration under the Investment Company Act of 1940 (the “1940 Act”), and limits on our operations from maintaining such exclusion;
•	our ability to maintain our qualification as a real estate investment trust (“REIT”) for U.S. federal income tax purposes, and limits on our operations from maintaining REIT status;
•	competition within the finance and real estate industries;
•	our ability to attract and retain highly skilled personnel;
•	impact from our past and future acquisitions, and our ability to successfully integrate the acquired assets and assumed liabilities;
•	the impact of any material transactions or relationships with FIG LLC (the “Manager”) or one of its affiliates, including the impact of any actual, potential or perceived conflicts of interest;
•
the legislative/regulatory environment, including, but not limited to, the impact of the Dodd-Frank Act, regulation of corporate governance and public disclosure, changes in accounting rules, U.S. government programs intended to grow the economy, future changes to tax laws, the federal conservatorship of the Federal National Mortgage Association (“Fannie Mae”) and the Federal Home Loan Mortgage Corporation (“Freddie Mac”) and legislation that permits modification of the terms of residential mortgage loans;

•	the risk that actions by Fannie Mae or Freddie Mac or other regulatory initiatives or actions may adversely affect returns from investments in MSRs and Excess MSRs;
•	adverse market, regulatory or interest rate environments or our issuance of debt or equity, any of which may negatively affect the market price of our common stock;
•	our ability to pay distributions on our common stock.
Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The factors noted above could cause our actual results to differ significantly from those contained in any forward-looking statement.
S-iv

We encourage you to read this prospectus supplement and the accompanying prospectus, as well as the information that is incorporated by reference in this prospectus supplement and the accompanying prospectus, in their entireties. In evaluating forward-looking statements, you should consider the discussion regarding risks and uncertainties under “Risk Factors” in this prospectus supplement and in our reports filed with the SEC. We caution that you should not place undue reliance on any of our forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect us. Except as required by law, we are under no obligation (and expressly disclaim any obligation) to update or alter any forward-looking statement, whether written or oral, that we may make from time to time, whether as a result of new information, future events or otherwise.
S-v

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. This summary does not contain all of the information you should consider before making a decision to invest in our common stock. You should read this entire prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, carefully before making an investment decision, especially the risks of investing in our common stock discussed under “Risk Factors” herein and therein and our consolidated financial statements and notes to those consolidated financial statements incorporated by reference herein and therein.
NEW RESIDENTIAL INVESTMENT CORP.
General
New Residential Investment Corp. (“New Residential”, “we”, “us” or “our”) is an investment manager with a vertically integrated mortgage platform. We are structured as a real estate investment trust (“REIT”) for U.S. federal income tax purposes.
We seek to generate long-term value for our investors by using our investment expertise to identify, manage and invest in mortgage related assets, including operating companies, that offer attractive risk-adjusted returns. Our investment strategy also involves opportunistically pursuing acquisitions and seeking to establish strategic partnerships that we believe enable us to maximize the value of the mortgage loans we originate and/or service by offering products and services to customers, servicers, and other parties through the lifecycle of transactions that affect each mortgage loan and underlying residential property.
We are externally managed and advised by our Manager, an affiliate of Fortress Investment Group LLC (“Fortress”) pursuant to a management agreement (the “Management Agreement”). We are able to draw upon the long-standing expertise and resources of Fortress, a global investment management firm. Pursuant to the terms of our Management Agreement with our Manager, our Manager provides a management team and other professionals who are responsible for implementing our business strategy, subject to supervision by our board of directors. For its services, our Manager is entitled to management fees, incentive fees and reimbursement for certain expenses, as defined in, and in accordance with the terms of the Management Agreement, and is eligible to receive incentive compensation, depending upon our performance. An affiliate of our Manager will also receive options in connection with this offering.
Acquisition of Caliber
Description of Acquisition
On April 14, 2021, we entered into a stock purchase agreement (the “Purchase Agreement”) with LSF Pickens Holdings, LLC (the “Seller”) and Caliber Home Loans, Inc. (“Caliber”). The Purchase Agreement provides that, upon the terms and subject to the conditions set forth therein, we or one of our subsidiaries will purchase all of the issued and outstanding equity interests of Caliber (the “Caliber Acquisition”) from LSF for a purchase price of $1.675 billion, subject to certain downward adjustments (including certain cash dividends and other payments out of Caliber and its subsidiaries since December 31, 2020).
The Purchase Agreement contains certain customary representations and warranties made by each party, which are qualified by matters included in Caliber’s confidential disclosures provided to us in connection with the Purchase Agreement. We, the Seller and Caliber have agreed to various customary covenants, including, among others, covenants regarding the conduct of Caliber’s business prior to the closing of the Caliber Acquisition and covenants requiring us, the Seller and Caliber to use commercially reasonable best efforts to obtain certain governmental consents, approvals or other authorizations required in connection with the Caliber Acquisition, subject to certain limitations. Subject to certain limited exceptions the representations and warranties and covenants made by each party do not survive the closing of the Caliber Acquisition.
Each party’s obligation to consummate the Caliber Acquisition is subject to certain closing conditions, including, among others, (i) the accuracy of the other party’s representations and warranties (subject to certain qualifications); (ii) the other party’s compliance with its covenants contained in the Purchase Agreement (subject to certain qualifications); (iii) the applicable waiting periods under the HSR Act (the “HSR Act Clearance”) shall have expired or been terminated; (iv) no judgment, decree or judicial order shall have been adopted, promulgated or entered into which prohibits the performance or consummation of the Caliber Acquisition and (v) the receipt of certain governmental entity, government-sponsored entity and third party approvals. In addition, our obligations to consummate the Caliber Acquisition are subject to the absence of any Material Adverse Effect (as defined in the Purchase Agreement).
The Purchase Agreement may be terminated by us or the Seller under certain circumstances, including, among others: (i) if the closing of the Caliber Acquisition has not occurred on or before December 31, 2021 (unless extended at our option for two additional thirty (30) day periods if certain closing conditions other than those relating to obtaining certain consents, approvals or other authorizations required in connection with the Caliber Acquisition have otherwise been satisfied); (ii) if a court or other governmental entity has issued a final and non-appealable order prohibiting the closing of the Caliber Acquisition; (iii) upon an uncured breach by the other party that would result in a failure of the conditions to the closing of the Caliber Acquisition to be satisfied; or (iv) certain circumstances relating to regulatory matters. In the event that the Purchase Agreement is terminated in certain circumstances and certain scheduled approvals from governmental entities and government-sponsored entities have not been obtained, we are obligated to pay the Seller a $25 million termination fee.
Description of Caliber
Caliber is a leader in the U.S. mortgage market with a diversified, customer-centric, purchase-focused platform. Caliber deliberately focuses on the purchase market and since 2016, is the second largest independent mortgage originator based on purchase volume according to Inside Mortgage Finance (“IMF”). Caliber has leveraged this platform to build scale across its various channels. As a result, for the year ended December 31, 2020, Caliber has maintained a top 20 market position across all three channels tracked by IMF – retail, wholesale, and correspondent.
Caliber was formed in 2013 when Lone Star Fund V (U.S.), L.P., Lone Star Fund VI (U.S.), L.P., and certain of their affiliates (“Lone Star”) combined separate origination and servicing investments to create a full-service mortgage platform, with an emphasis on the purchase market. Caliber’s high-touch Local Strategy (as defined below) has always been central to its business backed by its high-tech proprietary systems that help it efficiently meet the needs of its constituents. Caliber believes this approach has earned it a reputation with realtors and brokers nationwide as a trusted partner that executes complex transactions and delivers greater certainty of closing quickly and reliably.
Leveraging its established Local Strategy and strength in the purchase market, Caliber embarked on a journey four years ago to build out its Direct Strategy (as defined below). Caliber’s Direct Strategy sits at the intersection of its position in purchase and its ongoing servicing relationships, driving new customer acquisitions and refinance opportunities. Caliber chooses to retain servicing on the vast majority of the mortgages it originates in order to meet the ongoing housing needs of its customers.
Caliber’s track-record of success in originating and servicing mortgages is supported by robust capabilities, spanning operations, technology, analytics, capital markets and risk management. These capabilities have enabled Caliber to drive growth and attractive financial results. Caliber’s origination volume has increased at a 30% compound annual growth rate, or CAGR, since 2013 to $80.1 billion for the year ended December 31, 2020, versus an 11% CAGR of the overall mortgage market. Caliber’s steady growth and market leadership has led to net income of $665 million and a return on equity of 53% for the year ended December 31, 2020.
Caliber’s Local Strategy includes its retail and wholesale channels. Caliber’s Direct Strategy includes its direct-to-consumer (“DTC”) and correspondent channels as well as its servicing platform.
Caliber is treated as a taxable corporation for U.S. federal income tax purposes. Following the Caliber Acquisition, it is expected that Caliber will be, or that we will hold Caliber through, a taxable REIT subsidiary. Accordingly, Caliber’s operations will generally continue to be subject to U.S. federal (and applicable state and local) income tax at regular corporate rates. Because we are purchasing the stock of Caliber rather than its assets, Caliber’s tax basis in those assets will remain the same and not reflect a depreciable tax basis “step-up” based on our purchase price that would offset Caliber’s future taxable income and gains and increase its after-tax earnings.
Local Strategy
Caliber’s retail channel employs loan consultants across 46 states and 378 retail locations, including satellite offices. These loan consultants spend their time in their local communities at the point of sale, building and deepening relationships with realtors, home builders and other referral sources. These referral relationships are integral to

Caliber’s success in the purchase mortgage market, as two-thirds of buyers typically rely on referrals when choosing a mortgage lender, according to a study conducted by STRATMOR Group in 2020. In addition, 92% of buyers aged 22 to 39 purchase a home through a real estate agent or broker, according to the 2020 NAR Home Buyer and Generational Trends survey.
Caliber loan consultants utilize Caliber’s state-of-the-art platform with integrated technologies from loan origination through fulfillment to focus on driving loans to close. Loan consultants have dedicated local operational resources. In many cases, a loan consultant and processor sit next to each other, facilitating quick communications and a brisk operational tempo. This allows Caliber to effectively solve complex purchase transactions.
Caliber drives further scale through its local network by partnering with wholesale brokers. Caliber has built a highly profitable and scaled wholesale platform, making it one of the four largest wholesale originators for the year ended December 31, 2020, according to IMF. Local loan brokers are able to leverage the full strength of Caliber’s platform and reputation to offer their customers the Caliber home purchase experience. Caliber has also built a rapidly growing direct-to-broker (“DTB”) centralized platform to expand its wholesale channel in markets where it does not currently have a local presence. Caliber believes that its DTB platform is highly scalable and efficient, leveraging the same centralized technology infrastructure (its proprietary web-based, workflow-oriented solution) and data and analytics framework developed for its DTC channel.
Direct Strategy
Caliber’s Direct Strategy sits at the intersection of Caliber’s position in purchase and its ongoing servicing relationships with customers. Caliber built its highly efficient and scalable DTC channel, and invested in predictive machine-learning based analytics, in order to optimize its customer lifetime value by providing customers with various financing options across their different life stages. Caliber’s DTC channel provides it with a cost-efficient method to refinance its existing customers. Caliber also utilizes its DTC platform to attract new customer acquisitions through advanced marketing techniques. Additionally, Caliber opportunistically acquires high-quality customers via its correspondent channel, which it considers a valuable resource for generating future originations. Approximately 47% of its DTC volume was sourced from its correspondent channel for the year ended December 31, 2020.
Caliber retains customer relationships through ongoing servicing. By retaining mortgage servicing rights, Caliber accumulates information about the future financing needs of its more than half a million servicing customers. This allows Caliber to maintain ongoing relationships with its customers, which positions it to serve their future home financing needs. Caliber’s ability to keep customers under the Caliber roof and notify its loan consultants of potential customer purchase and refinancing opportunities allows them to maintain and enhance their previously established relationships. Generally, the longer a loan consultant stays with Caliber, the larger their referral business grows, serving as an effective loan consultant retention tool. In addition to these benefits, Caliber’s servicing portfolio is designed to generate attractive and predictable cash flows and enhance the value of its origination business. Caliber operates an efficient servicing platform. Caliber has taken a disciplined approach to managing its servicing portfolio through careful monitoring of relative size compared to its origination volume, which Caliber believes has allowed it to efficiently grow its platform while minimizing risk through utilizing a deliberate mortgage servicing rights hedging strategy.
By providing its customers’ next purchase or refinance transaction, Caliber generates attractive incremental cash margins, while extending the life of its servicing cash flows. The roll-out of Caliber’s Direct Strategy has raised Caliber’s customer refinancing retention rates to industry-leading levels. Refinancing retention rates for Caliber’s retail and DTC operations have increased from 51% for the year ended December 31, 2018 to 69% for the year ended December 31, 2020 compared to the industry average of 18% for the year ended December 31, 2020. In addition to Caliber’s strength in refinancing retention, Caliber is also an industry leader in repeat purchase transactions and its local retail operations have consistently generated quarterly repeat purchases between 50% and 65% for the periods ended December 31, 2019, and December 31, 2020. Retail repeat purchases were 57% for the year ended December 31, 2020.

Recent Developments
Preliminary Unaudited Financial Results for the First Quarter Ended March 31, 2021
Three Months Ended March 31, 2021
Estimated Preliminary Financial Results
GAAP Net Income Per Diluted Share(1)	$0.64 to $0.70
Core Earnings Per Diluted Share(1)*	$0.31 to $0.37
Book Value Per Share(2)	$11.32 to $11.42
*
Core earnings is a non-GAAP measure. For a reconciliation of core earnings to GAAP net income, as well as an explanation of this measure, please refer to “Non-GAAP Measures and Reconciliation to GAAP Net Income” below.

(1)	Per common share calculations of GAAP net income and core earnings are based on 429,491,379 weighted average diluted common shares during the quarter ended March 31, 2021.
(2)	Book value per share based on 414,795,505 basic shares outstanding as of March 31, 2021.
Our preliminary financial results may change as a result of the completion of our closing procedures for the quarter ended March 31, 2021 and, as a result, our final results upon completion of the closing procedures may vary from the preliminary estimates. These preliminary results, which are the responsibility of our management, were prepared by our management in connection with the preparation of our financial statements and are based upon a number of assumptions. Additional items that may require adjustments to the preliminary operating results may be identified and could result in material changes to our estimated preliminary operating results. The preliminary operating results are inherently uncertain and we undertake no obligation to update this information. Ernst & Young LLP, the Company’s independent registered public accounting firm, has not audited, reviewed or performed any procedures with respect to this preliminary financial information. Accordingly, Ernst & Young LLP does not express an opinion or provide any form of assurance with respect thereto. See “Risk Factors—Risks Related to Our Business—Our preliminary financial results for the first quarter ended March 31, 2021 are prepared by our management. Our auditors have not audited, reviewed, compiled or performed any procedures with respect to this preliminary financial information. Our financial results upon completion of the closing procedures may vary from the preliminary estimates.”
Non-GAAP Measures and Reconciliation to GAAP Net Income
	Three Months Ended March 31, 2021
Estimated Preliminary Financial Results (dollars in thousands, except per share data)	Low	High
Net (loss) income attributable to common stockholders	$275,178	$300,948
Adjustments for Non-Core Earnings:
Unrealized and realized (gain) loss, net	(310,542)	(310,542)
Preferred stock management fee to affiliate	3,048	3,048
Deferred taxes	109,952	109,952
Other	54,427	54,427
Core Earnings	$132,063	$157,832
Net Income Per Diluted Share	$0.64	$0.70
Core Earnings Per Diluted Share	$0.31	$0.37
Weighted Average Number of Shares of Common Stock Outstanding, Diluted	429,491,379	429,491,379
The reconciliation of estimated preliminary net income to core earnings results was calculated across the low and high net income ranges based on our preliminary estimates of the expected base case differences between net income and core earnings. Similar to the estimated preliminary operating results noted above, our final reconciliation upon completion of our closing procedures may vary from the preliminary estimates. See footnote (A) under “Summary Historical and Unaudited Pro Forma Financial Information—New Residential Investment Corp. and Subsidiaries Consolidated Statements of Income” for a description of how we calculate core earnings
Our Corporate Information
Our principal executive offices are located at 1345 Avenue of the Americas, 45th Floor, New York, New York 10105. Our telephone number is 212-479-3150. Our web address is www.newresi.com. The information on or otherwise accessible through our web site does not constitute a part of this prospectus supplement or the accompanying prospectus and is not incorporated by reference into this prospectus supplement, the accompanying prospectus or any other report or document we file with or furnish to the Securities and Exchange Commission (the “SEC”).

THE OFFERING
Common stock offered
45,000,000 shares (or 51,750,000 shares if the underwriters exercise their option to purchase additional shares of our common stock in full)
Common stock to be outstanding after the offering
459,797,263 shares (or 466,547,263 shares if the underwriters exercise their option to purchase additional shares of our common stock in full)
New York Stock Exchange (the “NYSE”) symbol
“NRZ”
Risk factors
Investing in our common stock involves certain risks, which are described under “Risk Factors” beginning on page S-13 of this prospectus supplement and in our reports filed with the SEC.
Use of proceeds
We estimate that the net proceeds from our sale of common stock in this offering will be approximately $444.9 million (or $511.8 million if the underwriters exercise their option to purchase additional shares of our common stock in full) after deducting the expenses of this offering and the underwriting discount. We intend to use the net proceeds from our sale of common stock in this offering to finance the Caliber Acquisition and to pay related fees and expenses, and the remainder (if any) for investments and general corporate purposes.
This offering of common stock is not contingent on the closing of the Caliber Acquisition, and the closing of the Caliber Acquisition is not contingent on the consummation of this offering, and, as a result, it is possible that this offering occurs and the Caliber Acquisition does not occur and vice versa. We cannot assure you that the Caliber Acquisition will be consummated on the terms described herein or the time frame contemplated herein, if at all. In the event the Caliber Acquisition is not consummated, we intend to use the net proceeds from the offering for general corporate purposes.
The number of shares of our common stock that will be outstanding after this offering is based on 414,797,263 shares of our common stock outstanding as of April 13, 2021 and excludes:
(i)	options relating to an aggregate of 11,667,675 shares of our common stock held by our Manager;
(ii)	options relating to an aggregate of 6,000 shares of our common stock held by our directors; and
(iii)
options relating to 4,500,000 shares of our common stock (or 5,175,000 shares if the underwriters exercise their option to purchase additional shares of our common stock in full) at an exercise price per share equal to the public offering price, representing 10% of the number of shares being offered by us hereby, that have been approved by the compensation committee of our board of directors to be granted pursuant to and in accordance with the terms of our Nonqualified Stock Option and Incentive Award Plan, as amended (the “Plan”), to an affiliate of our Manager in connection with this offering, and subject to adjustment if the underwriters exercise their option to purchase additional shares of our common stock. The options are fully vested as of the date of grant, become exercisable as to 1/30 of the shares to which it is subject on the first day of each of the 30 calendar months following the first month after the date of the grant and expire on the tenth anniversary of the date of grant.

These options will be settled in an amount of cash equal to the excess of the fair market value of a share of our common stock on the date of exercise over the exercise price, unless advance approval is made to settle the option in shares.

SUMMARY HISTORICAL AND UNAUDITED PRO FORMA FINANCIAL INFORMATION
Summary Historical and Other Data of NRZ
The following table presents our summary historical financial information for the years ended December 31, 2020, 2019 and 2018 and as of the years ended December 31, 2020 and 2019.
The summary historical consolidated statements of income for the years ended December 31, 2020, 2019 and 2018 and the summary historical consolidated balance sheets as of December 31, 2020 and 2019 have been derived from our audited financial statements incorporated by reference into this prospectus supplement.
The summary unaudited pro forma condensed combined balance sheet presented below has been prepared by us and gives effect to the pro forma adjustments described in “Unaudited Pro Forma Condensed Combined Financial Information” as if they had occurred on December 31, 2020. The summary unaudited pro forma condensed combined statement of income presented below has been prepared by us and gives effect to the pro forma adjustments described in “Unaudited Pro Forma Condensed Combined Financial Information” as if they had occurred on January 1, 2020.
The summary unaudited pro forma condensed combined financial information should be read in conjunction with the notes to the unaudited pro forma condensed combined financial statements. See “Unaudited Pro Forma Condensed Combined Financial Information.” In addition, the summary unaudited pro forma condensed combined financial information was based on, and should be read in conjunction with our and Caliber's audited consolidated financial statements for the year ended December 31, 2020, each incorporated by reference in this prospectus supplement.
The summary unaudited pro forma condensed combined financial information has been presented for informational purposes only. The pro forma information is not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the Caliber Acquisition been completed as of the date indicated. In addition, the summary unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company. There were no material transactions between us and Caliber during the period presented in the unaudited pro forma condensed combined financial statements that would need to be eliminated.
The unaudited pro forma condensed combined financial statements have been prepared using the acquisition method of accounting under U.S. GAAP. The accounting for the Caliber Acquisition is dependent upon certain estimates that are subject to change. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing the unaudited pro forma condensed combined financial statements. Differences between these preliminary estimates and the final acquisition accounting may occur and these differences could be material. The differences could have a material impact on the summary unaudited pro forma condensed combined financial information presented below and our future results of operations and financial position.
In addition, except as otherwise noted, the summary unaudited pro forma condensed combined financial information presented below does not reflect any cost savings, operating synergies or revenue enhancements that the combined company may achieve as a result of the Caliber Acquisition, the costs to integrate Caliber’s operations with ours or the costs necessary to achieve these cost savings, operating synergies and revenue enhancements.
The summary historical financial information below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and New Residential’s audited consolidated financial statements and related notes in our Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated by reference into this prospectus supplement and the accompanying prospectus.

NEW RESIDENTIAL INVESTMENT CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except share and per share data)
	Pro Forma for the year ended December 31, 2020	Year Ended December 31,
		2020	2019	2018
Revenues
Interest income	$1,177,345	$1,102,537	$1,766,130	$1,664,223
Fee income	229,739	—	—	—
Servicing revenue, net	(631,247)	(555,041)	385,159	528,595
Gain on sale of originated mortgage loans, held-for-sale, net	3,932,204	1,399,092	460,107	86,065
	4,708,041	1,946,588	2,611,396	2,278,883
Expenses
Interest expense	743,337	584,469	933,751	606,433
General and administrative expenses	2,932,341	1,120,087	781,971	441,886
Management fee to affiliate	96,634	89,134	79,472	62,594
Incentive compensation to affiliate	—	—	91,892	94,900
	3,772,312	1,793,690	1,887,086	1,205,813
Other income (loss)
Change in fair value of investments	(410,843)	(437,126)	(307,396)	(136,212)
Gain (loss) on settlement of investments, net	(930,205)	(930,131)	227,981	96,064
Earnings from investments in consumer loans, equity method investees	—	—	(1,438)	10,803
Other income (loss), net	(2,797)	(2,797)	39,819	(21,984)
	(1,343,845)	(1,370,054)	(41,034)	(51,329)
Impairment
Provision (reversal) for credit losses on securities	13,404	13,404	25,174	30,017
Valuation and credit loss provision (reversal) on loans and real estate owned	110,208	110,208	10,403	60,624
	123,612	123,612	35,577	90,641
Income (Loss) Before Income Taxes	(531,728)	(1,340,768)	647,699	931,100
Income tax expense (benefit)	242,579	16,916	41,766	(73,431)
Net Income (Loss)	$(774,307)	$(1,357,684)	$605,933	$1,004,531
Noncontrolling interests in income of consolidated subsidiaries	52,674	52,674	42,637	40,564
Dividends on preferred stock	54,295	54,295	13,281	—
Net Income (Loss) Attributable to Common Stockholders	$(881,276)	$(1,464,653)	$550,015	$963,967
Net Income (Loss) Per Share of Common Stock
Basic	$(1.91)	$(3.52)	$1.35	$2.82
Diluted	$(1.91)	$(3.52)	$1.34	$2.81
Weighted Average Number of Shares of Common Stock Outstanding
Basic	461,258,841	415,513,187	408,789,642	341,268,923
Diluted	461,258,841	415,513,187	408,990,107	343,137,361
Dividends Declared Per Share of Common Stock		$0.50	$2.00	$2.00

Other Data
Core Earnings(A)		$607,174	$886,794	$815,158

NEW RESIDENTIAL INVESTMENT CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except share data)
	Pro Forma as of December 31, 2020	December 31,
		2020	2019
Assets
Excess mortgage servicing rights, at fair value	$410,855	$410,855	$505,343
Mortgage servicing rights, at fair value	4,944,251	3,489,675	3,967,960
Mortgage servicing rights financing receivables, at fair value	1,096,166	1,096,166	1,718,273
Servicer advance investments, at fair value	538,056	538,056	581,777
Real estate and other securities	9,244,558	14,244,558	19,477,728
Residential loans and variable interest entity consumer loans held-for-investment, at fair value	1,359,754	1,359,754	1,753,251
Residential mortgage loans, held-for-sale (includes $4,705,816 and $4,613,612 at fair value at December 31, 2020 and 2019, respectively)	11,952,142	5,215,703	6,042,664
Residential mortgage loans subject to repurchase	3,874,509	1,452,005	172,336
Cash and cash equivalents	723,751	944,854	528,737
Restricted cash	188,696	135,619	162,197
Servicer advances receivable	3,133,390	3,002,267	3,301,374
Trades receivable	4,180	4,180	5,256,014
Other assets	2,364,560	1,358,422	1,395,800
	$39,834,868	$33,252,114	$44,863,454
Liabilities and Equity
Liabilities
Secured financing agreements	$19,176,986	$17,547,680	$27,916,225
Secured notes and bonds payable (includes $1,662,852 and $659,738 at fair value at December 31, 2020 and 2019, respectively)	8,462,981	7,644,195	7,720,148
Residential mortgage loan repurchase liability	3,874,509	1,452,005	172,336
Unsecured senior notes, net of issuance costs	541,516	541,516	—
Trades payable	154	154	902,081
Due to affiliates	9,450	9,450	103,882
Dividends payable	90,128	90,128	211,732
Accrued expenses and other liabilities	1,749,460	537,302	600,790
	33,905,184	27,822,430	37,627,194
Commitments and Contingencies
Equity
Preferred stock, $0.01 per value, 39,100,000 shares authorized, 33,610,000 and 17,510,000 issued and outstanding at December 31, 2020 and 2019, respectively ($840,250 and $437,750 aggregate liquidation preference, respectively)	812,992	812,992	423,444
Common stock, $0.01 par value, 2,000,000,000 shares authorized, 414,744,518 and 415,520,780 issued and outstanding at December 31, 2020 and 2019, respectively	4,605	4,148	4,156
Additional paid-in capital	6,046,651	5,547,108	5,498,226
Retained earnings (accumulated deficit)	(1,108,929)	(1,108,929)	549,733
Accumulated other comprehensive income	65,697	65,697	682,151
Total New Residential stockholders' equity	5,821,016	5,321,016	7,157,710
Noncontrolling interests in equity of consolidated subsidiaries	108,668	108,668	78,550
Total Equity	5,929,684	5,429,684	7,236,260
	$39,834,868	$33,252,114	$44,863,454
(A)
We have five primary variables that impact our operating performance: (i) the current yield earned on our investments, (ii) the interest expense under the debt incurred to finance our investments, (iii) our operating expenses and taxes, (iv) our realized and unrealized gains or losses on our investments, including any impairment or reserve for expected credit losses and (v) income from our origination and servicing businesses. “Core earnings” is a non-GAAP measure of our operating performance, excluding the fourth variable above and adjusts the earnings from the consumer loan investment to a level yield basis. Core earnings is used by management to evaluate our performance without taking into account: (i) realized and unrealized gains and losses, which although they represent a part of our recurring operations, are subject to significant variability and are generally limited to a potential indicator of future economic performance; (ii) incentive compensation paid to our Manager; (iii) non-capitalized transaction-related expenses; and (iv) deferred taxes, which are not representative of current operations.
Our definition of core earnings includes accretion on held-for-sale loans as if they continued to be held-for-investment. Although we intend to sell such loans, there is no guarantee that such loans will be sold or that they will be sold within any expected timeframe. During the period prior to sale, we continue to receive cash flows from such loans and believe that it is appropriate to record a yield thereon. In addition, our definition of core earnings excludes all deferred taxes, rather than just deferred taxes related to unrealized gains or losses, because we believe deferred taxes are not representative of current operations. Our definition of core earnings also limits accreted interest income on RMBS where we receive par upon the exercise of associated call rights based on the estimated value of the underlying collateral, net of related costs including advances. We created this limit in order to be able to accrete to the lower of par or the net value of the underlying collateral, in instances where the net value of the underlying collateral is lower than par. We believe this amount represents the amount of accretion we would have expected to earn on such bonds had the call rights not been exercised.
Beginning January 1, 2020, our investments in consumer loans are accounted for under the fair value option. Core earnings adjusts earnings on consumer loans to a level yield to present income recognition across the consumer loan portfolio in the manner in which it is economically earned, to avoid potential delays in loss recognition, and align it with our overall portfolio of mortgage-related assets which generally record income on a level yield basis. With respect to consumer loans classified as held-for-sale, the level yield is computed through the expected sale date. With respect to the gains recorded under GAAP in 2014 and 2016 as a result of a refinancing of, and the consolidation of, the debt related to our investments in consumer loans, and the consolidation of entities that own our investments in consumer loans, respectively, we continue to record a level yield on those assets based on their original purchase price.
While incentive compensation paid to our Manager may be a material operating expense, we exclude it from core earnings because (i) from time to time, a component of the computation of this expense will relate to items (such as gains or losses) that are excluded from core earnings, and (ii) it is impractical to determine the portion of the expense related to core earnings and non-core earnings, and the type of earnings (loss) that created an excess (deficit) above or below, as applicable, the incentive compensation threshold. To illustrate why it is impractical to determine the portion of incentive compensation expense that should be allocated to core earnings, we note that, as an example, in a given period, we may have core earnings in excess of the incentive compensation threshold but incur losses (which are excluded from core earnings) that reduce total earnings below the incentive compensation threshold. In such case, we would either need to (a) allocate zero incentive compensation expense to core earnings, even though core earnings exceeded the incentive compensation threshold, or (b) assign a “pro forma” amount of incentive compensation expense to core earnings, even though no incentive compensation was actually incurred. We believe that neither of these allocation methodologies achieves a logical result. Accordingly, the exclusion of incentive compensation facilitates comparability between periods and avoids the distortion to our non-GAAP operating measure that would result from the inclusion of incentive compensation that relates to non-core earnings.
With regard to non-capitalized transaction-related expenses, management does not view these costs as part of our core operations, as they are considered by management to be similar to realized losses incurred at acquisition. Non-capitalized transaction-related expenses are generally legal and valuation service costs, as well as other professional service fees, incurred when we acquire certain investments, as well as costs associated with the acquisition and integration of acquired businesses.
Since the third quarter of 2018, as a result of the Shellpoint Partners LLC (“Shellpoint”) acquisition, we, through our wholly owned subsidiary, NewRez, originate conventional, government-insured and nonconforming residential mortgage loans for sale and securitization. In connection with the transfer of loans to the Government-sponsored enterprises (“GSEs”) or mortgage investors, we report realized gains or losses on the sale of originated residential mortgage loans and retention of mortgage servicing rights, which we believe is an indicator of performance for our servicing and origination segments and therefore included in core earnings. Realized gains or losses on the sale of originated residential mortgage loans had no impact on core earnings in any prior period, but may impact core earnings in future periods.
Beginning with the third quarter of 2019, as a result of the continued evaluation of how Shellpoint operates its business and its impact on our operating performance, core earnings includes Shellpoint’s GAAP net income with the exception of the unrealized gains or losses due to changes in valuation inputs and assumptions on MSRs owned by NewRez, and non-capitalized transaction-related expenses. This change was not material to core earnings for the quarter ended September 30, 2019.
Management believes that the adjustments to compute “core earnings” specified above allow investors and analysts to readily identify and track the operating performance of the assets that form the core of our activity, assist in comparing the core operating results between periods, and enable investors to evaluate our current core performance using the same measure that management uses to operate the business. Management also utilizes core earnings as a measure in its decision-making process relating to improvements to the underlying fundamental operations of our investments, as well as the allocation of resources between those investments, and management also relies on core earnings as an indicator of the results of such decisions. Core earnings excludes certain recurring items, such as gains and losses (including impairment and reserves, as well as derivative activities) and non-capitalized transaction-related expenses, because they are not considered by management to be part of our core operations for the reasons described herein. As such, core earnings is not intended to reflect all of our activity and should be considered as only one of the factors used by management in assessing our performance, along with GAAP net income which is inclusive of all of our activities.
The primary differences between core earnings and the measure we use to calculate incentive compensation relate to (i) realized gains and losses (including impairments and reserves for expected credit losses), (ii) non-capitalized transaction-related expenses and (iii) deferred taxes (other than those related to unrealized gains and losses). Each are excluded from core earnings and included in our incentive compensation measure (either immediately or through amortization). In addition, our incentive compensation measure does not include accretion on held-for-sale loans and the timing of recognition of income from consumer loans is different. Unlike core earnings, our incentive compensation measure is intended to reflect all realized results of operations.

Core earnings does not represent and should not be considered as a substitute for, or superior to, net income or as a substitute for, or superior to, cash flows from operating activities, each as determined in accordance with U.S. GAAP, and our calculation of this measure may not be comparable to similarly entitled measures reported by other companies. For a further description of the difference between cash flows provided by operations and net income, see “Management’s Discussion and Analysis of Financial Consolidation and Results of Operations—Liquidity and Capital Resources” in our Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated by reference in this prospectus supplement and the accompanying prospectus. Set forth below is a reconciliation of core earnings to the most directly comparable GAAP financial measure:
(dollars in thousands, except share and per share data)	Year Ended December 31,
	2020	2019	2018
Net (loss) income attributable to common stockholders	$(1,464,653)	$550,015	$963,967
Adjustments for Non-Core Earnings:
Impairment	123,612	35,344	90,641
Change in fair value of investments	743,239	254,335	(115,896)
(Gain) loss on settlement of investments, net	947,316	(188,381)	(96,319)
Other (income) loss	132,741	1,756	11,425
Other income and impairment attributable to non-controlling interests	(5,585)	(13,548)	(22,247)
Non-capitalized transaction-related expenses	56,522	56,289	21,946
Incentive compensation to affiliate	—	91,892	94,900
Preferred stock management fee to affiliate	11,439	2,642	—
Deferred taxes	15,029	38,207	(80,054)
Interest income on residential mortgage loans, held-for-sale	37,246	60,689	13,374
Limit on RMBS discount accretion related to called deals	—	(19,590)	(58,581)
Adjust consumer loans to level yield	(1,147)	5,239	(21,181)
Core Earnings of equity method investees:
Excess mortgage servicing rights	11,415	11,905	13,183
Core Earnings	$607,174	$886,794	$815,158

Net (Loss) Income Per Diluted Share	$(3.52)	$1.34	$2.81
Core Earnings Per Diluted Share	$1.46	$2.17	$2.38

Weighted Average Number of Shares of Common Stock Outstanding, Diluted	415,513,187	408,990,107	343,137,361
Summary Historical Financial and Other Data of Caliber
The following tables present a summary of historical consolidated financial data for Caliber and Caliber’s subsidiaries for the years ended December 31, 2020, 2019 and 2018 and as of the years ended December 31, 2020 and 2019. The statement of operations data for each of the three years ended December 31, 2020, 2019 and 2018, and balance sheet data as of December 31, 2020 and 2019 have been obtained from Caliber’s audited consolidated financial statements contained in Exhibit 99.2 of our Current Report on Form 8-K filed on April 14, 2021, which is incorporated by reference into this prospectus supplement and the accompanying prospectus.
CALIBER HOME LOANS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except share and per share data)
	Year Ended December 31,
	2020	2019	2018
Revenues:
Gain on sale, net	$2,533,112	$1,093,233	$725,802
Fee income	229,739	164,734	133,583
Servicing fees, net	501,950	490,073	485,514
Change in fair value of mortgage servicing rights	(596,954)	(565,640)	(110,086)
Other income	18,798	12,377	4,266
Total revenues	2,686,645	1,194,777	1,239,079

Operating expenses:
Compensation and benefits	1,360,367	836,688	729,937
Occupancy and equipment	48,162	46,894	57,585

	Year Ended December 31,
	2020	2019	2018
General and administrative	371,079	258,031	211,916
Depreciation and amortization	32,646	31,921	29,763
Total operating expenses	1,812,254	1,173,534	1,029,201

Income from operations	874,391	21,243	209,878

Other income (expense):
Interest income	187,091	207,452	148,772
Interest expense	(170,546)	(199,944)	(173,949)
Loss on extinguishment of debt	(74)	(519)	(8,454)
Other income (expense), net	16,471	6,989	(33,631)
Net income before taxes	890,862	28,232	176,247
Income tax expense	(225,663)	(6,605)	(47,208)
Net income	$665,199	$21,627	$129,039

Earnings per share
Basic	$5.58	$0.18	$1.08
CALIBER HOME LOANS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except share amounts)
	December 31,
	2020	2019
Assets
Cash and cash equivalents	$504,378	$90,739
Restricted cash	29,293	49,200
Servicing advances, net	160,606	119,630
Mortgage loans held for sale, at fair value	8,007,730	6,639,122
Mortgage servicing rights, at fair value	1,156,831	1,743,570
Property and equipment, net	77,055	67,352
Loans eligible for repurchase from GNMA	2,273,601	194,554
Derivative assets	315,488	100,504
Prepaid expenses and other assets	430,257	274,443
Total assets	$12,955,239	$9,279,114

Liabilities and stockholder’s equity
Accounts payable and accrued expenses	$417,148	$234,038
Servicer advance facilities, net	109,965	46,060
Warehouse credit facilities, net	7,369,193	6,316,133
MSR financing facilities, net	899,898	1,071,224
Liability for loans eligible for repurchase from GNMA	2,273,601	194,554
Derivative liabilities	95,285	22,607
Other liabilities	386,371	309,222
Total liabilities	11,551,461	8,193,838

Stockholder’s equity
Preferred stock – 15,000,000 shares authorized, no shares issued and outstanding, $0.0001 par value	—	—
Common stock – 485,000,000 shares authorized, 119,172,000 shares issued and outstanding, $0.0001 par value	12	12
Additional paid-in capital	659,644	656,341
Retained earnings	744,122	428,923
Total stockholder’s equity	1,403,778	1,085,276
Total liabilities and stockholder’s equity	$12,955,239	$9,279,114
The following tables present a summary of the key operating metrics for Caliber for the years ended December 31, 2020 and 2019.

	Year Ended December 31,
	2020	2019
Servicing
Servicing Portfolio (Unpaid Principal Balance (“UPB”), dollars in billions)
Owned or Parent Owned Performing MSR	$134.5	$140.6
Third Party / Special / Whole Loans	$14.0	$12.1
Total UPB	$148.5	$152.7

Origination
Funded Volume by Channel (UPB, dollars in billions)
Direct to Consumer	$3.3	$9.0
Distributed Retail	$21.4	$39.0
Joint Venture	—	—
Wholesale	$16.3	$22.5
Correspondent	$20.4	$9.8
Total Funded Volume	$61.3	$80.3

Funded Volume by Product (UPB, dollars in billions)
Agency	$29.5	$54.6
Government	$28.9	$24.2
Non-Agency	$1.4	$0.3
Non-QM	$1.6	$1.2

Purchase Refinance Funded Volume (UPB, dollars in billions)
Purchase	$33.5	$35.7
Refinance	$27.8	$44.6

Pull-Through Adjusted Lock Volume (UPB, dollars in billions)
Direct to Consumer	$4.1	$10.5
Total Pull-Through Adjusted Lock Volume	$64.5	$84.6

GOS Revenue Margin
Direct to Consumers	4.23%	4.64%
Distributed Retail	3.69%	4.31%
Joint Venture	—	—
Wholesale	1.14%	2.48%
Correspondent	0.46%	0.41%
Total	1.97%	3.41%

RISK FACTORS
Investing in our common stock involves risks. Please see the risk factors set forth below as well as those risks described in our most recent Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated by reference in this prospectus supplement and the accompanying prospectus. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Any of these risks, as well as other risks and uncertainties, could materially harm our business, financial condition, results of operations and liquidity and our ability to make distributions to our shareholders. In that case, the value or trading price of our common stock could decline, and you could lose part or all of your investment.
Risks Related to the Caliber Acquisition
The Caliber Acquisition is subject to conditions, some or all of which may not be satisfied, or completed on a timely basis, if at all. Failure to complete the Caliber Acquisition could have material adverse effects on us.
On April 14, 2021, we signed the Purchase Agreement to acquire Caliber. The closing of this offering is not conditioned on, and is expected to be consummated before, the closing of the Caliber Acquisition, and the closing of the Caliber Acquisition is not conditioned on the consummation of this offering. As a result, it is possible that this offering occurs and the Caliber Acquisition does not occur and vice versa. We cannot assure you that the Caliber Acquisition will be consummated on the terms described herein or the timeframe contemplated herein, if at all. In addition, we may not be able to obtain financing on favorable terms, or at all, or we may be unable to use the financing that we obtain in connection with the Caliber Acquisition. In the event the Caliber Acquisition is not consummated, we may be unable to find attractive uses for the proceeds from this offering.
The completion of the Caliber Acquisition is subject to a number of conditions, including (i) the accuracy of the other party’s representations and warranties (subject to certain qualifications); (ii) the other party’s compliance with its covenants contained in the Purchase Agreement (subject to certain qualifications); (iii) the expiration or termination of the HSR Act Clearance, (iv) the absence of any judgment, decree or judicial order adopted, promulgated or entered into which prohibits the performance or consummation of the Caliber Acquisition, (v) the receipt of certain governmental entity, government-sponsored entity and third party approval and (vi) the absence of any Material Adverse Effect (as defined in the Purchase Agreement), which make the completion of the Caliber Acquisition and timing thereof uncertain. There can be no assurance that the conditions to closing of the Caliber Acquisition will be satisfied or waived or that other events will not intervene to delay or result in the failure to close the Caliber Acquisition. Under the terms of the Purchase Agreement, the Caliber Acquisition is required to close no later than December 31, 2021 (unless extended at our option for two additional thirty (30) day periods if certain closing conditions other than those relating to obtaining certain consents, approvals or other authorizations required in connection with the Caliber Acquisition have otherwise been satisfied), subject to the satisfaction or waiver of certain closing conditions. Any delay in closing or a failure to close could have a negative impact on our business and the trading price of our common stock.
In addition, regulators, such as governmental entities and GSEs, may impose conditions, terms, obligations or restrictions in connection with their approval of or consent to the Caliber Acquisition, and such conditions, terms, obligations or restrictions may delay completion of the Caliber Acquisition, require us to take actions that materially alter our existing business or the proposed combined business, including divestitures or similar transactions, or impose additional material costs on or materially limit the revenues of the combined company following the completion of the Caliber Acquisition. Regulators may impose such conditions, terms, obligations or restrictions, and, if imposed, such conditions, terms, obligations or restrictions may delay or lead to the abandonment of the Caliber Acquisition.
If the Caliber Acquisition is not completed, our ongoing business may be materially adversely affected and, without realizing any of the benefits of having completed the Caliber Acquisition, we will be subject to a number of risks, including the following:
•	the market price of our common stock could decline;
•	we could owe a substantial termination fee to the other party under certain circumstances;
•	time and resources committed by our management to matters relating to the Caliber Acquisition could otherwise have been devoted to pursuing other beneficial opportunities for our Company;
•	we may experience negative reactions from the financial markets or from our customers, employees, suppliers and regulators; and

•	we will be required to pay the costs relating to the Caliber Acquisition, such as legal, accounting and financial advisory fees, whether or not the Caliber Acquisition is completed.
The materialization of any of these risks could adversely impact our ongoing business.
Similarly, delays in the completion of the Caliber Acquisition could, among other things, result in additional transaction costs, loss of revenue or other negative effects associated with uncertainty about completion of the Caliber Acquisition.
We and Caliber are each subject to business uncertainties and contractual restrictions while the Caliber Acquisition is pending, which could adversely affect the business and operations of the combined Company.
In connection with the pendency of the Caliber Acquisition, it is possible that some customers, suppliers and other persons with whom we or Caliber have a business relationship may delay or defer certain business decisions or might decide to seek to terminate, change or renegotiate their relationships with us or Caliber, as the case may be, as a result of the Caliber Acquisition, which could negatively affect our current or the combined Company’s future revenues, earnings and cash flows, regardless of whether the Caliber Acquisition is completed.
Under the terms of the Purchase Agreement, Caliber is subject to certain restrictions on the conduct of its business prior to completing the Caliber Acquisition, which may adversely affect its ability to execute certain of its business strategies, including the ability in certain cases to enter into or amend contracts, acquire or dispose of assets, incur indebtedness or fund capital expenditures. Such limitations could adversely affect Caliber’s business and operations prior to the completion of the Caliber Acquisition.
Each of the risks described above may be exacerbated by delays or other adverse developments with respect to the completion of the Caliber Acquisition.
Uncertainties associated with the Caliber Acquisition may cause a loss of management personnel and other key employees, and we may have difficulty attracting and motivating management personnel and other key employees, which could adversely affect our future business and operations.
We are dependent on the experience and industry knowledge of our management personnel and other key employees to execute our business plans. Our success after the completion of the Caliber Acquisition will depend in part upon our ability to attract, motivate and retain key management personnel and other key employees. Prior to completion of the Caliber Acquisition, current and prospective employees may experience uncertainty about their roles within our Company following the completion of the Caliber Acquisition, which may have an adverse effect on our ability to attract, motivate or retain management personnel and other key employees. In addition, no assurance can be given that we will be able to attract, motivate or retain management personnel and other key employees to the same extent after the completion of the Caliber Acquisition.
The unaudited pro forma condensed combined financial information in this prospectus supplement is presented for illustrative purposes only and may not be reflective of the operating results and financial condition of the combined Company following completion of the Caliber Acquisition.
The unaudited pro forma condensed combined financial information in this prospectus supplement is presented for illustrative purposes only and is not necessarily indicative of what the combined Company’s actual financial position or results of operations would have been had the Caliber Acquisition been completed on the date indicated. Further, the combined Company’s actual results and financial position after the Caliber Acquisition may differ materially and adversely from the unaudited pro forma condensed combined financial data that is included in this prospectus supplement. These estimates may be revised as additional information becomes available and as additional analyses are performed. The unaudited pro forma condensed combined financial information reflects adjustments based upon preliminary estimates of the fair value of assets to be acquired and liabilities to be assumed. The final acquisition accounting will be based upon the actual acquisition consideration and the fair value of the assets and liabilities of the Company under GAAP as of the date of the completion of the Caliber Acquisition. In addition, subsequent to the closing date, there will be further refinements of the acquisition accounting as additional information becomes available. Accordingly, the final acquisition accounting may differ materially from the pro forma condensed combined financial information reflected in this prospectus supplement. See “Unaudited Pro Forma Condensed Combined Financial Information” for more information.

After the Caliber Acquisition, we may be unable to successfully integrate the businesses and realize the anticipated benefits of the Caliber Acquisition.
The success of the Caliber Acquisition will depend, in part, on our ability to successfully combine Caliber, which currently operates as an independent company, with our business and realize the anticipated benefits, including synergies, cost savings, innovation and operational efficiencies, from the combination. If we are unable to achieve these objectives within the anticipated time frame, or at all, the anticipated benefits may not be realized fully, or at all, or may take longer to realize than expected and the value of our common stock may be harmed. Additionally, as a result of the Caliber Acquisition, rating agencies may take negative actions with respect to our credit ratings, which may increase our financing costs, including in connection with the financing of the Caliber Acquisition. Caliber's business is subject to many of the same risks of our businesses relating to mortgage origination, loan servicing and other areas as described in our most recent Annual Report in Form 10-K for the year ended December 31, 2020, which is incorporated by reference in this prospectus supplement and the accompanying prospectus. In reviewing and considering those risks, investors should be mindful that our exposure to the risks involved in those businesses will be increased due to the substantial increase of our operations in those areas resulting from the Caliber Acquisition.
The Caliber Acquisition involves the integration of Caliber with our existing business, which is a complex, costly and time-consuming process. The integration of Caliber into our business may result in material challenges, including, without limitation:
•	the diversion of management’s attention from ongoing business concerns and performance shortfalls as a result of the devotion of management’s attention to the Caliber Acquisition;
•	managing a larger Company;
•	maintaining employee morale and attracting and motivating and retaining management personnel and other key employees;
•	the possibility of faulty assumptions underlying expectations regarding the integration process;
•	retaining existing business and operational relationships and attracting new business and operational relationships;
•	consolidating corporate and administrative infrastructures and eliminating duplicative operations;
•	coordinating geographically separate organizations;
•	unanticipated issues in integrating information technology, communications and other systems;
•	unanticipated changes in federal or state laws or regulations; and
•	unforeseen expenses or delays associated with the Caliber Acquisition.
Many of these factors will be outside of our control and any one of them could result in delays, increased costs, decreases in the amount of expected revenues and diversion of management’s time and energy, which could materially affect our financial position, results of operations and cash flows.
We may not have discovered undisclosed liabilities of Caliber during our due diligence process.
In the course of the due diligence review of Caliber that we conducted prior to the execution of the Purchase Agreement, we may not have discovered, or may have been unable to quantify, undisclosed liabilities of Caliber and its subsidiaries and we do not have rights of indemnification against the seller for any such liabilities. Examples of such undisclosed liabilities may include, but are not limited to, unpaid taxes or pending or threatened litigation or regulatory matters. Any such undisclosed liabilities could have an adverse effect on our business, results of operations, financial condition and cash flows following the completion of the Caliber Acquisition.
Stockholder or other litigation could result in the payment of damages and/or may materially and adversely affect our business, financial condition results of operations and liquidity.
Transactions such as the Caliber Acquisition often give rise to lawsuits by stockholders or other third parties. Stockholders may pursue litigation relating to the Caliber Acquisition. The defense or settlement of any lawsuit or claim regarding the Caliber Acquisition may materially and adversely affect our business, financial condition, results of operations and liquidity. Further, such litigation could be costly and could divert our time and attention from the operation of the business.

Additional Risks Related to the Caliber Business to Which We Would Be Subject Following the Caliber Acquisition
Caliber’s business is highly dependent on Ginnie Mae, Fannie Mae and Freddie Mac and certain federal and state government agencies, and any changes in these entities or their current roles could materially and adversely affect our business, liquidity, financial position and/or results of operations.
Caliber originates loans eligible for securitization or sale to Fannie Mae and Freddie Mac, government insured or guaranteed loans such as Federal Housing Administration (“FHA”) or Veterans Affairs Loans (“VA Loans”), and other loans eligible for Government National Mortgage Association (“Ginnie Mae”) securities issuance. Caliber also services loans on behalf of Fannie Mae and Freddie Mac, including loans Caliber sells to them, as well as loans that have been delivered into securitization programs sponsored by Fannie Mae, Freddie Mac or Ginnie Mae in connection with the issuance of Agency-guaranteed mortgage backed securities (“MBS”). These entities establish the base servicing fee to compensate Caliber for servicing loans as well as the assessment of fines and penalties that may be imposed upon Caliber for failing to meet servicing standards.
In 2008, the Federal Housing Finance Agency (“FHFA”) placed Fannie Mae and Freddie Mac into conservatorship and, as their conservator, FHFA controls and directs their operations. There is significant uncertainty regarding the future of the GSEs, including with respect to how long they will continue to be in existence, the extent of their roles in the market and what forms they will have, and whether they will be government agencies, government-sponsored agencies or private for-profit entities. Since they have been placed into conservatorship, many legislative and administrative plans for GSE reform have been put forth, but all have been met with resistance from various constituencies.
The Trump administration made reforming Fannie Mae and Freddie Mac, including their relationship with the federal government, a priority. In September 2019, the U.S. Department of the Treasury released a proposal for reform, and, in October 2019, FHFA released a strategic plan regarding the conservatorships, which included a scorecard under which preparing for exiting conservatorship is a key objective. Among other things, the Treasury recommendations include recapitalizing the GSEs, increasing private-sector competition with the GSEs, replacing GSE statutory affordable housing goals, changing mortgage underwriting requirements for GSE guarantees, revising the Consumer Financial Protection Bureau’s (“CFPB”), qualified mortgage regulations, and continuing to support the market for 30-year fixed-rate mortgages. Some of Treasury’s recommendations would require administrative action whereas others would require legislative action. It is uncertain whether these recommendations will be enacted. If these recommendations are enacted, the future roles of Fannie Mae and Freddie Mac could be reduced (perhaps significantly) and the nature of their guarantee obligations could be considerably limited relative to historical measurements.
More recently, on December 17, 2020, FHFA published a final rule establishing a new regulatory capital framework. On July 14, 2020, the Financial Stability Oversight Council (“FSOC”) announced that it was initiating an activities-based review of the secondary market, including the GSEs. Section 111 of the Dodd-Frank Act established the Council in order to identify risks to U.S. financial stability that could arise from the material financial distress or failure, or ongoing activities, of large, interconnected bank holding companies or nonbank financial companies; promote market discipline; and respond to emerging threats to the stability of the U.S. financial system. The Dodd-Frank Act designed the FSOC to facilitate a holistic, integrated approach among various federal agencies to manage the potential material risk of nonbank financial companies. In this regard, the voting members of the Council are the Secretary of the Treasury, who serves as Chairperson of the Council; the Chairman of the Board of Governors of the Federal Reserve System; the Comptroller of the Currency; the Director of the CFPB; the Chairman of the SEC; the Chairperson of the Federal Deposit Insurance Corporation; the Chairman of the Commodity Futures Trading Commission; the Director of the Federal Housing Finance Agency; the Chairman of the National Credit Union Board; and an independent member appointed by the President, with the advice and consent of the Senate, having insurance expertise. Following the FSOC disclosure, the Director of the FHFA, who also is a voting member of FSOC, applauded the activities-based review, noting that Fannie Mae and Freddie Mac must be well capitalized in order to support the mortgage market during a stressed environment.
In addition, various other proposals to generally reform the U.S. housing finance market have been offered by members of the U.S. Congress, and certain of these proposals seek to significantly reduce or eliminate over time the role of the GSEs in purchasing and guaranteeing mortgage loans. Any such proposals, if enacted, may have broad adverse implications for the MBS market and our business. It is possible that the adoption of any such proposals might lead to higher fees being charged by the GSEs or lower prices on sales of mortgage loans to them.

The extent and timing of any regulatory reform regarding the GSEs and the U.S. housing finance market, as well as any effect on our business operations and financial results, are uncertain. It is not yet possible to determine whether such proposals will be enacted and, if so, when, what form any final legislation or policies might take or how proposals, legislation or policies may impact the MBS market and our business, operations and financial condition. Our inability to make the necessary changes to respond to these changing market conditions or loss of Caliber’s approved seller/servicer status with the Agencies would have a material adverse effect on our mortgage lending operations and our financial condition, results of operations and cash flows. If those Agencies cease to exist, wind down, or otherwise significantly change their business operations or if Caliber lost approvals with those Agencies or Caliber’s relationships with those Agencies are otherwise adversely affected, Caliber’s ability to profitably sell loans it originates and services would be affected and our profitability, business, financial condition and results of operations would be adversely affected.
Changes in applicable investor or insurer guidelines or Agency guarantees could adversely affect our business, financial condition and results of operations.
Caliber is required to follow specific guidelines of purchasers of its loans, such as Fannie Mae, Freddie Mac and private investors, as well as the guidelines of private mortgage insurers, FHA, VA and the United States Department of Agriculture (“USDA”), which in each case impacts the way Caliber originates and services loans, including guidelines with respect to:
•	credit standards for mortgage loans;
•	minimum financial requirements relating to its net worth, capital ratio and liquidity;
•	its servicing practices;
•	the servicing and incentive fees that may be charged;
•	modification standards and procedures; and
•	the amount of reimbursable advances.
For example, the FHFA has directed Fannie Mae and Freddie Mac to align their guidelines for servicing delinquent mortgages that they own or that back securities which they guarantee, which can result in monetary incentives for servicers that perform well and penalties for those that do not. In addition, the FHFA has directed Fannie Mae and Freddie Mac to assess compensatory penalties against servicers in connection with the failure to meet specified timelines relating to delinquent loans and foreclosure proceedings, and other breaches of servicing obligations. Similarly, the FHA requires servicers to curtail or reduce the amount of interest they seek from mortgage insurance proceeds if they fail to meet specified timelines. A significant change in these guidelines could impair the volume of Caliber’s loan production, require us to expend additional resources in providing mortgage services and increase our costs, which would adversely affect our business, financial condition and results of operations.
The GSEs recently issued guidance providing that borrowers in, or recently out of, forbearance will be eligible to refinance their existing loan or purchase a new home. To be eligible, a borrower either must have reinstated their forborne loan or resolved a delinquency on that loan through a loss mitigation solution. If the borrower resolved any missed payments due to forbearance through a reinstatement, the borrower will be eligible for a refinancing, as long as proceeds from the refinancing are not used to reinstate the loan. If outstanding payments have been or will be resolved through loss mitigation, the borrower is eligible for a refinancing if the borrower, as of the new note date, has made at least three timely regularly scheduled payments based on the applicable loss mitigation option. FHA subsequently announced substantially similar guidance, but with differing time periods for the number of timely regularly scheduled timely payments that must be made under the applicable loss mitigation option and depending on the loan type. For example, the borrower must complete three consecutive monthly payments post-forbearance for purchase-money loans and no cash-out refinances and twelve consecutive post-forbearance payments for cash-out refinances.
Both the U.S. Department of Housing and Urban Development (“HUD”) and the GSEs have issued guidance on the conditions under which they will insure or purchase loans going into forbearance pursuant to the CARES Act shortly after the loan is originated, but before the loan is insured by FHA or purchased by the GSEs. FHA announced that it would temporarily endorse mortgages with active forbearance plans submitted for FHA insurance through March 31, 2021 (unless extended), excluding refinancings of non FHA-to-FHA cash-out refinances. A condition to obtaining FHA insurance endorsement for such loans is the execution by the lender of a two-year “partial indemnification agreement” in connection with each of these loans providing for the indemnification of twenty percent of the initial loan amount. The mortgagee will responsible for paying this amount of losses incurred by HUD if the borrower fails to make two or more payments when due under the terms of the FHA-insured mortgage at any point within two years from the date of endorsement and the borrower remains in default until the filing of an FHA insurance claim. If the borrower enters into forbearance and subsequently brings the loan current, either pursuant to the terms of the mortgage or a permanent loss mitigation option, through the date that is two years from the date of endorsement of the mortgage, the indemnification agreement will terminate.
In addition, changes in the nature or extent of the guarantees provided by Fannie Mae and Freddie Mac or the insurance provided by the FHA could also have broad adverse market implications. The fees that we are required to pay to the Agencies for these guarantees have increased significantly over time. Any future increases in guarantee fees or changes to their structure or increases in the premiums we are required to pay the FHA for insurance would adversely affect our business, financial condition and results of operations.
Some of the loans Caliber services are higher risk loans, which are more expensive to service than conventional mortgage loans and may lead to liquidity challenges.
Some of the mortgage loans Caliber services are higher risk loans based on the underwriting criteria under which they were originated. This may mean that the loans are made to less credit worthy borrowers, are originated with a high loan to value ratio, or are secured by properties with declining values. These loans may have a higher risk of delinquency and as a result are more expensive to service because they require more frequent interaction with customers and greater monitoring and oversight. Additionally, in connection with the ongoing mortgage market reform and regulatory developments, servicers of higher risk loans are subject to increased scrutiny by state and federal regulators and will experience higher compliance and regulatory costs, which could result in a further increase in servicing costs. We may not be able to pass along to our servicing customers any of the additional expenses Caliber incurs in servicing higher risk loans. The greater cost of servicing higher risk loans—which may be further increased through regulatory reform, consent decrees or enforcement—could adversely affect our business, financial condition and results of operations.
Certain of Caliber’s material vendors have operations in India that could be adversely affected by changes in political or economic stability or by government policies.
Certain of Caliber’s material vendors currently have operations located in India, which is subject to relatively higher political and social instability than the United States and may lack the infrastructure to withstand political unrest, natural disasters or global pandemics. The political or regulatory climate in the United States, or elsewhere, also could change so that it would not be lawful or practical for us to use vendors with international operations in the manner in which we currently use them. If Caliber could no longer utilize vendors operating in India or if those vendors were required to transfer some or all of their operations to another geographic area, we would incur significant transition costs as well as higher future overhead costs that could materially and adversely affect our results of operations.
Risks Related to our Business
Our preliminary financial results for the first quarter ended March 31, 2021 are prepared by our management. Our auditors have not audited, reviewed, compiled or performed any procedures with respect to this preliminary financial information. Our financial results upon completion of the closing procedures may vary from the preliminary estimates.
The preliminary financial results included under “Prospectus Supplement Summary—Recent Developments” were prepared by our management in connection with the preparation of our financial statements and are based upon a number of assumptions. We are still in the process of preparing our full financial statements for the first quarter ended March 31, 2021. Additional items that may require adjustments to the preliminary operating results may be identified and could result in material changes to our estimated preliminary operating results. Ernst & Young LLP has not audited, reviewed or performed any procedures with respect to this preliminary financial information. As a result, our final results upon completion of the closing procedures may vary from the preliminary estimates.

Risks Related to our Common Stock
The Caliber Acquisition may not occur, and if it does, it may not be accretive and may cause dilution to our earnings per share, which may negatively affect the market price of our common stock.
Although we currently anticipate that the Caliber Acquisition will occur and will be accretive to earnings per share (on an as adjusted earnings basis that is not pursuant to GAAP) from and after the Caliber Acquisition, this expectation is based on assumptions about our and Caliber’s business and preliminary estimates, which may change materially. As a result, should the Caliber Acquisition occur, certain other amounts to be paid in connection with the Caliber Acquisition may cause dilution to our earnings per share or decrease or delay the expected accretive effect of the Caliber Acquisition and cause a decrease in the market price of our common stock. See “—Risks Related to the Caliber Acquisition.” In addition, we could also encounter additional transaction-related costs or other factors such as the failure to realize all of the benefits anticipated in the Caliber Acquisition, including cost and revenue synergies. Any of these factors could cause dilution to our earnings per share or decrease or delay the expected accretive effect of the Caliber Acquisition and cause a decrease in the market price of our common stock.
There can be no assurance that the market for our stock will provide you with adequate liquidity.
Our common stock began trading on the NYSE in May 2013. There can be no assurance that an active trading market for our common stock will be sustained in the future, and the market price of our common stock may fluctuate widely, depending upon many factors, some of which may be beyond our control. These factors include, without limitation:
•	a shift in our investor base;
•	our quarterly or annual earnings and cash flows, or those of other comparable companies;
•	actual or anticipated fluctuations in our operating results;
•	changes in accounting standards, policies, guidance, interpretations or principles;
•	announcements by us or our competitors of significant investments, acquisitions, dispositions or other transactions;
•	the failure of securities analysts to cover our common stock;
•	changes in earnings estimates by securities analysts or our ability to meet those estimates;
•	market performance of affiliates and other counterparties with whom we conduct business;
•	the operating and stock price performance of other comparable companies;
•	our failure to qualify as a REIT, maintain our exemption under the Investment Company Act of 1940 or satisfy the NYSE listing requirements;
•	negative public perception of us, our competitors or industry;
•	overall market fluctuations; and
•	general economic conditions.
Stock markets in general have experienced volatility that has often been unrelated to the operating performance of a particular company. These broad market fluctuations may adversely affect the market price of our common.
Furthermore, the market price of our common stock may fluctuate significantly following consummation of the Caliber Acquisition if, among other things, the combined company is unable to achieve the expected growth in earnings, or if the operational cost savings estimates in connection with the integration of our and Caliber’s businesses are not realized, or if the transaction costs relating to the Caliber Acquisition are greater than expected, or if the financing relating to the transaction is on unfavorable terms. The market price also may decline if the combined company does not achieve the perceived benefits of the Caliber Acquisition as rapidly or to the extent anticipated by financial or industry analysts or if the effect of the Caliber Acquisition on the combined company’s financial position, results of operations or cash flows is not consistent with the expectations of financial or industry analysts. In addition, the results of operations of the combined company and the market price of our common stock after the completion of the Caliber Acquisition may be affected by factors different from those currently affecting the independent results of operations of each of our and Caliber’s business.

Sales or issuances of shares of our common stock could adversely affect the market price of our common stock.
Sales or issuances of substantial amounts of shares of our common stock, or the perception that such sales or issuances might occur, could adversely affect the market price of our common stock. The issuance of our common stock in connection with property, portfolio or business acquisitions or the exercise of outstanding options or otherwise could also have an adverse effect on the market price of our common stock. We have an effective registration statement on file to sell common stock or convertible securities in public offerings.
Failure to maintain effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 could have a material adverse effect on our business and stock price.
As a public company, we are required to maintain effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002. Internal control over financial reporting is complex and may be revised over time to adapt to changes in our business, or changes in applicable accounting rules. We have made investments through joint ventures, such as our investment in consumer loans, and accounting for such investments can increase the complexity of maintaining effective internal control over financial reporting. We cannot assure you that our internal control over financial reporting will be effective in the future or that a material weakness will not be discovered with respect to a prior period for which we had previously believed that our internal control over financial reporting was effective. If we are not able to maintain or document effective internal control over financial reporting, our independent registered public accounting firm will not be able to certify as to the effectiveness of our internal control over financial reporting. Matters impacting our internal control over financial reporting may cause us to be unable to report our financial information on a timely basis, or may cause us to restate previously issued financial information, and thereby subject us to adverse regulatory consequences, including sanctions or investigations by the SEC, or violations of applicable stock exchange listing rules. There could also be a negative reaction in the financial markets due to a loss of investor confidence in us and the reliability of our financial statements. Confidence in the reliability of our financial statements is also likely to suffer if we or our independent registered public accounting firm reports a material weakness in the effectiveness of our internal control over financial reporting. This could materially adversely affect us by, for example, leading to a decline in our stock price and impairing our ability to raise capital.
Your percentage ownership in us may be diluted in the future.
Your percentage ownership in us may be diluted in the future because of equity awards that we expect will be granted to our Manager, to the directors, officers and employees of our Manager who perform services for us, and to our directors, officers and employees, as well as other equity instruments such as debt and equity financing. We have adopted the Plan, which provides for the grant of equity-based awards, including restricted stock, options, stock appreciation rights, performance awards, tandem awards and other equity-based and non-equity based awards, in each case to our Manager, to the directors, officers, employees, service providers, consultants and advisor of our Manager who perform services for us, and to our directors, officers, employees, service providers, consultants and advisors. We reserved 15 million shares of our common stock for issuance under the Plan. The term of the Plan expires in 2023. On the first day of each fiscal year beginning during the term of the Plan, that number will be increased by a number of shares of our common stock equal to 10% of the number of shares of our common stock newly issued by us during the immediately preceding fiscal year. In connection with any offering of our common or preferred stock, we will issue to our Manager options relating to shares of our common stock, representing 10% of the number of shares being offered. Our board of directors may also determine to issue options to our Manager that are not subject to the Plan, provided that the number of shares relating to any options granted to our Manager in connection with an offering of our common stock would not exceed 10% of the shares sold in such offering and would be subject to NYSE rules.
We may incur or issue debt or issue equity, which may negatively affect the market price of our common stock.
We may in the future incur or issue debt or issue equity or equity-related securities. In the event of our liquidation, lenders and holders of our debt and holders of our preferred stock (if any) would receive a distribution of our available assets before common stockholders. Any future incurrence or issuance of debt would increase our interest cost and could adversely affect our results of operations and cash flows. We are not required to offer any additional equity securities to existing common stockholders on a preemptive basis. Therefore, additional issuances of common stock, directly or through convertible or exchangeable securities, warrants or options, will dilute the holdings of our existing common stockholders and such issuances, or the perception of such issuances, may reduce the market price of our common stock. Our preferred stock has, and any additional preferred stock issued by us would likely have, a preference on distribution payments, periodically or upon liquidation, which could eliminate or otherwise limit our ability to make distributions to common stockholders. Because our decision to incur or issue debt or issue equity or equity-related securities in the future will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing, nature or success of our future capital raising efforts. Thus, common stockholders bear the risk that our future incurrence or issuance of debt or issuance of equity or equity-related securities will adversely affect the market price of our common stock.
We have not established a minimum distribution payment level for our common stock, and we cannot assure you of our ability to pay distributions in the future.
We intend to make quarterly distributions of our REIT taxable income to holders of our common stock out of assets legally available therefor. We have not established a minimum distribution payment level and our ability to pay distributions may be adversely affected by a number of factors, including the risk factors included or incorporated by reference herein. Any distributions will be authorized by our board of directors and declared by us based upon a number of factors, including our actual and anticipated results of operations, liquidity and financial condition, restrictions under Delaware law or applicable financing covenants, our REIT taxable income, the annual distribution requirements under the REIT provisions of the Internal Revenue Code of 1986 (the “Code”), our operating expenses and other factors our directors deem relevant.
Our board of directors approved two increases in our quarterly dividends during 2017, which has resulted in reduced cash flows and we will begin making distributions on our preferred stock issued in July 2019, beginning in November 2019, which will further reduce our cash flows. Although we have other sources of liquidity, such as sales of and repayments from our investments, potential debt financing sources and the issuance of equity securities, there can be no assurance that we will generate sufficient cash or achieve investment results that will allow us to make a specified level of cash distributions or year-to-year increases in cash distributions in the future.
Furthermore, while we are required to make distributions in order to maintain our REIT status, we may elect not to maintain our REIT status, in which case we would no longer be required to make such distributions. Moreover, even if we do elect to maintain our REIT status, we may elect to comply with the applicable requirements by, after completing various procedural steps, distributing, under certain circumstances, a portion of the required amount in the form of shares of our common stock in lieu of cash. If we elect not to maintain our REIT status or to satisfy any required distributions in shares of common stock in lieu of cash, such action could negatively and materially affect our business, results of operations, liquidity and financial condition as well as the market price of our common stock. No assurance can be given that we will make any distributions on shares of our common stock in the future.
We may in the future choose to make distributions in our own stock, in which case you could be required to pay income taxes in excess of any cash distributions you receive.
We may in the future make taxable distributions that are payable in cash and shares of our common stock at the election of each stockholder. Taxable stockholders receiving such distributions will be required to include the full amount of the distribution as ordinary income to the extent of our current and accumulated earnings and profits for federal income tax purposes. As a result, stockholders may be required to pay income taxes with respect to such distributions in excess of the cash distributions received. If a U.S. stockholder sells the stock that it receives as a distribution in order to pay this tax, the sale proceeds may be less than the amount included in income with respect to the distribution, depending on the market price of our stock at the time of the sale. Furthermore, with respect to certain non-U.S. stockholders, we may be required to withhold U.S. tax with respect to such distributions, including in respect of all or a portion of such distribution that is payable in stock. In addition, if a significant number of our stockholders determine to sell shares of our common stock in order to pay taxes owed on distributions, it may put downward pressure on the market price of our common stock.
The Internal Revenue Service (“IRS”) has issued guidance authorizing elective cash/stock dividends to be made by public REITs where a cap of at least 20% is placed on the amount of cash that may be paid as part of the dividend, provided that certain requirements are met. It is unclear whether and to what extent we would be able to or choose to pay taxable distributions in cash and stock. In addition, no assurance can be given that the IRS will not impose additional requirements in the future with respect to taxable cash/stock distributions, including on a retroactive basis, or assert that the requirements for such taxable cash/stock distributions have not been met.

Changes to U.S. federal income tax laws could materially and adversely affect us and our stockholders.
U.S. federal income tax laws may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time, which could affect the U.S. federal income tax treatment of an investment in our shares. The U.S. federal income tax rules, including those dealing with REITs, are constantly under review by persons involved in the legislative process, the IRS and the U.S. Treasury Department, which results in statutory changes as well as frequent revisions to regulations and interpretations.
For example, the Biden administration has indicated that it intends to modify key aspects of the tax code, including by increasing corporate and individual tax rates. A significant portion of our assets are currently held through (and following the Caliber Acquisition, it is expected that Caliber will be, or that we will hold Caliber through) a taxable REIT subsidiary. Accordingly, any changes to corporate income tax rates could significantly increase the amount of corporate income taxes that we or our subsidiaries are required to pay.
An increase in market interest rates may have an adverse effect on the market price of our common stock.
One of the factors that investors may consider in deciding whether to buy or sell shares of our common stock is our distribution rate as a percentage of our stock price relative to market interest rates. If the market price of our common stock is based primarily on the earnings and return that we derive from our investments and income with respect to our investments and our related distributions to stockholders, and not from the market value of the investments themselves, then interest rate fluctuations and capital market conditions will likely affect the market price of our common stock. For instance, if market interest rates rise without an increase in our distribution rate, the market price of our common stock could decrease, as potential investors may require a higher distribution yield on our common stock or seek other securities paying higher distributions or interest. In addition, rising interest rates would result in increased interest expense on our outstanding and future (variable and fixed) rate debt, thereby adversely affecting cash flow and our ability to service our indebtedness and pay distributions.
Provisions in our certificate of incorporation and bylaws and of Delaware law may prevent or delay an acquisition of our company, which could decrease the market price of our common stock.
Our certificate of incorporation, bylaws and Delaware law contain provisions that are intended to deter coercive takeover practices and inadequate takeover bids by making such practices or bids unacceptably expensive to the raider and to encourage prospective acquirers to negotiate with our board of directors rather than to attempt a hostile takeover. These provisions include, among others:
•	a classified board of directors with staggered three-year terms;
•
provisions regarding the election of directors, classes of directors, the term of office of directors, the filling of director vacancies and the resignation and removal of directors for cause only upon the affirmative vote of at least 80% of the then issued and outstanding shares of our capital stock entitled to vote thereon;

•	provisions regarding corporate opportunity only upon the affirmative vote of at least 80% of the then issued and outstanding shares of our capital stock entitled to vote thereon;
•	removal of directors only for cause and only with the affirmative vote of at least 80% of the then issued and outstanding shares of our capital stock entitled to vote in the election of directors;
•	our board of directors to determine the powers, preferences and rights of our preferred stock and to issue such preferred stock without stockholder approval;
•	advance notice requirements applicable to stockholders for director nominations and actions to be taken at annual meetings;
•
a prohibition, in our certificate of incorporation, stating that no holder of shares of our common stock will have cumulative voting rights in the election of directors, which means that the holders of a majority of the issued and outstanding shares of common stock can elect all the directors standing for election; and

•
a requirement in our bylaws specifically denying the ability of our stockholders to consent in writing to take any action in lieu of taking such action at a duly called annual or special meeting of our stockholders.

Public stockholders who might desire to participate in these types of transactions may not have an opportunity to do so, even if the transaction is considered favorable to stockholders. These anti-takeover provisions could substantially impede the ability of public stockholders to benefit from a change in control or a change in our management and board of directors and, as a result, may adversely affect the market price of our common stock and your ability to realize any potential change of control premium.
ERISA may restrict investments by plans in our common stock.
A plan fiduciary considering an investment in our common stock should consider, among other things, whether such an investment is consistent with the fiduciary obligations under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including whether such investment might constitute or give rise to a prohibited transaction under ERISA, the Code or any substantially similar federal, state or local law and, if so, whether an exemption from such prohibited transaction rules is available.

USE OF PROCEEDS
We estimate that the net proceeds from our sale of common stock in this offering will be approximately $444.9 million (or $511.8 million if the underwriters exercise their option to purchase additional shares of our common stock in full), after deducting the expenses of this offering. We intend to use the net proceeds from our sale of common stock in this offering to finance the Caliber Acquisition and to pay related fees and expenses, and the remainder (if any) for investments and general corporate purposes.
This offering of common stock is not contingent on the closing of the Caliber Acquisition, and the closing of the Caliber Acquisition is not contingent on the consummation of this offering, and, as a result, it is possible that this offering occurs and the Caliber Acquisition does not occur and vice versa. We cannot assure you that the Caliber Acquisition will be consummated on the terms described herein or the time frame contemplated herein, if at all. In the event the Caliber Acquisition is not consummated, we intend to use the net proceeds for the offering for general corporate purposes.

CAPITALIZATION
The following table sets forth our consolidated capitalization (1) as of December 31, 2020, (2) on an as adjusted basis as of December 31, 2020, after giving effect to this offering, but not the application of the proceeds thereof as described under “Use of proceeds” and (3) on a pro forma basis giving effect to the pro forma adjustments described in “Unaudited Pro Forma Condensed Combined Financial Information.” The “As Adjusted” column of the table assumes that the proceeds of this offering are held in cash and cash equivalents.
You should read the data set forth in the table below in conjunction with “Summary Historical and Unaudited Pro Forma Financial Information” and “Unaudited Pro Forma Condensed Combined Financial Information” included in this offering memorandum, and our consolidated financial statements and related notes, which were included in our Annual Report on Form 10-K for the year ended December 31, 2020, and the financial statements and related notes of Caliber, which were included as Exhibit 99.2 to the Current Report on Form 8-K filed on April 14, 2021, each of which is incorporated by reference into this prospectus supplement and the accompanying prospectus.
	As of December 31, 2020
	Historical	As Adjusted	Pro Forma
	(Dollars in thousands, unaudited)
Cash and cash equivalents	$944,854	$1,494,854	$723,751
Restricted cash	135,619	135,619	188,696
Mortgage servicing rights, at fair value	3,489,675	3,489,675	4,944,251
Real estate and other securities	14,244,558	14,244,558	9,244,558
Residential mortgage loans, held-for-sale	5,215,703	5,215,703	11,952,142
Residential mortgage loans subject to repurchase	1,452,005	1,452,005	3,874,509
Servicer advances receivable	3,002,267	3,002,267	3,133,390
Other assets	1,358,422	1,358,422	2,364,560
Secured financing agreements	17,547,680	17,547,680	19,176,986
Secured notes and bonds payable	7,644,195	7,644,195	8,462,981
Unsecured senior notes, net of issuance costs	541,516	541,516	541,516
Residential mortgage loan repurchase liability	1,452,005	1,452,005	3,874,509
Accrued expenses and other liabilities	537,302	537,302	1,749,460
Total debt	25,733,391	25,733,391	28,181,483
Stockholders’ equity:
Preferred stock, $0.01 per value, 100,000,000 shares authorized, 33,610,000 issued and outstanding at December 31, 2020 ($840,250 aggregate liquidation preference, respectively)	812,992	812,992	812,992
Common stock, par value $0.01 per share, 2,000,000,000 shares authorized; 414,744,518 shares issued and outstanding, historical and 460,490,172 shares issued and outstanding, as adjusted	4,148	4,648	4,605
Additional paid-in capital	5,547,108	6,096,608	6,046,651
Retained earnings (accumulated deficit)	(1,108,929)	(1,108,929)	(1,108,929)
Accumulated other comprehensive income (loss)	65,697	65,697	65,697
Total stockholders’ equity	5,321,016	5,871,016	5,821,016
Noncontrolling interests in equity of consolidated subsidiaries	108,668	108,668	108,668
Total equity	5,429,684	5,979,684	5,929,684
Total capitalization	$31,163,075	$31,713,075	$34,111,167

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
On April 14, 2021, we entered into the Purchase Agreement with the Seller and Caliber. The Purchase Agreement provides that, upon the terms and subject to the conditions set forth therein, we or one of our subsidiaries will purchase all of the issued and outstanding equity interests of Caliber from LSF for a purchase price of $1.675 billion, subject to certain downward adjustments (including certain cash dividends and other payments out of Caliber and its subsidiaries since December 31, 2020).
As described in more detail herein, we intend to finance the purchase price with $925.0 million of existing cash on hand and available liquidity (of both us and Caliber), $500.0 million from the issuance of common shares offered hereby, and $250.0 million from the sale of certain investment securities.
The following unaudited pro forma condensed combined balance sheet shows the financial condition after giving effect to the probable acquisition of Caliber by us. The unaudited pro forma condensed combined balance sheet assumes that the Caliber Acquisition is accounted for under the acquisition method of accounting in accordance with Regulation S-X Article 11, as amended by the SEC Final Rule Release No. 33-10786, Amendments to Financial Disclosures about Acquired and Disposed Businesses, and that the assets and liabilities of Caliber will be recorded by us at their respective estimated fair values based on information currently available. The unaudited pro forma condensed combined balance sheet gives effect to the probable Caliber Acquisition as if the transaction had occurred on December 31, 2020.
The following unaudited pro forma condensed combined statement of income shows the results of operations, including per share data, after giving effect to the probable Caliber Acquisition. The unaudited pro forma condensed combined statement of income assumes that the Caliber Acquisition is accounted for under the acquisition method of accounting and that the assets and liabilities of Caliber will be recorded by us at their respective estimated fair values based on information currently available. The unaudited pro forma condensed combined statement of income for the year ended December 31, 2020 gives effect to the probable Caliber Acquisition as if the transaction had occurred on January 1, 2020.
The accompanying unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and do not purport to represent what the actual financial position and results of operations of the Company would have been had the Caliber Acquisition occurred on the dates assumed, nor are they necessarily indicative of what the financial position or results of operations would be for any future periods. The unaudited pro forma condensed combined balance sheet includes pro forma purchase price allocations based upon preliminary estimates of the fair value of the assets acquired and liabilities assumed in connection with the probable Caliber Acquisition. These allocations may be adjusted in the future upon completion of the acquisition. In addition, the unaudited pro forma condensed combined statement of income does not include the impact of any revenue, cost or other operating synergies that may result from the probable Caliber Acquisition or any related restructuring costs.
The unaudited selected pro forma condensed combined financial information has been derived from and should be read in conjunction with our consolidated financial statements and related notes, which were included in our Annual Report on Form 10-K for the year ended December 31, 2020, and the financial statements and related notes of Caliber, which were included as Exhibit 99.2 to the Current Report on Form 8-K filed on April 14, 2021, which is incorporated by reference into this prospectus supplement and the accompanying prospectus. Certain reclassifications have been made to the historical presentation of Caliber to conform to our presentation and to the presentation of the pro forma financial statements contained herein.
The unaudited pro forma condensed combined financial statements reflect the following anticipated transactions and adjustments:
•
The probable Caliber Acquisition included in the unaudited pro forma condensed combined balance sheet as if it occurred on December 31, 2020 and the unaudited pro forma combined statement of income as if it occurred on January 1, 2020. The adjustments related to the Caliber Acquisition are shown in a separate column as “Transaction Accounting Adjustments —Acquisition Adjustments.”

•
The assumed issuance by us of an aggregate of 45.75 million common shares hereby at a purchase price of $10.93 per share in exchange for gross proceeds of approximately $500.0 million. The adjustments related to the issuance of common stock are shown in a separate column as “Transaction Accounting Adjustments — Financing Adjustments.”

•
The assumed sale by us of approximately $5.0 billion face value of Agency residential mortgage-backed securities for net cash proceeds of $250.0 million after repayment of $4.75 billion debt financing. The adjustments related to the sale of securities are shown in a separate column as “Transaction Accounting Adjustments — Financing Adjustments.”

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF DECEMBER 31, 2020
(Dollars in thousands)
	Historical		Transaction Accounting Adjustments				Pro Forma
	New Residential	Caliber	Acquisition Adjustments	Note 2 Reference	Financing Adjustments	Note 2 Reference	Combined
Assets
Excess mortgage servicing rights, at fair value	$410,855	$—	$—		$—		$410,855
Mortgage servicing rights, at fair value	3,489,675	1,156,831	297,745	G	—		4,944,251
Mortgage servicing rights financing receivables, at fair value	1,096,166	—	—		—		1,096,166
Servicer advance investments, at fair value	538,056	—	—		—		538,056
Real estate and other securities	14,244,558	—	—		(5,000,000)	B	9,244,558
Residential loans and variable interest entity consumer loans held-for-investment, at fair value	1,359,754	—	—		—		1,359,754
Residential mortgage loans, held-for-sale	5,215,703	8,007,730	(1,271,291)	G	—		11,952,142
Residential mortgage loans subject to repurchase	1,452,005	2,273,601	148,903	G	—		3,874,509
Cash and cash equivalents	944,854	504,378	(1,475,481)	C	750,000	A,B	723,751
Restricted cash	135,619	29,293	23,784		—		188,696
Servicer advances receivable	3,002,267	160,606	(29,483)	G	—		3,133,390
Trades receivable	4,180	—	—		—		4,180
Other assets	1,358,422	822,800	183,338	D,E,G	—		2,364,560
	$33,252,114	$12,955,239	$(2,122,485)		$(4,250,000)		$39,834,868

Liabilities and Equity

Liabilities
Secured financing agreements	$17,547,680	$7,369,193	$(989,887)	G	$(4,750,000)	B	$19,176,986
Secured notes and bonds payable	7,644,195	1,009,863	(191,077)	G	—		8,462,981
Residential mortgage loan repurchase liability	1,452,005	2,273,601	148,903	G	—		3,874,509
Unsecured senior notes, net of issuance costs	541,516	—	—		—		541,516
Trades payable	154	—	—		—		154
Due to affiliates	9,450	—	—		—		9,450
Dividends payable	90,128	—	—		—		90,128
Accrued expenses and other liabilities(A)	537,302	898,804	313,354	G	—		1,749,460
	27,822,430	11,551,461	(718,707)		(4,750,000)		33,905,184

Equity
Preferred stock, par value $0.01 per share	812,992	—	—		—		812,992
Common stock, par value $0.01 per share	4,148	12	(12)	F	457	A	4,605
Additional paid-in capital	5,547,108	659,644	(659,644)	F	499,543	A	6,046,651
Retained earnings (accumulated deficit)	(1,108,929)	744,122	(744,122)	F	—		(1,108,929)
Accumulated other comprehensive income (loss)	65,697	—	—		—		65,697
Total New Residential stockholders’ equity	5,321,016	1,403,778	(1,403,778)		500,000		5,821,016
Noncontrolling interests in equity of consolidated subsidiaries	108,668	—	—		—		108,668
Total Equity	5,429,684	1,403,778	(1,403,778)		500,000		5,929,684
	$33,252,114	$12,955,239	$(2,122,485)		$(4,250,000)		$39,834,868
See notes to unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
YEAR ENDED DECEMBER 31, 2020
(Dollars in thousands, except share and per share data)
	Historical		Transaction Accounting Adjustments				Pro Forma
	New Residential	Caliber	Acquisition Adjustments	Note 2 Reference	Financing Adjustments	Note 2 Reference	Combined
Revenues
Interest income	$1,102,537	$187,091	$—		$(112,283)	2	$1,177,345
Fee income	—	229,739	—		—		229,739
Servicing revenue, net of change in fair value	(555,041)	(76,206)	—		—		(631,247)
Gain on originated mortgage loans, held-for-sale, net	1,399,092	2,533,112	—		—		3,932,204
	1,946,588	2,873,736	—		(112,283)		4,708,041
Expenses
Interest expense	584,469	170,546	—		(11,678)	2	743,337
Compensation and benefits	571,646	1,360,367	—		—		1,932,013
General and administrative expenses	548,441	451,887	—		—		1,000,328
Management fee to affiliate	89,134	—	—		7,500	3	96,634
Incentive compensation to affiliate	—	—	—		—		—
	1,793,690	1,982,800	—		(4,178)		3,772,312
Other income (loss)
Change in fair value of investments	(437,126)	—	—		26,283	2	(410,843)
Gain (loss) on settlement of investments, net	(930,131)	(74)	—		—		(930,205)
Earnings from investments in consumer loans, equity method investees	—	—	—		—		—
Other income (loss), net	(2,797)	—	—		—		(2,797)
	(1,370,054)	(74)	—		26,283		(1,343,845)
Impairment
Provision (reversal) for credit losses on securities	13,404	—	—		—		13,404
Valuation and credit loss provision (reversal) on loans and real estate owned	110,208	—	—		—		110,208
	123,612	—	—		—		123,612
Income (Loss) Before Income Taxes	(1,340,768)	890,862	—		(81,822)		(531,728)
Income tax expense (benefit)	16,916	225,663	—		—		242,579
Net Income (Loss)	$(1,357,684)	$665,199	$—		$(81,822)		$(774,307)
Noncontrolling interests in income of consolidated subsidiaries	52,674	—	—		—		52,674
Dividends on preferred stock	54,295	—	—		—		54,295
Net Income (Loss) Attributable to Common Stockholders	$(1,464,653)	$665,199	$—		$(81,822)		$(881,276)
Net Income (Loss) Per Share of Common Stock
Basic	$(3.52)	$5.58	$(5.58)				$(1.91)
Diluted	$(3.52)	$—	$—				$(1.91)

Weighted Average Number of Shares of Common Stock Outstanding
Basic	415,513,187	119,172	(119,172)		45,745,654	1	461,258,841
Diluted	415,513,187	—	—		45,745,654	1	461,258,841
See notes to unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
1. Basis of Presentation
The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting and in accordance with Regulation S-X Article 11, as amended by the SEC Final Rule Release No. 33-10786, Amendments to Financial Disclosures about Acquired and Disposed Businesses, with us considered as the accounting acquirer and Caliber as the accounting acquiree. Accordingly, consideration paid by us to complete the Caliber Acquisition will be allocated to identifiable assets and liabilities of Caliber based on their estimated fair values as of the closing date of the Caliber Acquisition.
The unaudited pro forma condensed combined balance sheet has been prepared to give effect to the probable Caliber Acquisition as if the transaction had occurred as of December 31, 2020. The unaudited pro forma condensed combined statement of income has been prepared to give effect to the probable Caliber Acquisition as if the transaction had occurred as of January 1, 2020.
The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of the results of operations or financial position had the Caliber Acquisition been consummated during the period presented, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined entities. Certain historical financial information of Caliber has been reclassified to conform to the current period presentation. Upon completion of the acquisition, we will perform a comprehensive review of Caliber’s accounting policies. As a result of the review, we may identify differences between the accounting policies of Caliber which, when conformed, could have a material impact on our financial statements. Based on its initial analysis, we have identified the presentation differences that would have an impact on the unaudited pro forma condensed combined financial information and recorded the necessary adjustments. Refer to Note 2 for details.
2. Reclassification Adjustments
To the extent identified, certain reclassifications have been reflected in the unaudited pro forma condensed combined financials statements to conform Caliber’s financial statement presentation to that of ours. However, the unaudited pro forma condensed combined financial statements may not reflect all of the adjustments necessary to conform the accounting policies of Caliber to those of us.
The pro forma adjustments represent our management’s preliminary estimates and are subject to change as additional information becomes available and additional analyses are performed.
The table below summarizes certain reclassifications made to the historical financial statements of Caliber to conform to our presentation as of and for the year ended December 31, 2020 (in thousands):
Balance Sheet / Income Statement	Historical	Reclassification	Amount
Balance sheet	Property and equipment, net	Other assets	$77,055
Balance sheet	Derivative assets	Other assets	315,488
Balance sheet	Prepaid and other assets	Other assets	430,257
Balance sheet	Servicer advances facilities, net	Secured notes and bonds payable	109,965
Balance sheet	Warehouse credit facilities, net	Secured financing agreements	7,369,193
Balance sheet	MSR financing facilities, net	Secured notes and bonds payable	899,898
Balance sheet	Derivative liabilities	Accrued expenses and other liabilities	95,285

Income statement	Change in fair value of mortgage servicing rights	Servicing revenue, net of change in fair value	$(596,954)
Income statement	Other income	Servicing revenue, net of change in fair value	18,798
Income statement	Occupancy and equipment	General and administrative expenses	48,162
Income statement	Depreciation and amortization	General and administrative expenses	32,646
Income statement	Loss on extinguishment of debt	Gain (loss) on settlement of investments, net	(74)

3. Preliminary Purchase Price Allocation
On April 14, 2021, we entered into the Purchase Agreement to acquire all of the assets and liabilities of Caliber through the acquisition of its outstanding common stock. The aggregate estimated purchase price is expected to be approximately $1.675 billion. We plan to use cash to acquire all of Caliber’s net assets of approximately $1.55 billion through the acquisition of its outstanding common stock. We expect to fund the $1.675 billion cash consideration by using existing cash on hand of $925.0 million and available liquidity (of both us and Caliber), issuance of 45.75 million common shares hereby at a purchase price of $10.93 per share for gross cash proceeds of $500.0 million, and sale of approximately $5.0 billion face value of Agency residential mortgage-backed securities for net cash proceeds of $250.0 million after repayment of $4.75 billion debt financing.
The probable Caliber Acquisition is accounted for using the acquisition method of accounting. Accordingly, the assets and liabilities of Caliber are recorded at their respective estimated fair values based on current available information. To the extent that the purchase price exceeds the fair value of acquired assets and assumed liabilities, the excess will result in goodwill.
As of the date hereof, we have not closed on the Caliber Acquisition. Therefore, the total preliminary purchase price described above has been allocated to the assets acquired and the liabilities assumed for purposes of pro forma condensed combined financial statements, based on their estimated relative fair values. The final allocation will be based upon the estimated fair values as of the closing date of the Caliber Acquisition. Accordingly, the purchase price allocation adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial statements. The final purchase price allocation will be determined after a complete and thorough analysis has been completed to determine the fair value of Caliber’s assets and liabilities. As a result, the final acquisition accounting adjustments, including those resulting from conforming Caliber’s accounting policies to ours could differ materially from the pro forma adjustments presented herein. Accordingly, the pro forma adjustments are preliminary and have been made solely for illustrative purposes.
The following table summarizes the preliminary allocation of the estimated purchase price to the fair values of the assets acquired and liabilities assumed based on our current best estimates (in millions):
Assets Acquired
Mortgage servicing rights, at fair value	$1,454.6
Residential mortgage loans, held-for-sale	6,736.4
Residential mortgage loans subject to repurchase	2,422.5
Cash and cash equivalents	703.9
Restricted cash	53.1
Servicer advances receivable	131.1
Other assets	881.1
Total Assets Acquired	$12,382.7

Liabilities Assumed
Secured financing agreements	$6,379.3
Secured notes and bonds payable	818.8
Residential mortgage loan repurchase liability	2,422.5
Accrued expenses and other liabilities	1,212.2
Total Liabilities Assumed	$10,832.8

Net Assets	$1,549.9

Total Estimated Consideration	$1,675.0

Goodwill	$125.1

4. Transaction Accounting Adjustments — Acquisition and Financing
The following pro forma adjustments have been reflected in the unaudited pro forma condensed combined financial information. All adjustments are based on preliminary assumptions and valuations, which are subject to change.
Balance Sheet
A.
Represents the assumed proceeds from the April 2021 issuance of 45.75 million common shares hereby at a purchase price of $10.93 per share for gross cash proceeds of $500.0 million as if it had occurred on December 31, 2020.

B.
Represents the assumed sale of approximately $5.0 billion face value of Agency residential mortgage-backed securities for net cash proceeds of $250.0 million after repayment of $4.75 billion debt financing.

C.	Represents estimated cash consideration of $1.675 billion paid to Caliber, net of adjustments of the historical amounts of Caliber’s cash on hand to reflect the current amount.
D.	Represents the elimination of $65.0 million of aggregate identifiable indefinite-lived intangible assets and goodwill recorded on Caliber’s balance sheet at December 31, 2020.
E.	Record the preliminary goodwill of $125.1 million arising from the Caliber Acquisition as if it occurred on December 31, 2020.
F.
Represents the elimination of Caliber’s common stock, additional paid-in capital and retained earnings as the assets acquired and liabilities assumed were recorded at fair value and the difference between assets acquired and liabilities assumed were recorded as goodwill.

G.	Represents adjustments of the Caliber’s historical amounts to the current fair value.
Statement of Income
1.	Record 45.75 million additional common shares issued hereby to fund the Caliber Acquisition. Assumed share issuance based on our closing stock price of $10.93 as of April 13, 2021.
2.
Represents the sale of Agency residential mortgage-backed securities and elimination of (i) interest income and interest expense of $112.3 million and $11.7 million, respectively, and (ii) amortization of premium of $26.3 million.

3.	Record 1.5% management fee on assumed $500.0 million equity offering hereby to fund the Caliber Acquisition.

UNDERWRITING
We are offering the shares of our common stock described in this prospectus supplement and the accompanying prospectus through the underwriters named below. Citigroup Global Markets, Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc., J.P. Morgan Securities LLC and RBC Capital Markets, LLC are the joint book-running managers for this offering and Citigroup Global Markets, Inc. is the representative of the underwriters. We have entered into an underwriting agreement with the representative. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each of the underwriters has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus, the number of shares of our common stock listed next to its name in the following table.
Underwriters	Number of shares
Citigroup Global Markets Inc.	18,000,000
Goldman Sachs & Co. LLC	9,000,000
BofA Securities, Inc.	2,700,000
J.P. Morgan Securities LLC	2,700,000
RBC Capital Markets, LLC	2,700,000
BTIG, LLC	1,980,000
Keefe, Bruyette & Woods, Inc.	1,980,000
Piper Sandler & Co.	1,980,000
Raymond James & Associates, Inc.	1,980,000
Wedbush Securities Inc.	1,980,000
Total	45,000,000
The underwriting agreement provides that the underwriters must buy all of the shares of our common stock in this offering from us if they buy any of them. However, the underwriters are not required to take or pay for the shares of our common stock covered by the underwriters’ option to purchase additional shares of our common stock described below.
Our common stock is offered subject to a number of conditions, including:
•	receipt and acceptance of our common stock by the underwriters; and
•	the underwriters’ right to reject orders in whole or in part.
In connection with this offering, the underwriters may distribute prospectuses electronically.
Certain of our employees and employees of our Manager and directors may purchase shares of our common stock in this offering directly from the underwriters.
Commissions and Discounts
The underwriters have advised us that the underwriters propose initially to offer the shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $0.202 per share. After the initial offering, the public offering price, concession or any other term of the offering may be changed.
Certain officers and directors may purchase shares of our common stock in this offering directly from us or the underwriters.
The following table shows the public offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares.
	Per Share	Without Option	With Option
Public offering price	$10.10	$454,500,000	$522,675,000
Underwriting discount(1)	$0.202	$9,090,000	$10,453,500
Proceeds, before expenses, to us	$9.898	$445,410,000	$512,221,500
(1)
One of our directors and one of our employees have agreed, severally and not jointly, to purchase an aggregate of 125,000 shares of our common stock in this offering from the underwriters at the public offering price of $10.10 per share, and the underwriters will not be entitled to any underwriting discounts and commissions in respect of such purchase.

The expenses of the offering, not including the underwriting discount, are estimated at approximately $0.5 million and are payable by us.
Option to Purchase Additional Shares
We have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus supplement, to purchase up to 6,750,000 additional shares at the public offering price, less the underwriting discount. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares of our common stock approximately in proportion to amounts specified in the table above.
Price Stabilization; Short Positions
In connection with the offering, the underwriters may purchase and sell shares of common stock in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the underwriters' option to purchase additional shares of common stock. Short sales involve secondary market sales by the underwriters of a greater number of shares of common stock than they are required to purchase in the offering.
•	“Covered” short sales are sales of common stock in an amount up to the number of shares of common stock represented by the underwriters’ option to purchase additional shares.
•	“Naked” short sales are sales of shares of common stock in an amount in excess of the number of shares of common stock represented by the underwriters’ option to purchase additional shares.
•
Covering transactions involve purchases of shares of common stock either pursuant to the underwriters’ option to purchase additional shares of common stock or in the open market after the distribution has been completed in order to cover short positions.

•
To close a naked short position, the underwriters must purchase shares of common stock in the open market after the distribution has been completed. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares of common stock in the open market after pricing that could adversely affect investors who purchase in the offering.

•
To close a covered short position, the underwriters must purchase shares of common stock in the open market after the distribution has been completed or must exercise the option to purchase additional shares of common stock. In determining the source of shares of common stock to close the covered short position, the underwriters will consider, among other things, the price of shares of common stock available for purchase in the open market as compared to the price at which it may purchase shares of common stock through their option to purchase additional shares.

Purchases to cover short positions, as well as any other purchases by an underwriter for its own account, may have the effect of preventing or retarding a decline in the market price of the common stock. They may also cause the price of the common stock to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the NYSE, in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.
No Sales of Similar Securities
We have agreed that, subject to specified exceptions (including issuances of our common stock in connection with acquisitions and the filing of certain registration statements), without the prior written consent of Citigroup Global Markets, Inc., we will not, directly or indirectly, offer for sale, sell, pledge, enter into any swap or other derivatives transaction that transfers to another any of the economic benefits or risks of ownership of our common stock, or otherwise dispose of any shares of our common stock or any securities that may be converted into or exchanged for any shares of our common stock for a period ending 30 days after the date of this prospectus supplement.
Our executive officers and our directors have entered into lock-up agreements with the representative. Under these agreements, subject to certain exceptions (including existing pledges and refinancing thereof, transfers for charitable and estate planning purposes and selling shares to cover taxes upon the exercise of options), none of our executive officers or our directors may, without the prior written consent of Citigroup Global Markets, Inc., directly or indirectly, offer for sale, sell, pledge, enter into any swap or other derivatives transaction that transfers to another any of the economic benefits or risks of ownership of our common stock, or otherwise dispose of any shares of our common stock or any securities that may be converted into or exchanged for any shares of our common stock for a period ending 30 days after the date of this prospectus supplement. At any time and without public notice, Citigroup Global Markets, Inc. may, in its sole discretion, release some or all of the securities from these lock-up agreements.
Indemnification
We have agreed to indemnify the underwriters against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended. If we are unable to provide the required indemnification, we have agreed to contribute to payments the underwriters may be required to make in respect of those liabilities.
NYSE Listing
Our common stock is listed on the NYSE under the symbol “NRZ.”
Affiliations
Certain of the underwriters and their affiliates have in the past provided, are currently providing and may in the future from time to time provide, investment banking and other financing, trading, banking, research, transfer agent and trustee services to us, our subsidiaries and our affiliates, for which they have in the past received, and may currently or in the future receive, fees and expenses. Additionally, certain of the underwriters and their affiliates may sell assets to us from time to time. Citigroup Global Markets Inc., along with certain of its affiliates, and Goldman Sachs & Co. LLC are acting as financial advisors in connection with the Caliber Acquisition and, as such, will receive customary fees and expenses in connection with the Caliber Acquisition.
In addition, in the ordinary course of its business activities, certain of the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Notice to Prospective Investors in Hong Kong
The shares of our common stock may not be offered or sold in Hong Kong, by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong). No advertisement, invitation or document relating to the shares of our common stock may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares of our common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors “within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.
Notice to Prospective Investors in Australia
No prospectus or other disclosure document (as defined in the Corporations Act 2001 (Cth) of Australia (“Corporations Act”)) in relation to the shares of our common stock has been or will be lodged with the Australian Securities & Investments Commission (“ASIC”). This prospectus supplement has not been lodged with ASIC and is only directed to certain categories of exempt persons. Accordingly, if you receive this prospectus supplement in Australia:
(a)	you confirm and warrant that you are either:
(i)	“sophisticated investor” under Section 708(8)(a) or (b) of the Corporations Act;

(ii)
a “sophisticated investor” under Section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to us which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

(iii)	a person associated with us under Section 708(12) of the Corporations Act; or
(b)
a “professional investor” within the meaning of Section 708(11)(a) or (b) of the Corporations Act, and to the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this document is void and incapable of acceptance; and

(c)
you warrant and agree that you will not offer any of the shares of our common stock for resale in Australia within 12 months of the shares of our common stock being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under Section 708 of the Corporations Act.

Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with exempt offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement. The shares of our common stock to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares of our common stock offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.
Notice to Canadian Residents
Resale Restrictions
The distribution of the shares in Canada is being made only in the provinces of Ontario, Quebec, Alberta and British Columbia on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of these securities are made. Any resale of the shares in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.
Representations of Canadian Purchasers
By purchasing the shares in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:
•
the purchaser is entitled under applicable provincial securities laws to purchase the shares without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106 – Prospectus Exemptions or Section 73.3(1) of the Securities Act (Ontario), as applicable,

•	the purchaser is a “permitted client” as defined in National Instrument 31-103 – Registration Requirements, Exemptions and Ongoing Registrant Obligations,
•	where required by law, the purchaser is purchasing as principal and not as agent, and
•	the purchaser has reviewed the text above under Resale Restrictions.
Conflicts of Interest
Canadian purchasers are hereby notified that the underwriters are relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105 – Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.

Statutory Rights of Action
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the offering memorandum (including any amendment thereto) such as this document contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Enforcement of Legal Rights
All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.
Taxation and Eligibility for Investment
Canadian purchasers of the shares should consult their own legal and tax advisors with respect to the tax consequences of an investment in the shares in their particular circumstances and about the eligibility of the shares for investment by the purchaser under relevant Canadian legislation.

LEGAL MATTERS
Certain legal matters will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Sidley Austin LLP, New York, New York will act as counsel to the underwriters. Sidley Austin LLP has represented us in the past and continues to represent us on a regular basis on a variety of matters.
EXPERTS
The consolidated financial statements of New Residential Investment Corp. and Subsidiaries appearing in New Residential Investment Corp.’s Annual Report (Form 10-K) for the year ended December 31, 2020, and the effectiveness of New Residential Investment Corp. and Subsidiaries internal control over financial reporting as of December 31, 2020 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference and in the accompanying prospectus. The consolidated financial statements referred to above are incorporated herein by reference and in the accompanying prospectus in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
The consolidated financial statements of Caliber Home Loans, Inc. incorporated by reference in New Residential Investment Corp.’s Current Report on Form 8-K dated April 14, 2021 for the year ended December 31, 2020 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

NEW RESIDENTIAL INVESTMENT CORP.
COMMON STOCK
PREFERRED STOCK
DEPOSITARY SHARES
DEBT SECURITIES
WARRANTS
SUBSCRIPTION RIGHTS
PURCHASE CONTRACTS
AND
PURCHASE UNITS
We may offer, issue and sell from time to time, together or separately, shares of our common stock; shares of our preferred stock, which we may issue in one or more series; depositary shares representing shares of our preferred stock; our debt securities, which may be senior, subordinated or junior subordinated debt securities; warrants to purchase debt or equity securities; subscription rights to purchase shares of our common stock, shares of our preferred stock or our debt securities; purchase contracts to purchase shares of our common stock, shares of our preferred stock or our debt securities; or purchase units, each representing ownership of a purchase contract and debt securities, preferred securities or debt obligations of third-parties, including U.S. treasury securities, or any combination of the foregoing, securing the holder’s obligation to purchase our common stock or other securities under the purchase contracts.
We will provide the specific terms of these securities in supplements to this prospectus. We may describe the terms of these securities in a term sheet that will precede the prospectus supplement. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.
THIS PROSPECTUS MAY NOT BE USED TO SELL SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, through agents or directly to purchasers. These securities also may be resold by selling stockholders, whether owned on the date hereof or hereafter. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering and the identities of any selling stockholders. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.
The New York Stock Exchange (the “NYSE”) lists our common stock under the trading symbol “NRZ” and our 7.50% Series A Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock (the “Series A Preferred Stock”) under the trading symbol “NRZ PR A.”
Unless otherwise provided in the applicable prospectus supplement, in the event that we offer equity securities to the public, we intend to simultaneously grant to our manager, FIG LLC (our “Manager”), or to an affiliate of our Manager, an option with respect to a number of shares of our common stock equal to up to 10% of the aggregate number of equity securities being issued in such offering at an exercise price per share equal to the per-share offering price of such equity securities or as otherwise determined. These options will be settled in an amount of cash equal to the excess of the fair market value of a share of our common stock on the date of exercise over the exercise price, unless advance approval is made to settle the option in shares.
INVESTING IN OUR SECURITIES INVOLVES RISKS. BEFORE BUYING OUR SECURITIES, YOU SHOULD REFER TO THE RISK FACTORS INCLUDED IN OUR PERIODIC REPORTS, IN PROSPECTUS SUPPLEMENTS RELATING TO SPECIFIC OFFERINGS OF SECURITIES AND IN OTHER INFORMATION THAT WE FILE WITH THE SECURITIES AND EXCHANGE COMMISSION. SEE “RISK FACTORS” ON PAGE 6.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this prospectus is August 1, 2019.

Unless otherwise stated or the context otherwise requires, references in this prospectus to “NRZ,” “New Residential,” “we,” “our,” and “us” refer to New Residential Investment Corp. and its direct and indirect subsidiaries.
i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “Commission”) using a “shelf” registration process. Under this shelf process, we or the selling stockholders may, from time to time, sell any combination of the securities described in this prospectus, in one or more offerings at an unspecified aggregate initial offering price.
This prospectus provides you with a general description of the securities we or the selling stockholders may offer. Each time we offer to sell securities under this prospectus, we will provide a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
You should rely on the information contained or incorporated by reference in this prospectus. Neither we nor any selling stockholder have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor any selling stockholder are making an offer to sell or soliciting an offer to buy securities in any jurisdiction where the offer or sale thereof is not permitted.
You should assume that the information in this prospectus is accurate as of the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.
This prospectus contains summary descriptions of the common stock, preferred stock, depositary shares, debt securities, warrants, subscription rights, purchase contracts and purchase units that we or selling stockholders may sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the related prospectus supplement.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the Commission. Our Commission filings are available on the Internet at the Commission’s website at http://www.sec.gov. Our filings with the Commission are also available free of charge at our website (www.newresi.com). The NYSE lists our common stock under the trading symbol “NRZ” and our Series A Preferred Stock under the trading symbol “NRZ PR A.”
We have filed with the Commission a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is part of the registration statement and does not contain all the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the Commission for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers. You may inspect without charge a copy of the registration statement through the Commission’s website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The Commission allows us to “incorporate by reference” into this prospectus information that we file with the Commission. This permits us to disclose important information to you by referring to these filed documents. Any information referenced this way is considered to be a part of this prospectus and any such information filed by us with the Commission subsequent to the date of this prospectus will automatically be deemed to update and supersede this prospectus. We incorporate by reference into this prospectus and any accompanying prospectus supplement the following documents that we have already filed with the Commission except that any information which is furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K (including financial statements or exhibits relating thereto furnished pursuant to Item 9.01) and not filed shall not be deemed incorporated by reference herein:
•	Annual Report on Form 10-K for the year ended December 31, 2018;
•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019;
•	Current Reports on Form 8-K filed on February 22, 2019, March 15, 2019, April 15, 2019, May 24, 2019, June 18, 2019, June 26, 2019, July 2, 2019 and July 26, 2019;
•
The portions of our Definitive Proxy Statement on Schedule 14A for our 2019 Annual Meeting of Stockholders, filed on April 11, 2019, which are incorporated by reference in our above-mentioned Annual Report on Form 10-K;

•
The description of our common stock set forth in our Registration Statement on Form 10, as amended, filed on April 29, 2013, including any amendment or report filed for the purpose of updating such description; and

•
The description of our Series A Preferred Stock included in our Registration Statement on Form 8-A, filed on July 2, 2019, including any amendment or report filed for the purpose of updating such description.

Whenever after the date of this prospectus we file reports or documents under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), those reports and documents will be deemed to be a part of this prospectus from the time they are filed (other than documents or information deemed to have been furnished and not filed in accordance with Commission rules). Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We will provide without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. Requests should be directed to New Residential Investment Corp., 1345 Avenue of the Americas, 45th Floor, New York, New York, 10105, Attention: Investor Relations (telephone number (212) 479-3150 and email address ir@newresi.com). Our Commission filings are also available free of charge at our website (www.newresi.com). The information on or otherwise accessible through our website does not constitute a part of this prospectus or the accompanying prospectus supplement and is not incorporated by reference into this prospectus or any accompanying prospectus supplement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which statements involve substantial risks and uncertainties. Such forward-looking statements relate to, among other things, the operating performance of our investments, the stability of our earnings, our financing needs and the size and attractiveness of market opportunities. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue” or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, contain projections of results of operations, cash flows or financial condition or state other forward-looking information. Our ability to predict results or the actual outcome of future plans or strategies is inherently uncertain. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. These forward-looking statements involve risks, uncertainties and other factors that may cause our actual results in future periods to differ materially from forecasted results. As set forth more fully under the heading “Risk Factors” contained in Part I, Item 1A. in our Annual Report on Form 10-K for the year ended December 31, 2018 and under the heading “Risk Factors” contained in Part II, Item 1A. in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019, which are incorporated by reference herein, factors that could have a material adverse effect on our operations and future prospects include, but are not limited to:
•	reductions in the value of, or cash flows received from, our investments;
•	the quality and size of the investment pipeline and our ability to take advantage of investment opportunities at attractive risk-adjusted prices;
•	the relationship between yields on assets which are paid off and yields on assets in which such monies can be reinvested;
•	our ability to deploy capital accretively and the timing of such deployment;
•
our counterparty concentration and default risks in Nationstar Mortgage LLC (“Nationstar”), Ocwen Financial Corporation (“Ocwen”), OneMain Holdings, Inc. (“OneMain”), Ditech Financial LLC (“Ditech”), PHH Mortgage Corporation (“PHH”) and other third parties;

•	events, conditions or actions that might occur at Nationstar, Ocwen, OneMain, Ditech, PHH and other third parties, as well as the continued effect of prior events;
•	a lack of liquidity surrounding our investments, which could impede our ability to vary our portfolio in an appropriate manner;
•
the impact that risks associated with subprime mortgage loans and consumer loans, as well as deficiencies in servicing and foreclosure practices, may have on the value of our mortgage servicing rights (“MSRs”), Excess MSRs, servicer advance investments, residential mortgage-backed securities (“RMBS”), residential mortgage loans and consumer loan portfolios;

•	the risks related to our acquisition of Shellpoint Partners LLC and ownership of entities that perform origination and servicing operations;
•
the risks that default and recovery rates on our MSRs, Excess MSRs, servicer advance investments, RMBS, residential mortgage loans and consumer loans deteriorate compared to our underwriting estimates;

•	changes in prepayment rates on the loans underlying certain of our assets, including, but not limited to, our MSRs or Excess MSRs;
•	the risk that projected recapture rates on the loan pools underlying our MSRs or Excess MSRs are not achieved;
•	servicer advances may not be recoverable or may take longer to recover than we expect, which could cause us to fail to achieve our targeted return on our servicer advance investments or MSRs;

•
impairments in the value of the collateral underlying our investments and the relation of any such impairments to our judgments as to whether changes in the market value of our securities or loans are temporary or not and whether circumstances bearing on the value of such assets warrant changes in carrying values;

•	the relative spreads between the yield on the assets in which we invest and the cost of financing;
•	adverse changes in the financing markets we access affecting our ability to finance our investments on attractive terms, or at all;
•
changing risk assessments by lenders that potentially lead to increased margin calls, not extending our repurchase agreements or other financings in accordance with their current terms or not entering into new financings with us;

•	changes in interest rates and/or credit spreads, as well as the success of any hedging strategy we may undertake in relation to such changes;
•	the availability and terms of capital for future investments;
•	changes in economic conditions generally and the real estate and bond markets specifically;
•	competition within the finance and real estate industries;
•
the legislative/regulatory environment, including, but not limited to, the impact of the Dodd-Frank Act, U.S. government programs intended to grow the economy, future changes to tax laws, the federal conservatorship of Federal National Mortgage Association and Federal Home Loan Mortgage Corporation and legislation that permits modification of the terms of residential mortgage loans;

•	the risk that government sponsored enterprises or other regulatory initiatives or actions may adversely affect returns from investments in MSRs and Excess MSRs;
•
our ability to maintain our qualification as a real estate investment trust (“REIT”) for U.S. federal income tax purposes and the potentially onerous consequences that any failure to maintain such qualification would have on our business;

•	our ability to maintain our exclusion from registration under the Investment Company Act of 1940 (the “1940 Act”) and the fact that maintaining such exclusion imposes limits on our operations;
•	the risks related to Home Loan Servicing Solutions liabilities that we have assumed;
•	the impact of current or future legal proceedings and regulatory investigations and inquiries;
•	the impact of any material transactions with our Manager or one of its affiliates, including the impact of any actual, potential or perceived conflicts of interest; and
•	effects of the completed merger of Fortress Investment Group LLC with affiliates of SoftBank Group Corp.
Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our management’s views as of the date of this prospectus. The factors noted above could cause our actual results to differ significantly from those contained in any forward-looking statement.
Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results.

NEW RESIDENTIAL INVESTMENT CORP.
General
New Residential is a publicly traded REIT focused on opportunistically investing in, and actively managing, investments primarily related to residential real estate. The NYSE lists our common stock under the trading symbol “NRZ” and our Series A Preferred Stock under the trading symbol “NRZ PR A.”
As of June 30, 2019, we conducted our business through the following segments: (i) servicing and originations, (ii) residential securities and loans, (iii) consumer loans and (iv) corporate.
We seek to drive strong risk-adjusted returns primarily through investments in the U.S. residential real estate market, which at times incorporate the use of leverage. We generally target assets that generate significant current cash flows and/or have the potential for meaningful capital appreciation. Our investment guidelines are purposefully broad to enable us to make investments in a wide array of assets in diverse markets, including non-real estate related assets such as consumer loans. We expect our asset allocation and target assets to change over time depending on the types of investments our Manager identifies and the investment decisions our Manager makes in light of prevailing market conditions.
Our Manager
We are externally managed by our Manager, an affiliate of Fortress Investment Group LLC (“Fortress”). We are able to draw upon the long-standing expertise and resources of Fortress, a global investment management firm. Pursuant to the terms of our management agreement with our Manager, our Manager provides a management team and other professionals who are responsible for implementing our business strategy and performing certain services for us, subject to oversight by our board of directors. For its services, our Manager is entitled to an annual management fee and is eligible to receive incentive compensation, depending upon our performance.
Our Corporate Information
Our principal executive offices are located at 1345 Avenue of the Americas, 45th Floor, New York, New York 10105. Our telephone number is (212) 479-3150. Our web address is www.newresi.com. The information on or otherwise accessible through our website does not constitute a part of this prospectus or the accompanying prospectus supplement and is not incorporated by reference into this prospectus or any accompanying prospectus supplement.

RISK FACTORS
Before you invest in any of our securities, in addition to the other information in this prospectus and any prospectus supplement or other offering materials, you should carefully consider the risk factors in any prospectus supplement as well as under the heading “Risk Factors” contained in Part I, Item 1A. in our Annual Report on Form 10-K for the year ended December 31, 2018 and under the heading “Risk Factors” contained in Part II, Item 1A. in our Quarterly Reports on Form 10-Q for the periods ended March 31, 2019 and June 30, 2019, which are incorporated by reference into this prospectus and any prospectus supplement, as the same may be amended, supplemented or superseded from time to time by our filings under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act. These risks could materially and adversely affect our business, operating results, cash flows and financial condition and could result in a partial or complete loss of your investment. See “Incorporation of Certain Documents By Reference” and “Cautionary Statement Regarding Forward-Looking Statements.”
USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement or other offering material, we will use the net proceeds from any sale of securities for general corporate purposes, which may include funding one or more acquisitions in whole or in part. We may provide additional information on the use of the net proceeds from any sale of securities in an applicable prospectus supplement or other offering materials relating to the securities.
Unless set forth in an accompanying prospectus supplement, we will not receive any proceeds in the event that securities are sold by a selling stockholder. We may pay expenses in connection with sales by selling stockholders.

DESCRIPTION OF DEBT SECURITIES
We may offer unsecured debt securities in one or more series which may be senior, subordinated or junior subordinated, and which may be convertible into another security. Unless otherwise specified in the applicable prospectus supplement, our debt securities will be issued in one or more series under an indenture to be entered into between us and U.S. Bank, National Association. Holders of our indebtedness will be structurally subordinated to holders of any indebtedness (including trade payables) of any of our subsidiaries.
The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities, will be described in the applicable prospectus supplement. A form of the indenture is attached as an exhibit to the registration statement of which this prospectus forms a part. The terms of the debt securities will include those set forth in the applicable indenture and those made a part of the global indenture by the Trust Indenture Act of 1939 (“TIA”). You should read the summary below, the applicable prospectus supplement and provisions of the applicable indenture and indenture supplement, if any, in their entirety before investing in our debt securities.
The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:
•	the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount;
•	whether the debt securities will be senior, subordinated or junior subordinated;
•	any applicable subordination provisions for any subordinated debt securities;
•	the maturity date(s) or method for determining same;
•	the interest rate(s) or the method for determining same;
•
the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest shall be payable in cash or additional securities;

•	whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;
•	redemption or early repayment provisions;
•	authorized denominations;
•	if other than the principal amount, the principal amount of debt securities payable upon acceleration;
•	place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the company may be made;
•	whether such debt securities will be issued in whole or in part in the form of one or more global securities and the date as which the securities are dated if other than the date of original issuance;
•	amount of discount or premium, if any, with which such debt securities will be issued;
•	any covenants applicable to the particular debt securities being issued;
•	any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;
•	the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;
•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;
•	the time period within which, the manner in which and the terms and conditions upon which the holders of the debt securities or the company can select the payment currency;
•	our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	any restriction or conditions on the transferability of the debt securities;
•	provisions granting special rights to holders of the debt securities upon occurrence of specified events;
•	additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;
•	additions or changes to the provisions for the defeasance of the debt securities or to provisions related to satisfaction and discharge of the indenture;
•
provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and

•
any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such debt securities).

General
We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture.
We will describe in the applicable prospectus supplement any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, and the currencies, commodities, equity indices or other factors to which the amount payable on such date would be linked, will be described in the applicable prospectus supplement.
United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.
We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiples of $1,000 in excess thereof. Subject to the limitations provided in the indenture and prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.
Global Securities
Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or to another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or to a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.
Governing Law
The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York, without regard to conflicts of laws principles thereof.

DESCRIPTION OF CAPITAL STOCK
The following descriptions are summaries of the material terms of our certificate of incorporation and bylaws. These descriptions may not contain all of the information that is important to you. To understand them fully, you should read our certificate of incorporation and bylaws, copies of which are filed with the Commission as exhibits to the registration statement of which this prospectus is a part.
Please note that, with respect to any of our shares held in book-entry form through The Depository Trust Company or any other share depository, the depository or its nominee will be the sole registered and legal owner of those shares, and references in this prospectus to any “stockholder” or “holder” of those shares means only the depository or its nominee. Persons who hold beneficial interests in our shares through a depository will not be registered or legal owners of those shares and will not be recognized as such for any purpose. For example, only the depository or its nominee will be entitled to vote the shares held through it, and any dividends or other distributions to be paid, and any notices to be given, in respect of those shares will be paid or given only to the depository or its nominee. Owners of beneficial interests in those shares will have to look solely to the depository with respect to any benefits of share ownership, and any rights they may have with respect to those shares will be governed by the rules of the depository, which are subject to change from time to time. We have no responsibility for those rules or their application to any interests held through the depository.
Authorized Capital Stock
Our authorized capital stock consists of:
•	2,000,000,000 shares of common stock, par value $0.01 per share; and
•	100,000,000 shares of preferred stock, par value $0.01 per share, 6,210,000 of which are shares of Series A Preferred Stock.
As of August 1, 2019, 415,520,780 shares of our common stock and 6,210,000 shares of our Series A Preferred Stock were issued and outstanding. All the outstanding shares of our common stock and our Series A Preferred Stock are fully paid and non-assessable.
Common Stock
Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Except as provided with respect to any other class or series of stock, the holders of our common stock will possess the exclusive right to vote for the election of directors and for all other purposes. Our certificate of incorporation does not provide for cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock can elect all of the directors standing for election, and the holders of the remaining shares will not be able to elect any directors.
Subject to any preference rights of holders of any preferred stock that we may issue in the future, holders of our common stock are entitled to receive dividends, if any, declared from time to time by our board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in all assets remaining after the payment of liabilities, subject to any rights of holders of our preferred stock to prior distribution.
Holders of our common stock have no preemptive, subscription, redemption or conversion rights. Any shares of common stock issued pursuant to this prospectus will be validly issued, fully paid and nonassessable.
Preferred Stock
Our board of directors has the authority, without action by our stockholders, to issue preferred stock and to fix voting powers for each class or series of preferred stock, and to provide that any class or series may be subject to redemption, entitled to receive dividends, entitled to rights upon dissolution, or convertible or exchangeable for shares of any other class or classes of capital stock. The rights with respect to a series or class of preferred stock may be greater than the rights attached to our common stock. It is not possible to state the actual effect of the issuance of any shares of our preferred stock on the rights of holders of our common stock until our board of directors determines the specific rights attached to that preferred stock. The effect of issuing preferred stock could include, among other things, one or more of the following:
•	restricting dividends in respect of our common stock;

•	diluting the voting power of our common stock or providing that holders of preferred stock have the right to vote on matters as a class;
•	impairing the liquidation rights of our common stock; or
•	delaying, deferring or preventing a change of control of us.
Description of Series A Preferred Stock
On July 2, 2019, we filed a certificate of designations (the “Series A Certificate of Designations”) with the Secretary of State of the State of Delaware to designate 6,210,000 shares of our authorized preferred stock, par value $0.01 per share, as shares of “7.50% Series A Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock” with the powers, designations, preferences and other rights as set forth therein. The Series A Certificate of Designations became effective upon filing on July 2, 2019 and is incorporated herein by reference. On July 2, 2019, we issued 6,210,000 shares of the Series A Preferred Stock, all of which remain outstanding as of August 1, 2019. The Series A Preferred Stock is listed on the NYSE under the trading symbol “NRZ PR A.”
Ranking. The Series A Preferred Stock ranks, with respect to rights to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution or winding up, (i) senior to all classes or series of our common stock and to all other equity securities issued by us that expressly indicate are subordinated to the Series A Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up; (ii) on a parity with all equity securities issued by us other than the equity securities referred to in clauses (i) and (iii); (iii) junior to all equity securities issued by us and approved by at least two-thirds of the outstanding shares of the Series A Preferred Stock with terms specifically providing that those equity securities rank senior to the Series A Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up; and (iv) effectively junior to all of our existing and future indebtedness (including indebtedness convertible to our common stock or preferred stock) and other liabilities and to all indebtedness, other liabilities and preferred equity of our existing subsidiaries and any future subsidiaries.
Dividends. Holders of shares of the Series A Preferred Stock are entitled to receive, when, as and if declared by our board of directors, out of our funds legally available for the payment of dividends, cumulative cash dividends. The initial dividend rate for the Series A Preferred Stock from and including July 2, 2019 to, but excluding, August 15, 2024 (the “Fixed Rate Period”) is at the rate of 7.50% of the $25.00 liquidation preference per share of the Series A Preferred Stock per annum. On and after August 15, 2024 (the “Floating Rate Period”), dividends on the Series A Preferred Stock accumulate at a percentage of the $25.00 liquidation preference per share of the Series A Preferred Stock equal to an annual floating rate of the three-month LIBOR plus a spread of 5.802%. Dividends on the Series A Preferred Stock accumulate daily and are cumulative from, and including, July 2, 2019 and are payable quarterly in arrears on or about the 15th day of each February, May, August and November (each, a “Dividend Payment Date”); provided, that if any Dividend Payment Date is not a business day, then the dividend which would otherwise have been payable on that Dividend Payment Date may be paid on the next succeeding business day and no interest, additional dividends or other sums accrue on the amount so payable for the period from and after such Dividend Payment Date to such next succeeding business day. Dividends payable for any dividend period during the Fixed Rate Period are calculated on the basis of a 360-day year consisting of twelve 30-day months, and dividends payable for any dividend period during the Floating Rate Period are calculated on the basis of a 360-day year and the number of days actually elapsed in such dividend period. Dividends are payable to holders of record as they appear in our stock records for the Series A Preferred Stock at the close of business on the applicable record date, which is the first day of the calendar month, whether or not a business day, in which the applicable Dividend Payment Date falls. The dividends payable on any Dividend Payment Date include dividends accumulated to, but excluding, such Dividend Payment Date.
Liquidation Preference. In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of shares of Series A Preferred Stock are entitled to be paid out of the assets we have legally available for distribution to our stockholders, subject to the preferential rights of the holders of any class or series of our capital stock we may lawfully issue ranking senior to the Series A Preferred Stock with respect to the distribution of assets upon liquidation, dissolution or winding up, a liquidation preference of twenty-five dollars ($25.00) per share, plus an amount equal to any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the date of payment, before any distribution of assets is made to holders of our common stock or any other class or series of our capital stock that we may issue that ranks junior to or on parity with the Series A Preferred Stock as to liquidation rights.
Redemption. The Series A Preferred Stock is not redeemable by us prior to August 15, 2024, except under circumstances intended to preserve our qualification as a REIT for federal income tax purposes and except upon the occurrence of a Change of Control (as defined in the Series A Certificate of Designations). On and after August 15, 2024, we may, at our option, redeem the Series A Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of twenty-five dollars ($25.00) per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the redemption date, without interest. In addition, upon the occurrence of a Change of Control, we may, at our option, redeem the Series A Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of twenty-five dollars ($25.00) per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the redemption date, without interest.
Maturity. The Series A Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption, and will remain outstanding indefinitely unless (i) we decide to redeem or otherwise repurchase the Series A Preferred Stock or (ii) the Series A Preferred Stock becomes convertible and is actually converted in connection with a Change of Control by the holders of Series A Preferred Stock.
Voting Rights. Holders of the Series A Preferred Stock do not have any voting rights. However, if we do not pay dividends on the Series A Preferred Stock for six or more quarterly dividend periods (whether or not consecutive), the holders of the Series A Preferred Stock (voting together as a class with all other classes or series of preferred stock that we have issued or may issue and upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A Preferred Stock in the election referred to below) will be entitled to vote for the election of two additional directors to serve on our board of directors until we pay all dividends that we owe on the Series A Preferred Stock, subject to certain limitations. In addition, the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock is required for us to authorize or issue any class or series of stock ranking senior to the Series A Preferred Stock with respect to the payment of dividends or the distribution of assets on liquidation, dissolution or winding up, to amend any provision of our certificate of incorporation so as to materially and adversely affect any rights of the Series A Preferred Stock or to take certain other actions.
Conversion. Upon the occurrence of a Change of Control, each holder of Series A Preferred Stock will have the right (subject to our election to redeem the Series A Preferred Stock in whole or in part, as described above, prior to the Change of Control Conversion Date (as defined in the Series A Certificate of Designations)) to convert some or all of the Series A Preferred Stock held by such holder on the Change of Control Conversion Date into a number of shares of our common stock per share of Series A Preferred Stock determined by a formula, in each case, on the terms and subject to the conditions described in the Series A Certificate of Designations, including provisions for the receipt, under specified circumstances, of alternative consideration.
Restrictions on Ownership and Transfer of Capital Stock
In order to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), for each taxable year beginning after December 31, 2013, our shares of capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, for our taxable years beginning after December 31, 2013, no more than 50% of the value of our outstanding shares of capital stock may be owned, directly or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the second half of any calendar year.
Our certificate of incorporation, subject to certain exceptions, contains restrictions on the number of shares of our capital stock that a person may own and may prohibit certain entities from owning our shares. Our certificate of incorporation provides that (subject to certain exceptions described below) no person may beneficially or constructively own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in value or in number of shares, whichever is more restrictive, of our outstanding shares of common or capital stock. Pursuant to our certificate of incorporation, our board of directors has the power to increase or decrease the percentage of common or capital stock that a person may beneficially or constructively own. However, any decreased stock ownership limit will not apply to any person whose percentage ownership of our common or capital stock, as the case may be, is in excess of such decreased stock ownership limit until that person’s percentage ownership of our common or capital stock, as the case may be, equals or falls below the decreased stock ownership limit. Until such a person’s percentage ownership of our common or capital stock, as the case may be, falls below such decreased stock ownership limit, any further acquisition of common stock will be in violation of the decreased stock ownership limit.
Our certificate of incorporation also prohibits any person from beneficially or constructively owning shares of our capital stock that would result in our being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT (including through ownership that results in our owning (actually or constructively) an interest in a tenant as described in Section 856(d)(2)(B) of the Code) and from transferring shares of our capital stock if the transfer would result in our capital stock being beneficially owned by fewer than 100 persons. Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our capital stock that will or may violate any of the foregoing restrictions on transferability and ownership, or who is the intended transferee of shares of our capital stock that are transferred to the trust (as described below), is required to give written notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.
Our board of directors, in its sole discretion, may exempt a person from the foregoing restrictions. The person seeking an exemption must provide to our board of directors such conditions, representations and undertakings as our board of directors may deem reasonably necessary to conclude that granting the exemption will not cause us to lose our qualification as a REIT. Our board of directors may also require a ruling from the Internal Revenue Service (“IRS”) or an opinion of counsel in order to determine or ensure our qualification as a REIT in the context of granting such exemptions.
Any attempted transfer of our capital stock which, if effective, would result in a violation of the foregoing restrictions will cause the number of shares causing the violation (rounded up to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in such shares. The automatic transfer will be deemed to be effective as of the close of business on the business day (as defined in our certificate of incorporation) prior to the date of the transfer. If, for any reason, the transfer to the trust does not occur or would not prevent a violation of the restrictions on ownership contained in our certificate of incorporation, our certificate of incorporation provides that the purported transfer will be void ab initio. Shares of our capital stock held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of our capital stock held in the trust, will have no rights to dividends and no rights to vote or other rights attributable to the shares of capital stock held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares of capital stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Delaware law, the trustee will have the authority to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.
Within 20 days of receiving notice from us that shares of our capital stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon such sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows: the proposed transferee will receive the lesser of (1) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our certificate of incorporation) of the shares on the day of the event causing the shares to be held in the trust and (2) the price received by the trustee from the sale or other disposition of the shares. The trust may reduce the amount payable to the proposed transferee by the amount of dividends and distributions paid to the proposed transferee and owned by the proposed transferee to the trust.
Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares of our capital stock have been transferred to the trust, the shares are sold by the proposed transferee, then (1) the shares shall be deemed to have been sold on behalf of the trust and (2) to the extent that the proposed transferee received an amount for the shares that exceeds the amount the proposed transferee was entitled to receive, the excess shall be paid to the trustee upon demand.
In addition, shares of our capital stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.
Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) in number or in value of all classes or series of our capital stock, including shares of our common stock, within 30 days after the end of each taxable year, will be required to give written notice to us stating the name and address of such owner, the number of shares of each class and series of shares of our capital stock that the owner beneficially owns and a description of the manner in which the shares are held. Each owner shall provide to us such additional information as we may request to determine the effect, if any, of the beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limitations. In addition, each such owner shall, upon demand, be required to provide to us such information as we may request, in good faith, to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance and to ensure compliance with the 9.8% ownership limitations in our certificate of incorporation.
These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or might otherwise be in the best interests of our stockholders.
Transfer Agent
The registrar and transfer agent for our common stock is American Stock Transfer & Trust Company, LLC.
Listing
The NYSE lists our common stock under the trading symbol “NRZ” and our Series A Preferred Stock under the trading symbol “NRZ PR A.”

DESCRIPTION OF DEPOSITARY SHARES
We may issue depositary receipts representing interests in shares of particular series of preferred stock which are called depositary shares. We will deposit the preferred stock of a series which is the subject of depositary shares with a depositary, which will hold that preferred stock for the benefit of the holders of the depositary shares, in accordance with a deposit agreement between the depositary and us. The holders of depositary shares will be entitled to all the rights and preferences of the preferred stock to which the depositary shares relate, including dividend, voting, conversion, redemption and liquidation rights, to the extent of their interests in that preferred stock.
While the deposit agreement relating to a particular series of preferred stock may have provisions applicable solely to that series of preferred stock, all deposit agreements relating to preferred stock we issue will include the following provisions:
Dividends and Other Distributions
Each time we pay a cash dividend or make any other type of cash distribution with regard to preferred stock of a series, the depositary will distribute to the holder of record of each depositary share relating to that series of preferred stock an amount equal to the dividend or other distribution per depositary share the depositary receives. If there is a distribution of property other than cash, the depositary either will distribute the property to the holders of depositary shares in proportion to the depositary shares held by each of them, or the depositary will, if we approve, sell the property and distribute the net proceeds to the holders of the depositary shares in proportion to the depositary shares held by them.
Withdrawal of Preferred Stock
A holder of depositary shares will be entitled to receive, upon surrender of depositary receipts representing depositary shares, the number of whole or fractional shares of the applicable series of preferred stock, and any money or other property, to which the depositary shares relate.
Redemption of Depositary Shares
Whenever we redeem shares of preferred stock held by a depositary, the depositary will be required to redeem, on the same redemption date, depositary shares constituting, in total, the number of shares of preferred stock held by the depositary which we redeem, subject to the depositary’s receiving the redemption price of those shares of preferred stock. If fewer than all the depositary shares relating to a series are to be redeemed, the depositary shares to be redeemed will be selected by lot or by another method we determine to be equitable.
Voting
Any time we send a notice of meeting or other materials relating to a meeting to the holders of a series of preferred stock to which depositary shares relate, we will provide the depositary with sufficient copies of those materials so they can be sent to all holders of record of the applicable depositary shares, and the depositary will send those materials to the holders of record of the depositary shares on the record date for the meeting. The depositary will solicit voting instructions from holders of depositary shares and will vote or not vote the preferred stock to which the depositary shares relate in accordance with those instructions.
Liquidation Preference
In the event of our liquidation, dissolution or winding up, the holder of each depositary share will be entitled to what the holder of the depositary share would have received if the holder had owned the number of shares (or fraction of a share) of preferred stock which is represented by the depositary share.
Conversion
If shares of a series of preferred stock are convertible into common stock or other of our securities or property, holders of depositary shares relating to that series of preferred stock will, if they surrender depositary receipts representing depositary shares and appropriate instructions to convert them, receive the shares of common stock or other securities or property into which the number of shares (or fractions of shares) of preferred stock to which the depositary shares relate could at the time be converted.

Amendment and Termination of a Deposit Agreement
We and the depositary may amend a deposit agreement, except that an amendment which materially and adversely affects the rights of holders of depositary shares, or would be materially and adversely inconsistent with the rights granted to the holders of the preferred stock to which they relate, must be approved by holders of at least two-thirds of the outstanding depositary shares. No amendment will impair the right of a holder of depositary shares to surrender the depositary receipts evidencing those depositary shares and receive the preferred stock to which they relate, except as required to comply with law. We may terminate a deposit agreement with the consent of holders of a majority of the depositary shares to which it relates. Upon termination of a deposit agreement, the depositary will make the whole or fractional shares of preferred stock to which the depositary shares issued under the deposit agreement relate available to the holders of those depositary shares. A deposit agreement will automatically terminate if:
•	All outstanding depositary shares to which it relates have been redeemed or converted.
•	The depositary has made a final distribution to the holders of the depositary shares issued under the deposit agreement upon our liquidation, dissolution or winding up.
Miscellaneous
There will be provisions: (1) requiring the depositary to forward to holders of record of depositary shares any reports or communications from us which the depositary receives with respect to the preferred stock to which the depositary shares relate; (2) regarding compensation of the depositary; (3) regarding resignation of the depositary; (4) limiting our liability and the liability of the depositary under the deposit agreement (usually to failure to act in good faith, gross negligence or willful misconduct); and (5) indemnifying the depositary against certain possible liabilities.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase debt or equity securities. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:
•	the title of the warrants;
•	the designation, amount and terms of the securities for which the warrants are exercisable;
•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;
•	the price or prices at which the warrants will be issued;
•	the aggregate number of warrants;
•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;
•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;
•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;
•	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the exercise of the warrants;
•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;
•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;
•	the maximum or minimum number of warrants that may be exercised at any time; and
•	information with respect to book-entry procedures, if any.
Exercise of Warrants
Each warrant will entitle the holder of warrants to purchase for cash the amount of debt or equity securities, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the debt or equity securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS
We may issue subscription rights to purchase shares of our common stock, shares of our preferred stock or our debt securities. We may issue subscription rights independently or together with any other offered security, which may or may not be transferable by the stockholder. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.
The prospectus supplement relating to any subscription rights we may offer will contain the specific terms of the subscription rights. These terms may include the following:
•	the price, if any, for the subscription rights;
•	the number and terms of each share of common stock or preferred stock or debt securities which may be purchased per each subscription right;
•	the exercise price payable for each share of common stock or preferred stock or debt securities upon the exercise of the subscription rights;
•	the extent to which the subscription rights are transferable;
•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;
•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;
•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;
•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and
•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.
The description in an accompanying prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the Commission if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate or subscription rights agreement if we offer subscription rights, see “Where You Can Find More Information.” We urge you to read the applicable subscription rights certificate, the applicable subscription rights agreement and any accompanying prospectus supplement in their entirety.

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS
We may issue purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of our common stock, shares of our preferred stock or our debt securities at a future date or dates, which we refer to in this prospectus as purchase contracts. The price of the securities and the number of securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts, and may be subject to adjustment under anti-dilution formulas. The purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities or debt obligations of third parties, including U.S. treasury securities, or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the purchase contracts, which we refer to herein as purchase units. The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner. The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts or the purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded in whole or in part.
The description in an accompanying prospectus supplement of any purchase contract or purchase unit we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable purchase contract or purchase unit, which will be filed with the Commission if we offer purchase contracts or purchase units. For more information on how you can obtain copies of any purchase contract or purchase unit we may offer, see “Where You Can Find More Information.” We urge you to read the applicable purchase contract or applicable purchase unit and any accompanying prospectus supplement in their entirety.
SELLING STOCKHOLDERS
Information about selling stockholders, when applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the Commission under the Exchange Act which are incorporated by reference into this prospectus.

CERTAIN PROVISIONS OF THE DELAWARE GENERAL CORPORATION LAW AND OUR CERTIFICATE OF INCORPORATION AND BYLAWS
Anti-Takeover Effects of Delaware Law, Our Certificate of Incorporation and Bylaws
The following is a summary of certain provisions of our certificate of incorporation and bylaws that may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders. The statements below are in all respects subject to and qualified in their entirety by reference to our certificate of incorporation and bylaws.
Authorized but Unissued Shares
The authorized but unissued shares of our common stock and our preferred stock will be available for future issuance without obtaining stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future offerings to raise additional capital and corporate acquisitions. The existence of authorized but unissued shares of our common stock and preferred stock could render more difficult or discourage an attempt to obtain control over us by means of a proxy contest, tender offer, merger or otherwise.
Delaware Business Combination Statute
We are organized under Delaware law. Some provisions of Delaware law may delay, defer or prevent a transaction that would cause a change in our control. Our certificate of incorporation provides that Section 203 of the Delaware General Corporation Law, as amended, an anti-takeover law, will not apply to us. In general, this statute prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction by which that person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an interested stockholder is a person who, together with affiliates and associates, owns, or within three years prior, did own, 15% or more of voting stock.
Other Provisions of Our Certificate of Incorporation and Bylaws
Our certificate of incorporation provides for a staggered board of directors consisting of three classes of directors. Directors of each class are chosen for three-year terms upon the expiration of their current terms and each year one class of our directors will be elected by our stockholders. The terms of the first, second and third classes will expire in 2020, 2021 and 2022, respectively. We believe that classification of our board of directors helps to assure the continuity and stability of our business strategies and policies as determined by our board of directors. Additionally, there is no cumulative voting in the election of directors. This classified board provision could have the effect of making the replacement of incumbent directors more time consuming and difficult. At least two annual meetings of stockholders, instead of one, will generally be required to effect a change in a majority of our board of directors.
Thus, the classified board provision could increase the likelihood that incumbent directors will retain their positions. The staggered terms of directors may delay, defer or prevent a tender offer or an attempt to change control of us, even though a tender offer or change in control might be believed by our stockholders to be in their best interest. In addition, our bylaws provide that directors may be removed only for cause and only with the affirmative vote of at least 80% of the then issued and outstanding shares of our capital stock entitled to vote in the election of directors.
Pursuant to our certificate of incorporation, shares of our preferred stock may be issued from time to time, and the board of directors is authorized to determine and alter all rights, preferences, privileges, qualifications, limitations and restrictions without limitation. See “Description of Capital Stock—Preferred Stock.” Our bylaws do not provide our stockholders with the ability to call a special meeting of the stockholders.
Ability of Our Stockholders to Act
Our certificate of incorporation and bylaws do not permit our stockholders to call special stockholders meetings. Written notice of any special meeting so called shall be given to each stockholder of record entitled to vote at such meeting not less than 10 or more than 60 days before the date of such meeting, unless otherwise required by law.

Our certificate of incorporation and bylaws also prohibits our stockholders from consenting in writing to take any action in lieu of taking such action at a duly called annual or special meeting of our stockholders.
Our bylaws provide that nominations of persons for election to our board of directors may be made at any annual meeting of our stockholders, or at any special meeting of our stockholders called for the purpose of electing directors, (a) by or at the direction of our board of directors or (b) by any of our stockholders. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to our Secretary. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices (i) in the case of an annual meeting, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 25 days before or after such anniversary date, notice by a stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs and (ii) in the case of a special meeting, not later than the tenth day following the day on which such notice of the date of the special meeting was mailed or such public disclosure of the date of the special meeting was made, whichever first occurs.
Limitations on Liability and Indemnification of Directors and Officers
Our certificate of incorporation and bylaws provide that our directors will not be personally liable to us or our stockholders for monetary damages for breach of a fiduciary duty as a director, except for:
•	any breach of the director’s duty of loyalty to us or our stockholders,
•	intentional misconduct or a knowing violation of law;
•	liability under Delaware corporate law for an unlawful payment of dividends or an unlawful stock purchase or redemption of stock; or
•	any transaction from which the director derives an improper personal benefit.
Our certificate of incorporation provides that we must indemnify our directors and officers to the fullest extent permitted by Delaware law. We are also expressly authorized to advance certain expenses (including attorneys’ fees and disbursements and court costs) to our directors and officers and carry directors’ and officers’ insurance providing indemnification for our directors and officers for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and officers.
We have entered into separate indemnification agreements with each of our directors and executive officers. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law and our certificate of incorporation against (i) any and all expenses and liabilities, including judgments, fines, penalties and amounts paid in settlement of any claim with our approval and counsel fees and disbursements, (ii) any liability pursuant to a loan guarantee, or otherwise, for any of our indebtedness, and (iii) any liabilities incurred as a result of acting on our behalf (as a fiduciary or otherwise) in connection with an employee benefit plan. The indemnification agreements provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our certificate of incorporation.
These provisions and agreements may have the practical effect in some cases of eliminating our stockholders’ ability to collect monetary damages from our directors and executive officers.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that, in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Corporate Opportunity
Under our certificate of incorporation, to the extent permitted by law:
•
Fortress and Fortress’s affiliates and their permitted transferees have the right to, and have no duty to abstain from, exercising such right to, engage or invest in the same or similar business as us, do business with any of our clients, customers or vendors or employ or otherwise engage any of our officers, directors or employees;

•
if Fortress and Fortress’s affiliates and their permitted transferees or any of their officers, directors or employees acquire knowledge of a potential transaction that could be a corporate opportunity, they have no duty to offer such corporate opportunity to us, our stockholders or affiliates;

•	we have renounced any interest or expectancy in, or in being offered an opportunity to participate in, such corporate opportunities; and
•
in the event that any of our directors and officers who is also a director, officer or employee of Fortress or Fortress’s affiliates or their permitted transferees acquire knowledge of a corporate opportunity or is offered a corporate opportunity, provided that this knowledge was not acquired solely in such person’s capacity as our director or officer and such person acted in good faith, then such person is deemed to have fully satisfied such person’s fiduciary duty and is not liable to us if Fortress, or its affiliates, pursues or acquires the corporate opportunity or if such person did not present the corporate opportunity to us.

U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of the U.S. federal income tax consequences generally applicable to an investment in common stock of New Residential. This summary does not discuss the consequences of an investment in shares of our preferred stock, debt securities, warrants or other securities. The tax consequences of such an investment will be discussed in a relevant prospectus supplement. For purposes of this section under the heading “U.S. Federal Income Tax Considerations,” references to “New Residential,” “we,” “our” and “us” mean only New Residential Investment Corp. and not its subsidiaries or other lower-tier entities, except as otherwise indicated and references to Newcastle refer to Newcastle Investment Corp. This summary is based upon the Code, the regulations promulgated by the U.S. Treasury Department, rulings and other administrative pronouncements issued by the IRS, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. The summary is also based upon the assumption that we will operate New Residential and its subsidiaries and affiliated entities in accordance with their applicable organizational documents or partnership agreements. This summary is for general information only and is not tax advice. The Code provisions governing the U.S. federal income tax treatment of REITs and their stockholders are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Code provisions, Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof. Moreover, this summary does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances, or to investors subject to special tax rules, such as:
•	financial institutions;
•	insurance companies;
•	broker-dealers;
•	regulated investment companies;
•	partnerships and trusts;
•	persons who hold our stock on behalf of another person as a nominee;
•	persons who receive our stock through the exercise of employee stock options or otherwise as compensation;
•	persons holding our stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;
•	U.S. expatriates;
•	persons whose functional currency is not the U.S. dollar;
•	persons subject to the mark-to-market method of accounting for their securities;
•	an accrual method taxpayer subject to special tax accounting rules as a result of its use of financial statements (within the meaning of Section 451(b)(3) of the Code);
•	persons who own (actually or constructively) more than 10% of our stock;
and, except to the extent discussed below:
•	tax-exempt organizations; and
•	foreign investors.
This summary assumes that investors will hold their common stock as a capital asset, which generally means as property held for investment.
For purposes of this discussion, a domestic holder is a stockholder of New Residential that is for U.S. federal income tax purposes:
•	a citizen or resident of the U.S.,

•	a corporation created or organized in the U.S. or under the laws of the U.S., or of any state thereof, or the District of Columbia,
•	an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source, or
•
a trust if a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust.

A “non-U.S. holder” is a stockholder of New Residential that is neither a domestic holder nor a partnership (or other entity or arrangement treated as a partnership) for U.S. federal income tax purposes. If a partnership, including for this purpose any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, holds our stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our stock.
THE U.S. FEDERAL INCOME TAX TREATMENT OF OUR COMMON STOCKHOLDERS DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES TO ANY PARTICULAR STOCKHOLDER OF HOLDING OR DISPOSING OF OUR COMMON STOCK WILL DEPEND ON THE STOCKHOLDER’S PARTICULAR TAX CIRCUMSTANCES. FOR EXAMPLE, A STOCKHOLDER THAT IS A PARTNERSHIP OR TRUST WHICH HAS ISSUED AN EQUITY INTEREST TO CERTAIN TYPES OF TAX EXEMPT ORGANIZATIONS MAY BE SUBJECT TO A SPECIAL ENTITY-LEVEL TAX IF WE MAKE DISTRIBUTIONS ATTRIBUTABLE TO “EXCESS INCLUSION INCOME.” SEE “—TAXATION OF NEW RESIDENTIAL—TAXABLE MORTGAGE POOLS AND EXCESS INCLUSION INCOME” BELOW. A SIMILAR TAX MAY BE PAYABLE BY PERSONS WHO HOLD OUR STOCK AS NOMINEE ON BEHALF OF SUCH A TAX EXEMPT ORGANIZATION. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO YOU IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES OF ACQUIRING, HOLDING, EXCHANGING, OR OTHERWISE DISPOSING OF OUR COMMON STOCK.
Private Letter Ruling Regarding Our Excess MSRs
We have received from the IRS a private letter ruling substantially to the effect that our Excess MSRs represent interests in mortgages on real property and thus are qualifying “real estate assets” for purposes of the 75% REIT asset test (as described below), which generate income that qualifies as interest on obligations secured by mortgages on real property for purposes of the 75% REIT gross income test (as described below). The ruling is based on, among other things, certain assumptions as well as on the accuracy of certain factual representations and statements that we and Newcastle have made to the IRS (including factual representations and statements relating to the terms and conditions of our Excess MSR investments and our future actions). Although a private letter ruling from the IRS is generally binding on the IRS, if any of the representations or statements that we have made in connection with the private letter ruling, are, or become, inaccurate or incomplete in any material respect with respect to one or more Excess MSR investments, or if we acquire an Excess MSR investment with terms that are not consistent with the terms of the Excess MSR investments described in the private letter ruling, then we will not be able to rely on the private letter ruling. If we are unable to rely on the private letter ruling with respect to an Excess MSR investment, no assurance can be given as to the status of such Excess MSR investment for purposes of the REIT asset and income tests.
The remainder of this discussion assumes that we are able to rely on the private letter ruling.
Taxation of New Residential
We have elected to be treated as a REIT commencing with our taxable year ended December 31, 2013, and intend to continue to operate in such a manner that will allow us to qualify for taxation, as a REIT.
The law firm of Skadden, Arps, Slate, Meagher & Flom LLP has acted as our tax counsel. In connection with this prospectus, we expect to receive an opinion of Skadden, Arps, Slate, Meagher & Flom LLP to the effect that we have been organized in conformity with the requirements for qualification as a REIT under the Code, and that our actual method of operation has enabled, and our proposed method of operation will enable, us to meet the requirements for qualification and taxation as a REIT. It must be emphasized that the opinion of tax counsel will be based on various assumptions relating to our organization and operation, and will be conditioned upon fact-based representations and covenants made by our management regarding our organization, assets, income, and the past, present and future conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by tax counsel or by us that we will qualify as a REIT for any particular year. The opinion will be expressed as of the date issued, and will not cover subsequent periods. Tax counsel will have no obligation to advise us or our stockholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions. Tax counsel’s opinion relies on a separate opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding Newcastle’s organization and operation as a REIT (the “Newcastle Opinion”), as well as certain other legal opinions issued by other counsel to New Residential with respect to certain issues and transactions. The Newcastle Opinion, in turn, relies upon various legal opinions issued by other counsel for Newcastle and its predecessors, including Sidley Austin LLP and Thacher Proffitt & Wood LLP, with respect to certain issues and transactions.
Our qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of stock and asset ownership, various qualification requirements imposed upon REITs by the Code, the compliance with which will not be reviewed by tax counsel. In addition, our ability to qualify as a REIT depends in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain affiliated entities, the status of which may not have been reviewed by tax counsel. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.
Taxation of REITs in General
As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under “—Requirements for Qualification—General.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify.”
Provided that we qualify as a REIT, we generally will be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal corporate income tax on our net income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from investment in a corporation. In general, the income that we generate is taxed only at the stockholder level upon a distribution of dividends to our stockholders.
Most domestic holders that are individuals, trusts or estates will be taxed on corporate dividends at a reduced maximum rate. With limited exceptions, however, dividends from us or from other entities that are taxed as REITs are generally not eligible for the reduced rates, and will continue to be taxed at rates applicable to ordinary income. However, for taxable years that begin before January 1, 2026, stockholders that are individuals, trusts or estates are generally entitled to a deduction equal to 20% of the aggregate amount of ordinary income dividends received from a REIT (not including dividends that are eligible for the reduced rates applicable to “qualified dividend income” or treated as capital gain dividends), subject to certain limitations. See “—Taxation of Stockholders—Taxation of Taxable Domestic Holders—Distributions.”
Net operating losses, foreign tax credits and other tax attributes generally do not pass through to our stockholders, subject to special rules for certain items such as the capital gains that we recognize. See “—Taxation of Stockholders.”

Even if we qualify as a REIT, we will nonetheless be subject to U.S. federal tax in the following circumstances:
•	We will be taxed at regular corporate rates on any undistributed net taxable income, including undistributed net capital gains.
•
If we have net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Prohibited Transactions,” and “—Foreclosure Property,” below.

•
If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property”, we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate.

•
If we derive “excess inclusion income” from an interest in certain mortgage loan securitization structures (i.e., a “taxable mortgage pool” or a residual interest in a real estate mortgage investment conduit (“REMIC”)), we could be subject to corporate level U.S. federal income tax at the highest applicable rate to the extent that such income is allocable to specified types of tax-exempt stockholders known as “disqualified organizations” that are not subject to unrelated business income tax. See “—Taxable Mortgage Pools and Excess Inclusion Income” below.

•
If we should fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because we satisfy other requirements, we will be subject to a 100% tax on an amount based on the magnitude of the failure adjusted to reflect the profit margin associated with our gross income.

•
If we should fail to satisfy the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, as described below, and yet maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to a penalty tax. In that case, the amount of the penalty tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate if that amount exceeds $50,000 per failure.

•
If we should fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we would be subject to a non-deductible 4% excise tax on the excess of the required distribution over the sum of (i) the amounts that we actually distributed, plus (ii) the amounts we retained and upon which we paid income tax at the corporate level.

•
We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Requirements for Qualification—General.”

•	A 100% tax may be imposed on transactions between us and a TRS (as described below) that do not reflect arm’s length terms.
•
If we acquire appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Code) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during a period of five years following their acquisition from the subchapter C corporation.

•	The earnings of any subsidiary that is a subchapter C corporation, including any TRS, may be subject to U.S. federal corporate income tax.

In addition, we and our subsidiaries may be subject to a variety of other taxes, including payroll taxes and state, local, and foreign income, property and other taxes on assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.
Requirements for Qualification—General
The Code defines a REIT as a corporation, trust or association:
(1)	that is managed by one or more trustees or directors;
(2)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;
(3)	that would be taxable as a domestic corporation but for its election to be subject to tax as a REIT;
(4)	that is neither a financial institution nor an insurance company subject to specific provisions of the Code;
(5)	the beneficial ownership of which is held by 100 or more persons;
(6)
in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include specified tax-exempt entities);

(7)	which meets other tests described below, including with respect to the nature of its income and assets; and
(8)	that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked.
The Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) need not be met during a corporation’s initial tax year as a REIT (which, in our case, was 2013). Our certificate of incorporation provides restrictions regarding the ownership and transfers of our shares, which are intended to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above.
To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury regulations to submit a statement with your tax return disclosing the actual ownership of the shares and other information.
In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We have adopted December 31 as our year end, and therefore satisfy this requirement.
The Code provides relief from violations of the REIT gross income requirements, as described below under “—Income Tests,” in cases where a violation is due to reasonable cause and not willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, certain provisions of the Code extend similar relief in the case of certain violations of the REIT asset requirements (see “—Asset Tests” below) and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax.
If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if such relief provisions are available, the amount of any resultant penalty tax could be substantial.
Effect of Subsidiary Entities
Ownership of Partnership Interests. If we are a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, Treasury regulations provide that we are deemed to own our proportionate share of the partnership’s assets, and to earn our proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs. Our proportionate share of a partnership’s assets and income is based on our capital interest in the partnership (except that for purposes of the 10% value test described below, our proportionate share of the partnership’s assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership). In addition, the assets and gross income of the partnership are deemed to retain the same character in our hands. Thus, our proportionate share of the assets and items of income of any of our subsidiary partnerships will be treated as our assets and items of income for purposes of applying the REIT requirements. A summary of certain rules governing the U.S. federal income taxation of partnerships and their partners is provided below in “—Tax Aspects of Investments in Affiliated Partnerships.”
If we are a limited partner or non-managing member in any partnership or limited liability company and such entity takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.
Disregarded Subsidiaries. If we own a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is generally disregarded for U.S. federal income tax purposes, and all of the subsidiary’s assets, liabilities and items of income, deduction and credit are treated as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs. A qualified REIT subsidiary is any corporation, other than a TRS as described below, that we wholly own, either directly or through one or more other qualified REIT subsidiaries or disregarded entities. Other entities that are wholly owned by us (either directly or through other disregarded entities), including single member limited liability companies that have not elected to be taxed as corporations for U.S. federal income tax purposes, are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”
In the event that a disregarded subsidiary of ours ceases to be wholly owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or a disregarded subsidiary of ours—the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “—Asset Tests” and “—Income Tests.”
Taxable REIT Subsidiaries. In general, we may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat the subsidiary corporation as a TRS. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless we and such corporation elect to treat such corporation as a TRS. The separate existence of a TRS or other taxable corporation is not ignored for U.S. federal income tax purposes. Accordingly, a TRS or other taxable corporation generally would be subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to make distributions to our stockholders.
We are not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary to us is an asset in our hands, and we treat the dividends paid to us from such taxable subsidiary, if any, as income. This treatment can affect our income and asset test calculations, as described below. Because we do not include the assets and income of TRSs or other taxable subsidiary corporations in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, we could use TRSs or other taxable subsidiary corporations to conduct activities that give rise to certain categories of income or to conduct activities that, if conducted by us directly, would be treated in our hands as prohibited transactions. We also use a TRS to earn income related to servicer advances and MSRs (other than certain Excess MSRs) and to hold certain other assets.

The deductibility of interest paid or accrued by a TRS to its parent REIT could be limited under the Code. Accordingly, if we lend money to a TRS, the TRS may be unable to deduct all or a part of the interest paid on that loan, and the lack of an interest deduction could result in a material increase in the amount of tax paid by the TRS. Further, the TRS rules impose a 100% excise tax on certain transactions involving a TRS and its parent REIT that are not conducted on an arm’s-length basis. We intend that all of our transactions with any TRS will be conducted on an arm’s-length basis.
We may hold a significant amount of assets in one or more TRSs, subject to the limitation that securities in TRSs may not represent more than 20% of our assets. In general, we intend that real property, loans or other assets that we originate or buy with an intention of selling in a manner that might expose us to a 100% tax on “prohibited transactions” will be sold by a TRS. We anticipate that the TRS through which any such sales are made may be treated as a dealer for U.S. federal income tax purposes. As a dealer, the TRS may in general mark all the loans it holds on the last day of each taxable year to their market value, and may recognize ordinary income or loss on such loans with respect to such taxable year as if they had been sold for that value on that day. In addition, the TRS may further elect to be subject to the mark-to-market regime described above in the event that the TRS is properly classified as a “trader” as opposed to a “dealer” for U.S. federal income tax purposes.
Income Tests
In order to qualify as a REIT, we must satisfy two annual gross income requirements. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions” and certain hedging transactions, generally must be derived from investments relating to real property or mortgages on real property, including interest income derived from mortgage loans secured by real property (including, generally, certain Agency RMBS and certain types of MBS), “rents from real property,” dividends received from other REITs, and gains from the sale of real property, mortgages on real property, and shares in other REITs, as well as specified income from temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging transactions, must be derived from some combination of income that qualifies under the 75% gross income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property. Income and gain from certain hedging transactions will be excluded from both the numerator and the denominator for purposes of both the 75% and 95% gross income tests. See “—Derivatives and Hedging Transactions” below.
As described above, we have received a private letter ruling from the IRS substantially to the effect that interest received by us from our Excess MSRs will be considered interest on obligations secured by mortgages on real property for purposes of the 75% REIT gross income test. Although a private letter ruling from the IRS is generally binding on the IRS, if any of the assumptions of the private letter ruling, or any of the representations or statements that we have made in connection therewith, are, or become, inaccurate or incomplete in any material respect with respect to one or more Excess MSR investments, or if we acquire an Excess MSR investment with terms that are not consistent with the terms of the Excess MSR investments described in the private letter ruling, then we will not be able to rely on the private letter ruling. If we are unable to rely on the private letter ruling with respect to an Excess MSR investment, no assurance can be given as to the status of such Excess MSR investment for purposes of the 75% gross income test.
We invest in RMBS whose principal and interest payments are guaranteed by a U.S. Government agency, such as Ginnie Mae, or a GSE that are pass-through certificates. We expect that these agency pass-through certificates will be treated as interests in grantor trusts for U.S. federal income tax purposes. We will be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest on such mortgage loans will be qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by real property, as discussed below. We also may invest in collateralized mortgage obligations (“CMOs”) representing interests in pass-through certificates or RMBS that are not issued or guaranteed by a U.S. Government agency or a GSE. We expect that our investments in CMOs and Non-Agency RMBS will be treated as interests in REMICs for U.S. federal income tax purposes. In the case of CMOs and RMBS treated as interests in a REMIC, such interests will generally qualify as real estate assets and income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% and 95% gross income tests described above.

If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% gross income test. In addition, some REMIC securitizations include imbedded interest rate swap or cap contracts or other derivative instruments that potentially could produce non-qualifying income for the stockholder of the related REMIC securities. We expect that substantially all of our income from agency mortgage investments, RMBS, and other mortgage loans will be qualifying income for purposes of the REIT gross income tests. See below under “—Asset Tests” for a discussion of the effect of such investments on our qualification as a REIT.
To the extent that we hold mortgage participations or MBS that do not represent REMIC interests, such assets may not qualify as real estate assets, and, consequently, the income generated from them might not qualify for purposes of either or both of the REIT income tests, depending upon the circumstances and the specific structure of the investment. Our ability to invest in those assets may be limited by our intention to qualify as a REIT.
Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income generally will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. In certain cases, personal property collateral securing a loan that we hold may be treated as real property for purposes of the foregoing rules. In addition, in certain cases (unless a safe harbor applies pursuant to IRS guidance), the modification of a debt instrument could result in the conversion of the interest paid on the instrument from qualifying income to wholly or partially non-qualifying income, which may require that we dispose of the debt instrument or contribute it to our TRS in order to satisfy the income tests described above. Moreover, the IRS has taken the position that, for purposes of the REIT income tests, the principal amount of a loan is equal to its face amount, even in situations where the loan was acquired at a significant discount. Under this position, a portion of the income generated by the instrument would not qualify for purposes of the 75% gross income test in cases where the underlying real property has declined in value. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.
We have purchased and sold Agency RMBS through TBA securities and recognize income or gains from the disposition of those TBAs, through dollar roll transactions or otherwise. There is no direct authority with respect to the qualification of income or gains from dispositions of TBAs as gains from the sale of real property (including interests in real property and interests in mortgages on real property) or other qualifying income for purposes of the 75% gross income test. For a particular taxable year, we would treat income and gains from such TBAs as qualifying income for purposes of the 75% gross income test, to the extent set forth in an opinion from Skadden, Arps, Slate, Meagher & Flom LLP substantially to the effect that, for purposes of the 75% REIT gross income test, any gain recognized by us in connection with the settlement of such TBAs should be treated as gain from the sale or disposition of the underlying Agency RMBS. Opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS would not successfully challenge the conclusions set forth in such opinions. In addition, any opinion of Skadden, Arps, Slate, Meagher & Flom LLP would be based on various assumptions relating to such TBAs and would be conditioned upon fact-based representations and covenants made by our management regarding such TBAs. No assurance can be given that the IRS would not assert that such income is not qualifying income. If the IRS were to successfully challenge any conclusion of Skadden, Arps, Slate, Meagher & Flom LLP, we could be subject to a penalty tax or we could fail to qualify as a REIT if a sufficient portion of our income consists of income or gains from the disposition of TBAs.
We have invested in consumer loans. Our investments in consumer loans generally will not generate qualifying gross income for purposes of the 75% gross income test. However, to the extent the investments are purchased with new capital, such investments will generate qualifying gross income for purposes of both the 75% and 95% gross income tests for one year following the receipt of such new capital. Accordingly, our ability to make and retain ownership of these kinds of investments may be limited.

Because the status of investments in servicer advances for purposes of the REIT income tests is uncertain, we intend to hold some or all of such investments and the related other cash flows through one or more TRSs, and, consequently, our ability to make such investments may be limited.
To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan, income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests provided that the property is not held as inventory or dealer property. To the extent that we derive interest income from a mortgage loan, or income from the rental of real property, where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales, and not the net income or profits, of the borrower or lessee. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants, to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had we earned the income directly.
We may invest in mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. The IRS has issued Revenue Procedure 2003-65, which provides a safe harbor applicable to mezzanine loans. Under the Revenue Procedure, if a mezzanine loan meets each of the requirements contained in the Revenue Procedure, (1) the mezzanine loan will be treated by the IRS as a real estate asset for purposes of the asset tests described below, and (2) interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We intend to structure any investments in mezzanine loans in a manner that complies with the various requirements applicable to our qualification as a REIT. To the extent that any of our mezzanine loans do not meet all of the requirements for reliance on the safe harbor set forth in the Revenue Procedure, however, there can be no assurance that the IRS will not challenge the tax treatment of these loans.
We may hold certain participation interests, including B-Notes, in mortgage loans and other instruments. Such interests in an underlying loan are created by virtue of a participation or similar agreement to which the originator of the loan is a party, along with one or more participants. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of this investment depends upon the performance of the underlying loan, and if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan, and grants junior participations which absorb losses first in the event of a default by the borrower. We intend that any participation interests in which we may invest will qualify as real estate assets for purposes of the REIT asset tests described below, and that any interest that we derive from such investments will be treated as qualifying mortgage interest for purposes of the 75% gross income test. The appropriate treatment of participation interests for U.S. federal income tax purposes is not entirely certain, however, and no assurance can be given that the IRS will not challenge our treatment of our participation interests. In the event of a determination that such participation interests do not qualify as real estate assets, or that the income that we derive from such participation interests does not qualify as mortgage interest for purposes of the REIT asset and income tests, we could be subject to a penalty tax, or could fail to qualify as a REIT, if we were to invest in such participation interests. See “—Taxation of REITs in General,” “—Requirements for Qualification—General,” “—Asset Tests” and “—Failure to Qualify.”
Rents received by us, if any, will qualify as “rents from real property” in satisfying the gross income requirements described above only if several conditions are met. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the rent that is attributable to the personal property will not qualify as “rents from real property” unless it constitutes 15% or less of the total rent received under the lease. In addition, the amount of rent must not be based in whole or in part on the income or profits of any person. Amounts received as rent, however, generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of gross receipts or sales. Moreover, for rents received by us, if any, to qualify as “rents from real property,” we generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an “independent contractor” from which we derive no revenue. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and which are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide non-customary services to tenants of our properties without disqualifying all of the rent from the property if the payments for such services does not exceed 1% of the total gross income from the property. For purposes of this test, we are deemed to have received income from such non-customary services in an amount at least 150% of the direct cost of providing the services. Moreover, we are generally permitted to provide services to tenants or others through a TRS without disqualifying the rental income received from tenants for purposes of the income tests. Also, rental income will qualify as rents from real property only to the extent that we do not directly or constructively hold a 10% or greater interest, as measured by vote or value, in the lessee’s equity.
We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any dividends that we receive from a REIT, however, will be qualifying income for purposes of both the 95% and 75% gross income tests.
Fees will generally be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits. Other fees generally will not be qualifying income for purposes of either gross income test and will not be favorably counted for purposes of either gross income test. Any fees earned by a TRS will not be included for purposes of the gross income tests.
Any income or gain that we or our pass-through subsidiaries derive from instruments that hedge certain specified risks, such as the risk of changes in interest rates, will be excluded from gross income for purposes of both the 75% and the 95% gross income tests (i.e., will be excluded from both the numerator and the denominator), provided that specified requirements are met, including the requirement that the instrument be properly identified as a hedge along with the risk that it hedges within prescribed time periods. Income and gain from all other hedging transactions will generally not be qualifying income for either the 95% or 75% gross income test.
If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Code. Those relief provisions generally will be available if our failure to meet the gross income tests was due to reasonable cause and not due to willful neglect and we file a schedule of the sources of our gross income in accordance with Treasury regulations. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances, we will not qualify as a REIT. As discussed above under “—Taxation of REITs in General,” even where these relief provisions apply, the Code imposes a tax based upon the amount by which we fail to satisfy the particular gross income test.
Asset Tests
At the close of each calendar quarter, we must also satisfy five tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, and leasehold interests in real property (and certain ancillary personal property), stock of other corporations that qualify as REITs, some kinds of MBS and mortgage loans, and debt instruments (whether or not secured by real property) that are issued by a “publicly offered REIT” (i.e., a REIT that is required to file annual and periodic reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934). Assets that do not qualify for purposes of the 75% asset test are subject to the additional asset tests described below.
Second, the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets.
Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to real estate assets, securities of TRSs, and qualified REIT subsidiaries and the value prong of the 10% asset test does not apply to “straight debt” having specified characteristics and to certain other securities described below. Solely for purposes of the 10% asset test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code.
Fourth, the aggregate value of all securities of TRSs that we hold may not exceed 20% of the value of our total assets.
Fifth, no more than 25% of the total value of our assets may be represented by “nonqualified publicly offered REIT debt instruments” (i.e., real estate assets that would cease to be real estate assets if debt instruments issued by publicly offered REITs were not included in the definition of real estate assets).
Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests, we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset, or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by a non-publicly offered REIT may not so qualify (such debt, however, will not be treated as a “security” for purposes of the 10% value test, as explained below).
The Code provides that certain securities will not cause a violation of the 10% value test described above. Such securities include instruments that constitute “straight debt,” which term generally excludes, among other things, securities having certain contingency features. A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Code provides that certain other securities will not violate the 10% value test. Such securities include (a) any loan made to an individual or an estate, (b) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (c) any obligation to pay rents from real property, (d) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (e) any security (including debt securities) issued by another REIT, and (f) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under “—Income Tests.” The Code also provides that in applying the 10% value test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in that partnership.
As described above, we have received a private letter ruling from the IRS substantially to the effect that our Excess MSRs represent interests in mortgages on real property and thus are qualifying “real estate assets” for purposes of the 75% REIT asset test.
Although a private letter ruling from the IRS is generally binding on the IRS, if any of the assumptions of the private letter ruling, or any of the representations or statements that we have made in connection therewith, are, or become, inaccurate or incomplete in any material respect with respect to one or more Excess MSR investments, or if we acquire an Excess MSR investment with terms that are not consistent with the terms of the Excess MSR investments described in the private letter ruling, then we will not be able to rely on the private letter ruling. If we are unable to rely on the private letter ruling with respect to an Excess MSR investment, no assurance can be given as to the status of such Excess MSR investment for purposes of the 75% asset test.
We invest in RMBS whose principal and interest payments are guaranteed by a U.S. Government agency, such as Ginnie Mae, or a GSE, that are pass-through certificates. We expect that these agency pass-through certificates will be treated as interests in grantor trusts for U.S. federal income tax purposes. We will be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust.
We also may invest in CMOs representing interests in agency pass-through certificates and RMBS that are not issued or guaranteed by a U.S. Government agency or a GSE. We expect that our investments in CMOs and Non-Agency RMBS will be treated as interests in REMICs for U.S. federal income tax purposes. Such interests will generally qualify as real estate assets, and income derived from REMIC interests will generally be treated as qualifying income for purposes of the REIT income tests described above. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest qualifies for purposes of the REIT asset and income tests.
To the extent that we hold mortgage participations or MBS that do not represent REMIC interests, such assets may not qualify as real estate assets, depending upon the circumstances and the specific structure of the investment. Our ability to invest in those assets may be limited by our intention to qualify as a REIT.
In addition, in certain cases (unless a safe harbor applies pursuant to IRS guidance), the modification of a debt instrument or, potentially, an increase in the value of a debt instrument that we acquired at a significant discount, could result in the conversion of the instrument from a qualifying real estate asset to a wholly or partially non-qualifying asset that must be contributed to a TRS or disposed of in order for us to satisfy the asset tests described above.
We have purchased and sold Agency RMBS through TBAs. There is no direct authority with respect to the qualification of TBAs as real estate assets or Government securities for purposes of the 75% asset test. For a particular taxable year, we would treat such TBAs as qualifying assets for purposes of the 75% asset test, to the extent set forth in an opinion from Skadden, Arps, Slate, Meagher & Flom LLP substantially to the effect that, for purposes of the REIT asset tests, our ownership of a TBA should be treated as ownership of the underlying Agency RMBS. Opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS would not successfully challenge the conclusions set forth in such opinions. In addition, any opinion of Skadden, Arps, Slate, Meagher & Flom LLP would be based on various assumptions relating to such TBAs and would be conditioned upon fact-based representations and covenants made by our management regarding such TBAs. No assurance can be given that the IRS would not assert that such assets are not qualifying assets. If the IRS were to successfully challenge any conclusion of Skadden, Arps, Slate, Meagher & Flom LLP, we could be subject to a penalty tax or we could fail to qualify as a REIT if a sufficient portion of our assets consists of TBAs.
We have invested in consumer loans. Our investments in consumer loans generally will not be qualifying real estate assets for purposes of the 75% asset test. However, to the extent the investments are purchased with new capital, such investments will be qualifying real estate assets for purposes of the 75% asset test for one year following the receipt of such new capital. Accordingly, our ability to make and retain ownership of these kinds of investments may be limited.
Because the status of investments in servicer advances for purposes of the REIT asset tests is uncertain, we intend to hold some or all of such investments and the related other cash flows through a TRS, and, consequently, our ability to make such investments may be limited.
If we hold a “residual interest” in a REMIC from which we derive “excess inclusion income,” we will be required to either distribute the excess inclusion income or pay tax on it (or a combination of the two), even though we may not receive the income in cash. To the extent that distributed excess inclusion income is allocable to a particular stockholder, the income (1) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (2) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from U.S. federal income tax, and (3) would result in the application of U.S. federal income tax withholding at the maximum rate, without reduction pursuant to any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of non-U.S. holders. Moreover, any excess inclusion income that we receive that is allocable to specified categories of tax-exempt investors which are not subject to unrelated business income tax, such as government entities or charitable remainder trusts, may be subject to corporate-level income tax in our hands, whether or not it is distributed. See “—Taxable Mortgage Pools and Excess Inclusion Income.”
In addition, certain of our mezzanine loans may qualify for the safe harbor in Revenue Procedure 2003-65 pursuant to which certain loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% real estate asset test and the 10% vote or value test. See “—Income Tests.” We may make some mezzanine loans that do not qualify for that safe harbor and that do not qualify as “straight debt” securities or for one of the other exclusions from the definition of “securities” for purposes of the 10% value test. We intend to make such investments in such a manner as not to fail the asset tests described above, and we believe that our existing investments satisfy such requirements. We believe that our holdings of securities and other assets will comply with the foregoing REIT asset requirements, and we intend to monitor compliance on an ongoing basis.
We have entered into sale and repurchase agreements under which we nominally sell certain of our Agency RMBS to a counterparty and simultaneously enter into an agreement to repurchase the sold assets in exchange for a purchase price that reflects a financing charge. We believe that we are treated for REIT asset and income test purposes as the owner of the Agency RMBS that are the subject of any such agreement notwithstanding that such agreements may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we do not own the Agency RMBS during the term of the sale and repurchase agreement, in which case we could fail to qualify as a REIT.
Independent valuations have not been obtained to support our conclusions as to the value of all of our assets. Moreover, values of some assets, including instruments issued in securitization transactions, may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.
The Code contains a number of relief provisions that make it easier for REITs to satisfy the asset requirements, or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. One such provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (1) the REIT provides the IRS with a description of each asset causing the failure, (2) the failure is due to reasonable cause and not willful neglect, (3) the REIT pays a tax equal to the greater of (a) $50,000 per failure, and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate, and (4) the REIT either disposes of the assets causing the failure within 6 months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame. A second relief provision applies to de minimis violations of the 10% and 5% asset tests. A REIT may maintain its qualification despite a violation of such requirements if (a) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets, and $10,000,000, and (b) the REIT either disposes of the assets causing the failure within 6 months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.
If we fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if we (1) satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the market value of our assets. If the condition described in (2) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of relief provisions described below. No assurance can be given that we would qualify for relief under those provisions.
Annual Distribution Requirements
In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:
(1)	the sum of
(a)	90% of our “REIT taxable income,” computed without regard to our net capital gains and the deduction for dividends paid, and
(b)	90% of our net income, if any, (after tax) from foreclosure property (as described below), minus
(2)	the sum of specified items of noncash income.
We generally must make these distributions in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid with or before the first regular dividend payment after such declaration. In addition, any dividend declared by us in October, November, or December of any year and payable to a stockholder of record on a specified date in any such month will be treated as both paid by us and received by the stockholder on December 31 of such year, so long as the dividend is actually paid by us before the end of January of the next calendar year. If we cease to be a “publicly offered REIT,” then in order for distributions to be counted as satisfying the annual distribution requirement, and to give rise to a tax deduction for us, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares of stock within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents.
To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect for our stockholders to include their proportionate shares of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our stockholders would then increase their adjusted basis of their stock by the difference between (a) the amounts of capital gain dividends that we designated and that they include in their taxable income, and (b) the tax that we paid on their behalf with respect to that income.
To the extent that in the future we may have available net operating losses carried forward from prior tax years, such losses may, subject to limitations, reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character of any distributions that are actually made as ordinary dividends or capital gains. See “—Taxation of Stockholders—Taxation of Taxable Domestic Holders—Distributions.”
If we should fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we would be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed, plus (y) the amounts of income we retained and on which we have paid corporate income tax.
It is possible that, from time to time, we may not have sufficient cash to meet the distribution requirements due to timing differences between (a) our actual receipt of cash, including receipt of distributions from our subsidiaries, or the actual payment of deductible expenses and (b) our inclusion of items in income or deduction, as applicable, for U.S. federal income tax purposes. For example, the Code contains various limitations on the deductibility of interest and other expenses and various rules that may accelerate income before the receipt of cash. Other potential sources of non-cash taxable income include:
•	Excess MSRs,
•	loans or MBS held as assets that are issued at a discount and require the accrual of taxable economic interest in advance of receipt in cash,
•
loans on which the borrower is permitted to defer cash payments of interest, and distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current servicing payments in cash,

•	real estate securities that are financed through securitization structures, and
•	“residual interests” in REMICs or taxable mortgage pools.
Based on IRS guidance concerning the classification of Excess MSRs, we intend to treat our Excess MSRs as ownership interests in the interest payments made on the underlying pool of mortgage loans, akin to an “interest only” strip. Under this treatment, for purposes of determining the amount and timing of taxable income, each Excess MSR is treated as a bond that was issued with original issue discount on the date we acquired such Excess MSR. In general, we will be required to accrue original issue discount based on the constant yield to maturity of each Excess MSR, and to treat such original issue discount as taxable income in accordance with the applicable U.S. federal income tax rules. The constant yield of an Excess MSR will be determined, and we will be taxed based on, a prepayment assumption regarding future payments due on the mortgage loans underlying the Excess MSR. If the mortgage loans underlying an Excess MSR prepay at a rate different than that under the prepayment assumption, our recognition of original issue discount will be either increased or decreased depending on the circumstances. Thus, in a particular taxable year, we may be required to accrue an amount of income in respect of an Excess MSR that exceeds the amount of cash collected in respect of that Excess MSR. Furthermore, it is possible that, over the life of the investment in an Excess MSR, the total amount we pay for, and accrue with respect to, the Excess MSR may exceed the total amount we collect on such Excess MSR. No assurance can be given that we will be entitled to an ordinary loss or deduction for such excess, meaning that we may not be able to use any such loss or deduction to offset original issue discount recognized with respect to our Excess MSRs or other ordinary income recognized by us. As a result of this potential mismatch in character between the income and losses generated by our Excess MSRs, our REIT taxable income may be higher than it otherwise would have been in the absence of that mismatch, in which case we would be required to distribute larger amounts to our stockholders in order to maintain our status as a REIT.
Other debt instruments that we may acquire, including consumer loans, may be issued with, or treated as issued with, original issue discount. Those instruments would generally be subject to similar original issue discount accrual and income computations as those described above with regard to Excess MSRs.
We may acquire debt instruments in the secondary market for less than their face amount. The amount of such discount will generally be treated as “market discount” for U.S. federal income tax purposes. If we so elect, accrued market discount will be recognized as taxable income over our holding period in the instrument in advance of the receipt of cash. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions.
In addition, we may acquire debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are “significant modifications” under the applicable Treasury regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, we may be required to recognize taxable gain to the extent the principal amount of the modified debt exceeds our adjusted tax basis in the unmodified debt, even if the value of the debt or the payment expectations have not changed. Following such a taxable modification, we would hold the modified loan with a cost basis equal to its principal amount for U.S. federal tax purposes. To the extent that such modifications are made with respect to a debt instrument held by a TRS that is treated as a dealer or trader and that makes an election to use mark-to-market accounting, such TRS would be required at the end of each taxable year, including the taxable year in which any such modification were made, to mark the modified debt instrument to its fair market value as if the debt instrument were sold. In that case, the TRS could recognize a loss at the end of the taxable year in which the modifications were made to the extent that the fair market value of such debt instrument at such time was less than the instrument’s tax basis.
Moreover, in the event that any debt instruments or MBS acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinate MBS at the stated rate regardless of whether corresponding cash payments are received.
Differences in timing between the recognition of taxable income and the actual receipt of cash could require us to (i) sell assets, (ii) borrow funds on a short-term or long-term basis, or (iii) pay dividends in the form of taxable in-kind distributions of property, to meet the 90% distribution requirement. Alternatively, we may declare a taxable distribution payable in cash or stock at the election of each stockholder, where the aggregate amount of cash to be distributed in such distribution may be subject to limitation. In such case, for U.S. federal income tax purposes, the amount of the distribution paid in stock will be equal to the amount of cash that could have been received instead of stock.
We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing REIT status or being taxed on amounts distributed as deficiency dividends. We will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.
Failure to Qualify
If we fail to satisfy one or more requirements for REIT qualification other than the gross income or asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are available for failures of the income tests and asset tests, as described above in “—Income Tests” and “—Asset Tests.”
If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax on our taxable income at regular corporate rates. We cannot deduct distributions to stockholders in any year in which we are not a REIT, nor would we be required to make distributions in such a year. In this situation, to the extent of current and accumulated earnings and profits, distributions to domestic holders that are individuals, trusts and estates would generally be taxable at capital gains rates. In addition, subject to the limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lost qualification. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief. The rule against re-electing REIT status following a loss of such status would have also applied to us if Newcastle failed to qualify as a REIT for its taxable years ending on or before December 31, 2014, and if we were treated as a successor to Newcastle for U.S. federal income tax purposes. Although Newcastle represented to us in the separation and distribution agreement executed in connection with the spin-off that it had no knowledge of any fact or circumstance that would cause us to fail to qualify as a REIT, and covenanted to use its reasonable best efforts to maintain its REIT status for each of Newcastle’s taxable years ending on or before December 31, 2014, and, in accordance with the Newcastle Opinion, we believe that Newcastle maintained its REIT status for such years, no assurance can be given in that regard. Although, in the event of a breach, we may be able to seek damages from Newcastle, there can be no assurance that such damages, if any, would appropriately compensate us. In addition, if Newcastle failed to qualify as a REIT despite its reasonable best efforts, we would have no claim against Newcastle.
Prohibited Transactions
Net income that we derive from a “prohibited transaction” is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held primarily for sale to customers in the ordinary course of a trade or business. We intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any property that we sell will not be treated as property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate rates.
Foreclosure Property
Foreclosure property is real property and any personal property incident to such real property (1) that we acquire as the result of having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (2) for which we acquired the related loan or lease at a time when default was not imminent or anticipated, and (3) with respect to which we made a proper election to treat the property as foreclosure property. We generally will be subject to tax at the maximum corporate rate on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property.
Derivatives and Hedging Transactions
We and our subsidiaries may enter into hedging transactions with respect to interest rate exposure on one or more assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, including short positions in TBA contracts, and options. Except to the extent provided by Treasury regulations, any income from a hedging transaction (including gain from the sale, disposition, or termination of a position in such a transaction) will not constitute gross income for purposes of the 75% or 95% gross income test if we properly identify the transaction as specified in applicable Treasury regulations and we enter into such transaction (i) in the normal course of our business primarily to manage risk of interest rate changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets; (ii) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests; or (iii) in connection with the extinguishment of indebtedness with respect to which we have entered into a qualified hedging position described in clause (i) or the disposition of property with respect to which we have entered into a qualified hedging position described in clause (ii), primarily to manage the risks of such hedging positions. To the extent that we hedge in certain other situations, the resultant income may be treated as income that does not qualify under the 75% or 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT. We may conduct some or all of our hedging activities through a TRS or other corporate entity, the income from which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries.
No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of the REIT gross income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.
Taxable Mortgage Pools and Excess Inclusion Income
An entity, or a portion of an entity, may be classified as a taxable mortgage pool (“TMP”) under the Code if:
•	substantially all of its assets consist of debt obligations or interests in debt obligations,
•	more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates,
•	the entity has issued debt obligations (liabilities) that have two or more maturities, and
•	the payments required to be made by the entity on its debt obligations (liabilities) “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.
Under regulations issued by the U.S. Treasury Department, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a TMP. We may enter into financing and securitization arrangements that are classified as TMPs, with the consequences as described below.
Where an entity, or a portion of an entity, is classified as a TMP, it is generally treated as a taxable corporation for U.S. federal income tax purposes. In the case of a REIT, or a portion of a REIT, or a disregarded subsidiary of a REIT, that is a TMP, however, special rules apply. The TMP is not treated as a corporation that is subject to corporate income tax, and the TMP classification does not directly affect the tax status of the REIT. Rather, the consequences of the TMP classification would, in general, except as described below, be limited to the stockholders of the REIT.
A portion of the REIT’s income from the TMP arrangement, which might be non-cash accrued income, could be treated as “excess inclusion income.” Under IRS guidance, the REIT’s excess inclusion income, including any excess inclusion income from a residual interest in a REMIC, must be allocated among its stockholders in proportion to dividends paid. The REIT is required to notify stockholders of the amount of “excess inclusion income” allocated to them. A stockholder’s share of excess inclusion income:
•	cannot be offset by any net operating losses otherwise available to the stockholder,
•	is subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from U.S. federal income tax, and
•
results in the application of U.S. federal income tax withholding at the maximum rate, without reduction for any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of non-U.S. holders.

See “—Taxation of Stockholders.” Under IRS guidance, to the extent that excess inclusion income is allocated to a tax-exempt stockholder of a REIT that is not subject to unrelated business income tax (such as a government entity or charitable remainder trust), the REIT may be subject to tax on this income at the highest applicable corporate tax rate. In that case, the REIT could reduce distributions to such stockholders by the amount of such tax paid by the REIT attributable to such stockholder’s ownership. Treasury regulations provide that such a reduction in distributions does not give rise to a preferential dividend that could adversely affect the REIT’s compliance with its distribution requirements. See “—Annual Distribution Requirements.” The manner in which excess inclusion income is calculated, or would be allocated to stockholders, including allocations among shares of different classes of stock, is not clear under current law. As required by IRS guidance, we intend to make such determinations using a reasonable method. Tax-exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax consequences described above, and are urged to consult their tax advisors.
If a subsidiary partnership of ours that we do not wholly-own, directly or through one or more disregarded entities, were a TMP, the foregoing rules would not apply. Rather, the partnership that is a TMP would be treated as a corporation for U.S. federal income tax purposes, and potentially would be subject to corporate income tax or withholding tax. In addition, this characterization would alter our income and asset test calculations, and could adversely affect our compliance with those requirements. We intend to monitor the structure of any TMPs in which we have an interest to ensure that they will not adversely affect our status as a REIT.
Tax Aspects of Investments in Affiliated Partnerships
General
We may hold investments through entities that are classified as partnerships for U.S. federal income tax purposes. In general, partnerships are “pass-through” entities that are not subject to U.S. federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax on these items, without regard to whether the partners receive a distribution from the partnership. We will include in our income our proportionate share of these partnership items for purposes of the various REIT income tests and in computation of our REIT taxable income. Moreover, for purposes of the REIT asset tests, we will include in our calculations our proportionate share of any assets held by subsidiary partnerships. Our proportionate share of a partnership’s assets and income is based on our capital interest in the partnership (except that for purposes of the 10% value test, our proportionate share is based on our proportionate interest in the equity and certain debt securities issued by the partnership). See “—Taxation of New Residential—Effect of Subsidiary Entities—Ownership of Partnership Interests.”
Entity Classification
Any investment in partnerships involves special tax considerations, including the possibility of a challenge by the IRS of the status of any subsidiary partnership as a partnership, as opposed to an association taxable as a corporation, for U.S. federal income tax purposes (for example, if the IRS were to assert that a subsidiary partnership is a TMP). See “—Taxation of New Residential—Taxable Mortgage Pools and Excess Inclusion Income.” If any of these entities were treated as an association for U.S. federal income tax purposes, it would be taxable as a corporation and therefore could be subject to an entity-level tax on its income. In such a situation, the character of our assets and items of gross income would change and could preclude us from satisfying the REIT asset tests or the gross income tests as discussed in “—Taxation of New Residential—Asset Tests” and “—Income Tests,” and in turn could prevent us from qualifying as a REIT, unless we are eligible for relief from the violation pursuant to relief provisions described above. See “—Taxation of New Residential—Asset Tests,” “—Income Test” and “—Failure to Qualify,” above, for discussion of the effect of failure to satisfy the REIT tests for a taxable year, and of the relief provisions. In addition, any change in the status of any subsidiary partnership for tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the REIT distribution requirements without receiving any cash.
Tax Allocations with Respect to Partnership Properties
Under the Code and the Treasury regulations, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes so that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution. Such allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.
To the extent that any of our subsidiary partnerships acquires appreciated (or depreciated) properties by way of capital contributions from its partners, allocations would need to be made in a manner consistent with these requirements. Where a partner contributes cash to a partnership at a time that the partnership holds appreciated (or depreciated) property, the Treasury regulations provide for a similar allocation of these items to the other (i.e., non-contributing) partners. These rules may apply to a contribution that we make to any subsidiary partnerships of the cash proceeds received in offerings of our stock. As a result, the partners of our subsidiary partnerships, including us, could be allocated greater or lesser amounts of depreciation and taxable income in respect of a partnership’s properties than would be the case if all of the partnership’s assets (including any contributed assets) had a tax basis equal to their fair market values at the time of any contributions to that partnership. This could cause us to recognize, over a period of time, taxable income in excess of cash flow from the partnership, which might adversely affect our ability to comply with the REIT distribution requirements discussed above.
New Partnership Audit Rules
The Bipartisan Budget Act of 2015 changed the rules applicable to U.S. federal income tax audits of partnerships. Under the new rules, among other changes and subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest or penalties attributable thereto are assessed and collected, at the partnership level. It is possible that these rules could result in partnerships in which we directly or indirectly invest being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. The changes created by these new rules are sweeping and may be affected by future regulations or other guidance by the U.S. Treasury Department. Investors are urged to consult with their tax advisors with respect to these changes and their potential impact on their investment in our common stock.
Taxation of Stockholders
Taxation of Taxable Domestic Holders
Distributions. As a REIT, the distributions that we make to our taxable domestic holders out of current or accumulated earnings and profits that we do not designate as capital gain dividends will generally be taken into account by stockholders as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, our dividends are not eligible for taxation at the preferential income tax rates for qualified dividends received by domestic holders that are individuals, trusts and estates from taxable C corporations. Such stockholders, however, are taxed at the preferential rates on dividends designated by and received from REITs to the extent that the dividends are attributable to
•	income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax (less the amount of tax),
•	dividends received by the REIT from TRSs or other taxable C corporations, or
•	income in the prior taxable year from the sales of “built-in gain” property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).
In addition, for taxable years that begin before January 1, 2026, stockholders that are individuals, trusts or estates are generally entitled to a deduction equal to 20% of the aggregate amount of ordinary income dividends received from a REIT (not including capital gain dividends, as described below, or dividends eligible for the reduced rates applicable to “qualified dividend income,” as described above), subject to certain limitations. Under final regulations recently issued by the Internal Revenue Service, in order to qualify for this deduction with respect to a dividend on shares of our common stock, a shareholder must hold such shares for more than 45 days during the 91-day period beginning on the date which is 45 days before the date on which such shares become ex-dividend with respect to such dividend (taking into account certain special holding period rules that may, among other consequences, reduce a shareholder’s holding period during any period in which the shareholder has diminished its risk of loss with respect to the shares). Shareholders are urged to consult their tax advisors as to their ability to claim this deduction.
Distributions that we designate as capital gain dividends will generally be taxed to our stockholders as long-term capital gains, to the extent that such distributions do not exceed our actual net capital gain for the taxable year, without regard to the period for which the stockholder that receives such distribution has held its stock. We may elect to retain and pay taxes on some or all of our net long term capital gains, in which case provisions of the Code will treat our stockholders as having received, solely for tax purposes, our undistributed capital gains, and the stockholders will receive a corresponding credit for taxes that we paid on such undistributed capital gains. See “—Taxation of New Residential—Annual Distribution Requirements.” Corporate stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at reduced maximum federal rates in the case of stockholders that are individuals, trusts and estates, and ordinary income rates in the case of stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate for taxpayers who are taxed as individuals, to the extent of previously claimed depreciation deductions.
Distributions in excess of our current and accumulated earnings and profits will generally represent a return of capital and will not be taxable to a stockholder to the extent that the amount of such distributions does not exceed the adjusted basis of the stockholder’s shares in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of the stockholder’s shares. To the extent that such distributions exceed the adjusted basis of a stockholder’s shares, the stockholder generally must include such distributions in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In determining the extent to which a distribution will be treated as being made from our earnings and profits, our earnings and profits will be allocated first to distributions with respect to our preferred stock, and then to distributions with respect to our common stock, in each case on a pro rata basis.
In addition, any dividend that we declare in October, November or December of any year and that is payable to a stockholder of record on a specified date in any such month will be treated as both paid by us and received by the stockholder on December 31 of such year, provided that we actually pay the dividend before the end of January of the following calendar year.
To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may, subject to limitations, reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See “—Taxation of New Residential—Annual Distribution Requirements.” Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor would such losses generally affect the character of any distributions that we make, which are generally subject to tax in the hands of stockholders to the extent that we have current or accumulated earnings and profits.
If excess inclusion income from a taxable mortgage pool or REMIC residual interest is allocated to any stockholder, that income will be taxable in the hands of the stockholder and would not be offset by any net operating losses of the stockholder that would otherwise be available. See “—Taxation of New Residential—Taxable Mortgage Pools and Excess Inclusion Income.” As required by IRS guidance, we intend to notify our stockholders if a portion of a dividend paid by us is attributable to excess inclusion income.
Dispositions of New Residential Stock. In general, capital gains recognized by individuals, trusts and estates upon the sale or disposition of our stock will be subject to reduced maximum U.S. federal income tax rates if the stock is held for more than one year, and will be taxed at ordinary income rates if the stock is held for one year or less. Gains recognized by stockholders that are corporations are subject to U.S. federal income tax at ordinary income rates, whether or not such gains are classified as long-term capital gains. Capital losses recognized by a stockholder upon the disposition of our stock that was held for more than one year at the time of disposition will be considered long-term capital losses. Capital losses are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our stock by a stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions that we make that are required to be treated by the stockholder as long-term capital gain.
If an investor recognizes a loss upon a subsequent disposition of our stock or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards “tax shelters,” are written quite broadly, and apply to transactions that would not typically be considered tax shelters. The Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of our stock or securities, or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.
Medicare Tax. Certain U.S. stockholders who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% Medicare tax on all or a portion of their “net investment income,” which includes dividends received from us and capital gains from the sale or other disposition of our stock.
Taxation of Non-U.S. Holders
The following is a summary of certain U.S. federal income and estate tax consequences of the ownership and disposition of our stock applicable to non-U.S. holders. This discussion is based on current law, and is for general information only. It addresses only selected, and not all, aspects of U.S. federal income and estate taxation.
Ordinary Dividends. The portion of dividends received by non-U.S. holders that is (1) payable out of our earnings and profits, (2) which is not attributable to our capital gains and (3) which is not effectively connected with a U.S. trade or business of the non-U.S. holder, will be subject to U.S. withholding tax at the rate of 30%, unless reduced or eliminated by treaty. Reduced treaty rates and other exemptions are not available to the extent that income is attributable to excess inclusion income allocable to the non-U.S. holder. Accordingly, we will withhold at a rate of 30% on any portion of a dividend that is paid to a non-U.S. holder and attributable to that stockholder’s share of our excess inclusion income. See “—Taxation of New Residential—Taxable Mortgage Pools and Excess Inclusion Income.” As required by IRS guidance, we intend to notify our stockholders if a portion of a dividend paid by us is attributable to excess inclusion income.
In general, non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. holder’s investment in our stock is, or is treated as, effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to U.S. federal income tax at the same rates and in the same manner as domestic holders are taxed with respect to such dividends. Such income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. holder. The income may also be subject to the 30% branch profits tax in the case of a non-U.S. holder that is a corporation.
Non-Dividend Distributions. Unless our stock constitutes a U.S. real property interest (“USRPI”), distributions that we make which are not dividends out of our earnings and profits will not be subject to U.S. income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. The non-U.S. holder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our stock constitutes a USRPI, as described below, distributions that we make in excess of the sum of (a) the stockholder’s proportionate share of our earnings and profits, plus (b) the stockholder’s basis in its stock, will be taxed under the Foreign Investment in Real Property Tax Act of 1980, as amended (“FIRPTA”) at the rate of tax, including any applicable capital gains rates, that would apply to a domestic holder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax may be enforced by a refundable withholding tax at a rate of 15% of the amount by which the distribution exceeds the stockholder’s share of our earnings and profits. As described below, although it is not currently anticipated that our stock will constitute a USRPI, we cannot assure you that our stock will not become a USRPI.
Capital Gain Dividends. Under FIRPTA, a dividend that we make to a non-U.S. holder, to the extent attributable to gains from dispositions of USRPIs that we held directly or through pass-through subsidiaries (such gains, “USRPI capital gains”), will, except as described below, be considered effectively connected with a U.S. trade or business of the non-U.S. holder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations. We will be required to withhold tax equal to 21% of the maximum amount that could have been designated as a USRPI capital gain dividend. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. A distribution is not a USRPI capital gain dividend if we held an interest in the underlying asset solely as a creditor. Capital gain dividends received by a non-U.S. holder that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. federal income tax, unless (1) the gain is effectively connected with the non-U.S. holder’s U.S. trade or business, in which case the non-U.S. holder would be subject to the same treatment as U.S. holders with respect to such gain, or (2) the non-U.S. holder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S., in which case the non-U.S. holder will incur a 30% tax on his capital gains.
A dividend that would otherwise have been treated as a USRPI capital gain dividend will not be so treated or be subject to FIRPTA, and generally will not be treated as income that is effectively connected with a U.S. trade or business, but instead will be treated in the same manner as ordinary income dividends (discussed above), provided that (1) the dividend is received with respect to a class of stock that is regularly traded on an established securities market located in the U.S., and (2) the recipient non-U.S. holder does not own more than 10% of that class of stock at any time during the year ending on the date on which the dividend is received. We anticipate that our common stock will be “regularly traded” on an established securities exchange.
Dispositions of New Residential Stock. Unless our stock constitutes a USRPI, a sale of our stock by a non-U.S. holder generally will not be subject to U.S. taxation under FIRPTA. Our stock will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the U.S., excluding, for this purpose, interests in real property solely in a capacity as a creditor. It is not currently anticipated that our stock will constitute a USRPI. However, we cannot assure you that our stock will not become a USRPI.
Even if the foregoing 50% test is not met, our stock nonetheless will not constitute a USRPI if we are a “domestically-controlled qualified investment entity.” A domestically-controlled qualified investment entity includes a REIT, less than 50% of value of which is held directly or indirectly by non-U.S. holders at all times during a specified testing period (after applying certain presumptions regarding the ownership of our stock, as described in the Code). We believe that we will be a domestically-controlled qualified investment entity, and that a sale of our stock should not be subject to taxation under FIRPTA. No assurance can be given that we will remain a domestically-controlled qualified investment entity.
In the event that we are not a domestically-controlled qualified investment entity, but our stock is “regularly traded,” as defined by applicable Treasury regulations, on an established securities market, a non-U.S. holder’s sale of our stock nonetheless would not be subject to tax under FIRPTA as a sale of a USRPI, provided that the selling non-U.S. holder held 10% or less of our stock at all times during a specified testing period. Our common stock is, and we expect that it will continue to be publicly traded.
In addition, if a non-U.S. holder disposes of such common stock during the 30-day period preceding the ex-dividend date of any dividend payment, and such non-U.S. holder acquires or enters into a contract or option to acquire our common stock within 61 days of the first day of such 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as USRPI capital gain to such non-U.S. holder under FIRPTA, then such non-U.S. holder will be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain.

If gain on the sale of our stock were subject to taxation under FIRPTA, the non-U.S. holder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a domestic holder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 15% of the purchase price and remit such amount to the IRS.
Gain from the sale of our stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the U.S. to a non-U.S. holder in two cases: (1) if the non-U.S. holder’s investment in our stock is effectively connected with a U.S. trade or business conducted by such non-U.S. holder, the non-U.S. holder will be subject to the same treatment as a domestic holder with respect to such gain, or (2) if the non-U.S. holder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S., the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.
Special FIRPTA Rules. Recently enacted amendments to FIPRTA create certain exemptions from FIRPTA and otherwise modify the application of the foregoing FIRPTA rules for particular types of non-U.S. investors, including “qualified foreign pension funds” and their wholly owned foreign subsidiaries and certain widely held, publicly traded “qualified collective investment vehicles.” Non-U.S. stockholders are urged to consult their own tax advisors regarding the applicability of these or any other special FIRPTA rules to their particular investment in our common stock.
Non-U.S. holders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences of owning our stock.
Other Withholding Rules. Under the Foreign Account Tax Compliance Act, withholding at a rate of 30% will generally be required on dividends in respect of our common stock held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Treasury to report, on an annual basis, information with respect to shares in, and accounts maintained by, the institution to the extent such shares or accounts are held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments. Accordingly, the entity through which our common stock is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our common stock held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which we or the applicable withholding agent will in turn provide to the Secretary of the Treasury. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations or other guidance, may modify these requirements. We will not pay any additional amounts to stockholders in respect of any amounts withheld. Non-U.S. stockholders are encouraged to consult their tax advisors regarding the possible implications of the legislation on their investment in our common stock.
Estate Tax. If our stock is owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the U.S. at the time of such individual’s death, the stock will be includable in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to U.S. federal estate tax.
Taxation of Tax-Exempt Stockholders
Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. Such entities, however, may be subject to taxation on their unrelated business taxable income (“UBTI”). While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt stockholder has not held our stock as “debt financed property” within the meaning of the Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder), and (2) our stock is not otherwise used in an unrelated trade or business, distributions that we make and income from the sale of our stock generally should not give rise to UBTI to a tax-exempt stockholder.
To the extent that we are (or a part of us, or a disregarded subsidiary of ours is) a TMP, or if we hold residual interests in a REMIC, a portion of the dividends paid to a tax-exempt stockholder that is allocable to excess inclusion income may be treated as UBTI. If, however, excess inclusion income is allocable to some categories of tax-exempt stockholders that are not subject to UBTI, we might be subject to corporate level tax on such income, and, in that case, may reduce the amount of distributions to those stockholders whose ownership gave rise to the tax. See “—Taxation of New Residential—Taxable Mortgage Pools and Excess Inclusion Income.” As required by IRS guidance, we intend to notify our stockholders if a portion of a dividend paid by us is attributable to excess inclusion income.
Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code are subject to different UBTI rules, which generally require such stockholders to characterize distributions that we make as UBTI.
In certain circumstances, a pension trust that owns more than 10% of our stock could be required to treat a percentage of the dividends as UBTI, if we are a “pension-held REIT.” We will not be a pension-held REIT unless (1) we are required to “look through” one or more of our pension stockholders in order to satisfy the REIT closely held test and (2) either (i) one pension trust owns more than 25% of the value of our stock, or (ii) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of our stock. Certain restrictions on ownership and transfer of our stock should generally prevent a tax-exempt entity from owning more than 10% of the value of our stock, and should generally prevent us from becoming a pension-held REIT.
Tax-exempt stockholders are urged to consult their tax advisors regarding the federal, state, local and foreign income and other tax consequences of owning our stock.
Other Tax Considerations
Legislative or Other Actions Affecting REITs
The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to the U.S. federal tax laws and interpretations thereof could adversely affect an investment in our stock.
State, Local and Foreign Taxes
We and our subsidiaries and stockholders may be subject to state or local taxation in various jurisdictions, including those in which we or they transact business, own property or reside. Our state and local tax treatment and that of our stockholders may not conform to the U.S. federal income tax treatment discussed above. Prospective investors should consult their tax advisors regarding the application and effect of state and local income and other tax laws on an investment in our stock or other securities.

ERISA CONSIDERATIONS
A plan fiduciary considering an investment in the securities should consider, among other things, whether such an investment might constitute or give rise to a prohibited transaction under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the Code or any substantially similar federal, state, local or non-U.S. law. ERISA and the Code impose restrictions on:
•	employee benefit plans as defined in Section 3(3) of ERISA that are subject to Title I of ERISA,
•	plans described in Section 4975(e)(1) of the Code that are subject to Section 4975 of the Internal Revenue Code, including individual retirement accounts and Keogh Plans,
•
entities whose underlying assets include plan assets by reason of a plan’s investment in such entities including, without limitation, insurance company general accounts (each of the foregoing, a “Plan”), and

•	persons who have certain specified relationships to a Plan described as “parties in interest” under ERISA and “disqualified persons” under the Internal Revenue Code.
Prohibited Transactions
ERISA imposes certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA. Under ERISA, any person who exercises any authority or control over the management or disposition of a plan’s assets is considered to be a fiduciary of that plan. Both ERISA and the Code prohibit certain transactions involving “plan assets” between a Plan and parties in interest or disqualified persons. Violations of these rules may result in the imposition of an excise tax or penalty.
The direct or indirect purchase of the securities from New Residential, and the acquisition and holding of securities that constitute debt of New Residential, by a Plan with respect to which we are party in interest or a disqualified person could be treated as or give rise to a prohibited transaction under ERISA or the Code. There are, however, a number of statutory and administrative exemptions that potentially could be applicable to a Plan’s investment in the securities, including: (i) the statutory exemption under Section 408 (b)(17) of ERISA and Section 4975(d)(20) of the Code for certain transactions with non-fiduciary service providers; (ii) Prohibited Transaction Class Exemption (“PTCE”) 84-14 for certain transactions determined by independent “qualified professional asset managers”; (iii) PTCE 90-1 for certain transactions involving insurance company pooled separate accounts; (iv) PTCE 91-38 for certain transactions involving bank collective investment funds; (v) PTCE 96-23 for certain transactions determined by “in-house asset managers”; and (vi) PTCE 95-60 for certain transactions involving insurance company general accounts. The applicability of the above-described exemptions, or any other exemption, depend upon the facts and circumstances of any transaction, and there can be no assurance that any of these exemptions or any other exemption will be available with respect to any particular acquisition or other transaction involving the securities.
The Plan Assets Regulation
Under 29 C.F.R. 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”), a Plan’s assets may be deemed to include an interest in the underlying assets of an entity if the plan acquires an “equity interest” in such an entity and no exception under the Plan Asset Regulation is applicable. In that event, the operations of such an entity could result in prohibited transactions under ERISA and the Code.
Under the Plan Assets Regulation, if a Plan acquires a “publicly-offered security,” the issuer of the security is not deemed to hold plan assets of the investing Plan as a result of such acquisition. A publicly-offered security is a security that:
•	is freely transferable,
•	is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another, and
•	is either:
(i)	part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or
(ii)
sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is part is registered under the Exchange Act within the requisite time.

Treatment of our Common Stock as “Publicly-Offered Securities”
Our common stock currently meets the above criteria and it is anticipated that shares of our common stock will continue to meet the criteria of publicly-offered securities.
The applicability of the “publicly-offered securities” exception or another exception under the Plan Assets Regulation to other securities registered on the registration statement of which this prospectus forms a part will be discussed in the applicable prospectus supplement.
Governmental, Foreign and Church Plans
Governmental plans (as defined in Section 3(32) of ERISA), foreign plans (as described in Section 4(b)(4) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Code. Such plans may, however, be subject to other federal, state, local or non-U.S. laws that are substantially similar to the foregoing provisions of ERISA and the Code. In addition, any such plan that is qualified and exempt from taxation under the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code. Fiduciaries of such plans should consult with their counsel before purchasing any of the securities.
General Investment Considerations
Prospective fiduciaries of a Plan (including, without limitation, an entity whose assets include plan assets, including, as applicable, an insurance company general account, insurance company separate account or collective investment fund) considering the purchase of the securities (including any interest in a security) should consult with their legal advisors concerning the impact of ERISA and the Code and the potential consequences of making an investment in the securities with respect to their specific circumstances. Each Plan fiduciary should (to the extent applicable to the fiduciary) take into account, among other considerations:
•	whether the Plan’s investment could give rise to a non-exempt prohibited transaction under ERISA or Section 4975 of the Code,
•	whether the fiduciary has the authority to make the investment,
•	the composition of the Plan’s portfolio with respect to diversification by type of asset,
•	the Plan’s funding objectives,
•	the tax effects of the investment,
•	whether our assets would be considered plan assets, and
•
whether, under the general fiduciary standards of investment prudence and diversification an investment in these shares is appropriate for the Plan taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The discussion of ERISA and Section 4975 of the Code contained herein is, of necessity, general and does not purport to be complete. Moreover, the provisions of ERISA and Section 4975 of the Code are subject to extensive and continuing administrative and judicial interpretation and review. Therefore, the matters discussed above may be affected by future regulations, rulings, and court decisions, some of which may have retroactive application and effect.
ANY POTENTIAL INVESTOR CONSIDERING AN INVESTMENT IN THE SECURITIES THAT IS, OR IS ACTING ON BEHALF OF, A PLAN (OR A GOVERNMENTAL, FOREIGN OR CHURCH PLAN SUBJECT TO LAWS SIMILAR TO ERISA AND/OR SECTION 4975 OF THE CODE) SHOULD CONSULT WITH ITS OWN LEGAL, TAX AND ERISA ADVISERS REGARDING THE CONSEQUENCES OF SUCH AN INVESTMENT. EACH SUCH INVESTOR, BY ACQUIRING ANY OF THE SECURITIES REGISTERED ON THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS FORMS A PART SHALL BE DEEMED TO REPRESENT THAT ITS ACQUISITION OF SUCH SECURITIES DOES NOT CONSTITUTE AND WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION OF ANY SUBSTANTIAL SIMILAR FEDERAL, STATE, LOCAL OR NON-U.S. LAW.

PLAN OF DISTRIBUTION
We or the selling stockholders may offer and sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:
•	directly to one or more purchasers;
•	through agents;
•	to or through underwriters, brokers or dealers; or
•	through a combination of any of these methods.
A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options.
In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes any method permitted by law, including, without limitation, through:
•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;
•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or
•	privately negotiated transactions.
We may also enter into hedging transactions. For example, we may:
•
enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from us to close out its short positions;

•	sell securities short and redeliver such shares to close out our short positions;
•
enter into option or other types of transactions that require us to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or

•
loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

The securities covered by this prospectus may be sold:
•	on a national securities exchange;
•	in the over-the-counter market; or
•	in transactions otherwise than on an exchange or in the over-the-counter market, or in combination.
In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:
•	the name or names of any participating underwriters, brokers, dealers or agents and the amounts of securities underwritten or purchased by each of them, if any;
•	the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;
•	any delayed delivery arrangements;
•	any underwriting discounts, commissions or agency fees and other items constituting underwriters’, brokers’, dealers’ or agents’ compensation;
•	any discounts or concessions allowed or reallowed or paid to dealers;
•	any securities exchange or markets on which the securities may be listed; and
•	other material terms of the offering.
The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:
•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to the prevailing market prices; or
•	at negotiated prices.
In addition to selling its securities under this prospectus, a selling stockholder may:
•	transfer its equity securities in other ways not involving market maker or established trading markets, including directly by gift, distribution, or other transfer;
•	sell its equity securities under Rule 144 or Rule 145 of the Securities Act rather than under this prospectus, if the transaction meets the requirements of Rule 144 or Rule 145; or
•	sell its equity securities by any other legally available means.
General
Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement.
Underwriters and Agents
If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement.
Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.
We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.
In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.
Dealers
We may sell the offered securities to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.
Direct Sales
We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.
Institutional Purchasers
We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.
We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.
Indemnification; Other Relationships
We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.
Market-Making, Stabilization and Other Transactions
There is currently no market for any of the offered securities, other than our common stock, which is listed on the NYSE. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the debt securities, preferred stock or warrants on any securities exchange; any such listing with respect to any particular debt securities, preferred stock or warrants will be described in the applicable prospectus supplement.

In connection with any offering of common stock, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the common stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.
In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.
Fees and Commissions
In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.
EXPERTS
The consolidated financial statements of New Residential Investment Corp. and Subsidiaries appearing in New Residential Investment Corp.’s Annual Report (Form 10-K) for the year ended December 31, 2018, and the effectiveness of New Residential Investment Corp. and Subsidiaries’ internal control over financial reporting as of December 31, 2018 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. The consolidated financial statements referred to above are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

45,000,000 Shares

New Residential Investment Corp.
Common Stock
PROSPECTUS SUPPLEMENT
Joint Book-Running Managers
Citigroup
Goldman Sachs & Co. LLC
BofA Securities
J.P. Morgan
RBC Capital Markets
Co-Managers
BTIG
Keefe, Bruyette & Woods
A Stifel Company
Piper Sandler
Raymond James
Wedbush Securities
April 14, 2021